Exhibit 2.1

ASSET PURCHASE AGREEMENT

by and among

TANGERINE PROMOTIONS, LTD.,

TANGERINE PROMOTIONS WEST, INC.,

THE EQUITY AND PHANTOM EQUITY HOLDERS OF

TANGERINE PROMOTIONS, LTD. AND TANGERINE PROMOTIONS WEST, INC.,

and

BAMKO, LLC

Dated as of November 30, 2017

-i-

-ii-

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT is made and entered into as of November 30, 2017, by and among TANGERINE PROMOTIONS, LTD., an Illinois corporation ("LTD"), TANGERINE PROMOTIONS WEST, INC., a California corporation ("West")(LTD and West are referred to herein, individually as a "Seller Entity" and collectively, as the "Seller Entities"), Steve Friedman, the sole shareholder of the Seller Entities (the "Shareholder"), Adam Rosenbaum, the holder of a phantom stock interest in the Seller Entities ("Rosenbaum" and together with Shareholder, the "Sellers"), and BAMKO, LLC, a Delaware limited liability company (the "Buyer"). SUPERIOR UNIFORM GROUP, INC. ("Parent") joins in this Agreement for the limited purpose of making the deliveries contemplated by Section 2.6(d)(v) and (vi), and providing the guaranty specified in Section 6.15. Buyer, the Sellers and the Seller Entities are sometimes referred to in this Agreement individually as a "Party" and collectively as the "Parties."

Background

The Seller Entities own and operate the Business under the name "Tangerine" and "Tangerine Promotions." The Buyer desires to purchase, and the Seller Entities desire to sell, substantially all of the assets owned or used by the Seller Entities in the Acquired Business, on the terms and conditions of this Agreement.

The Shareholder owns all of the capital stock of the Seller Entities, and will substantially benefit from the transactions contemplated by this Agreement. Rosenbaum is the holder of a phantom stock interest equal to 20% of the outstanding equity of the Seller Entities, and will substantially benefit from the transactions contemplated by this Agreement.

Parent owns all of the capital stock of the Buyer and will substantially benefit from the transactions contemplated by this Agreement.

Operative Terms

The parties agree as follows:

ARTICLE I
DEFINED TERMS

Section 1.1     Definitions. For purposes of this Agreement, the following capitalized terms have the meanings assigned to them in this Section 1.1.

"Action" means any action, claim, complaint, litigation, mediation, audit by a Governmental Entity, investigation, petition, suit, arbitration, order or other proceeding, whether civil or criminal, at law or in equity by or before any Governmental Entity or arbitration tribunal.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise, and such control will be presumed if any Person owns 10% or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

"Agreement" means this Asset Purchase Agreement, as the same may be amended or supplemented in accordance with its terms, together with all exhibits and schedules attached hereto.

"Balance Sheet" means the unaudited consolidated balance sheet of the Seller Entities, as of the Balance Sheet Date.

"Balance Sheet Date" means September 30, 2017.

"Business" means the business operated by the Seller Entities prior to Closing of designing, outsourced manufacturing, marketing, selling and distributing promotional Products, and accessories, and the related goods and services, including product sourcing, specialty advertising, ideation, quality control, oversight and/or management of product outsourced manufacturing, and global logistics. For clarity, the Business includes all sourcing of Products for customers, whether through distribution or direct supply arrangements and includes brokering relationships with, introducing, or identifying Product manufacturers; and management of relationships with Product manufacturers. For purposes of this definition, the term "Product" includes consumer retail products; signage; point of sale (POS); promotional items; point-of-purchase (POP) displays; corporate gift and related incentive products; components of consumer retail product; consumer product or promotional product marketing materials; and print and decoration on various substrates of consumer retail product and promotional product.

"Business Day" means any day other than a Saturday, Sunday, or any other day on which banks are permitted or required to be closed in Tampa, Florida.

"Buyer Shares" means the number of shares of the Parent's common stock, par value $0.001 per share, determined in accordance with the following formula: $2,000,000, divided by the average closing price of the Parent's common stock, as reported by NASDAQ, over the last twenty (20) trading days before the Effective Time (rounded to the nearest whole share). The Buyer Shares shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws.

"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

"COBRA" means Part 6 of Title I of ERISA.

"COBRA Obligations" means any obligation or Liability, whenever arising, of the Buyer or any of its Affiliates or any group health plan sponsored, maintained, contributed to, or with respect to which any of such Persons or group health plans have any Liability, and relating to the employees or other service providers of the Seller Entities, including each "M&A Qualified Beneficiary," and each "Qualified Beneficiary" with respect to any of the foregoing Persons, in connection with their loss of group health plan coverage or any "qualifying event" within the meaning of Treasury Regulation Section 54.4980B-9, Q&A-6(a) with respect to any of the Company Plans, including any Liability arising in connection with Treasury Regulation Section 54.4980B-9, Q&A-8(c).

"Code" means the Internal Revenue Code of 1986, as amended.

"Company Plan" means (a) each "employee benefit plan" of a Seller Entity within the meaning of Section 3(3) of ERISA; (b) any of the following types of plans, programs or arrangements sponsored or contributed to by a Seller Entity or with respect to which the Seller Entity has any Liability: severance plan, incentive or bonus plan, deferred compensation plan, retention plan, change in control plan, profit sharing plan, retirement plan, welfare plan, vacation or paid-time-off benefit or plan, or stock purchase, stock option or equity incentive plan; and (c) any other material employee benefit plan, program or arrangement that is maintained, sponsored or contributed to by a Seller Entity or with respect to which a Seller Entity has any Liability.

"Confidential Information" means all information of a confidential, nonpublic or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that relates to the business, products, financial condition, services or research or development of the Seller Entities or their suppliers, distributors, customers, employees, independent contractors or other business relations. Confidential Information of the Seller Entities includes, but is not limited to, the following: (a) internal business and financial information of any Seller Entity (including information relating to strategic and staffing plans and practices, business, finances, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, the current, former and prospective suppliers, distributors, customers, employees, independent contractors or other business relations of the Seller Entities and their confidential information; and (c) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals (including sales manuals, operations manuals, and training manuals), documentation, models, data and data bases relating thereto. Confidential Information shall not include: (i) any information that is generally available to the public immediately prior to the time of disclosure unless such information is so available due to the actions of Buyer; (ii) information which is independently developed without the use of any Confidential Information and without otherwise violating this Agreement; and (iii) information which is disclosed to a party by a third party not itself subject to any obligation of confidentiality in respect of such information.

"Contract" means any oral or written arrangement, contract, agreement, commitment, franchise, indenture, lease or sublease, purchase order, license, note, bond or mortgage, including any amendments, modifications, supplements and other changes thereto.

"Disclosure Schedule" means the disclosure schedule referred to in and delivered to the Buyer pursuant to this Agreement and incorporated herein by reference. The Disclosure Schedule shall be considered a "Schedule" to this Agreement.

"Encumbrance" means any lien (statutory or otherwise), encumbrance, easement, covenant, security interest, option, pledge, Tax, proxy, voting agreement, mortgage, deed of trust, hypothecation, preference, priority, charge, conditional sale or restriction on transfer of title or voting, whether imposed by agreement, understanding, law, equity or otherwise.

"Environmental Claim" means any Action, Order, Encumbrance, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging Liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

"Environmental Law" means any Law to the extent relating to the protection of the environment, the release of any Hazardous Materials into the environment, the generation, management, transportation, storage, treatment and disposal of Hazardous Materials, or the pollution of air, soil, groundwater or surface water (including the Clean Air Act, the Toxic Substance Control Act, the Clean Water Act, the CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, all as amended, and their state counterparts or analogues).

"Environmental Notice" means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

"Environmental Permit" means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to any Environmental Law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

"Excluded Inventory" means (a) all inventory that is (i) damaged, defective or otherwise not good and merchantable, (ii) not of usable or saleable quality in the ordinary course of business, or (iii) not covered by an enforceable Contract with a customer, and (b) all inventory that is in transit to a Seller Entity as of the Effective Time except to the extent that (i) such inventory is fully-paid for by the Seller Entities prior to the Effective Time, meaning that no additional amount is required to be paid after the Effective Time in order to acquire such inventory, or (ii) the amount of any such required post-Effective Time payment is accrued as a current liability of the Seller Entities that is reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation. Notwithstanding the foregoing, any inventory that is expressly listed on Schedule 1.1 shall not be considered Excluded Inventory and shall be an Asset.

"Financial Statements" means, collectively, (a) the unaudited consolidated balance sheet and income statement of the Seller Entities as of and for the fiscal years ended December 31, 2015 and 2016, and (b) the unaudited consolidated balance sheet and income statement of the Seller Entities as of and for the nine (9) month period ended September 30, 2017.

"GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied by the Seller Entities prior to the Closing.

"Governmental Entity" means (a) any United States or foreign governmental authority, including any national, federal, territorial, state, commonwealth, province, county, municipal, district, or local governmental jurisdiction of any nature (including any governmental department, division, agency, bureau, office, branch, court, commission, tribunal, or other governmental instrumentality) or any political or other subdivision or part of any of the foregoing; or (b) any self-regulatory, accreditation or certification entities, or quasi-governmental authority of any nature, or any entity contracting with any of the foregoing, exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power.

"Hazardous Materials" means any hazardous or toxic materials, substances, chemicals, products, derivatives, compounds, mixtures, solids, liquids, gases or wastes, including any petroleum or petroleum product, radon, radioactive materials or wastes, asbestos, lead, urea formaldehyde form insulation, or derivative thereof and any pollutants or contaminants, each, whether naturally occurring or man-made, that is hazardous, toxic, or otherwise as defined in any Environmental Law.

"Indebtedness" means, with respect to any Person at any particular time and without duplication: (a) obligations for borrowed money or in respect of loans or advances, (b) obligations evidenced by any note, debenture, or other similar instrument or debt security; (c) obligations of any other Person guaranteed in any manner by such Person; (d) obligations under swaps, hedges, interest rate protection agreements or similar instruments; (e) obligations in respect of letters of credit and bankers' acceptances, or performance or other bonds, issued for the account of such Person; (f) obligations arising from cash/book overdrafts, but less any deposits in transit; (g) obligations for the deferred purchase price of property or services or the acquisition of a business or portion thereof or insurance premium financing, in each case, whether contingent or otherwise, as obligor or otherwise; (h) obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property; (i) obligations, contingent or otherwise, arising from deferred compensation arrangements, other than obligations to Rosenbaum pursuant to the Rosenbaum Employment Agreement; (j) obligations arising from the redemption of equity or other securities; (k) obligations under any leases relating to personal property, other than copier and printer leases and other similar leases assigned to Buyer prior to Closing; (l) obligations secured by an Encumbrance on any of such Person's assets; (m) all non-current Liabilities (other than the non-current lease liabilities (including deferred rent) which are reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation); and (n) all accrued interest, prepayment premiums, penalties, expenses or other amounts due related to any of the foregoing.

"Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all formulas, technology, inventions (whether patentable or unpatentable and whether or not reduced to practice), discoveries, all improvements thereto and all patents, patent applications and patent disclosures, together with all divisionals, provisionals, reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations and combinations thereof (and including all goodwill associated therewith) and all applications, registrations and renewals in connection therewith; (c) all works of authorship, expressions, designs and design registrations, whether or not copyrightable, all copyrightable works and copyrights, and all applications, registrations and renewals in connection therewith; (d) all mask works and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business information (including lists of current, former and prospective suppliers and customers, pricing and cost information and business and marketing plans and proposals) and know-how ("Trade Secrets"); (f) all Software and related systems; (g) all advertising, marketing and promotional materials, including websites and website content; (h) all other proprietary rights; and (i) all copies and tangible embodiments thereof (in whatever form or medium); and (j) claims and causes of action, with respect to any of the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but not the obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

"Knowledge" means, with respect to the Seller Entities, the actual knowledge of the Sellers, any officer or director of a Seller Entity, and any management-level employee of the Seller Entities, including, but not limited to: Julie Schuemer, Catherine Iannuzzi, Sara Kanive, and Michelle Herzberg, and such additional knowledge as such individuals would reasonably be expected to obtain after a reasonable investigation of the matter in question or in the normal performance of their duties. For this purpose, "reasonable investigation" includes an inquiry of (a) any management level employees and service providers of the Seller Entities who have responsibilities pertinent to such inquiry or who have access to information in the possession of the Seller Entities pertinent to such inquiry, and (b) accounting, legal and benefits advisors of the Seller Entities who are advising the Seller Entities on matters directly related to such inquiry.

"Law" means any domestic or foreign (including federal, state, territorial, commonwealth, province, county, municipal, district, or local law and whether statutory, common or otherwise), law, statute, constitution, treaty, convention, ordinance, code, rule, regulation, administrative interpretation, Order, or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

"Liability" means any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and all of the foregoing shall be included in the definition of "Liability" regardless of whether or not it is: (a) required to be accrued, reserved against or otherwise reflected on financial statements prepared in accordance with GAAP or any other accounting method or standard applied by Seller Entities in the ordinary course of business prior to the Closing, or (b) disclosed or required to be disclosed on any Schedule to this Agreement.

"Losses" means all demands, claims, assessments, losses, damages, diminution in value, costs, defense costs, expenses, Liabilities, judgments, awards, fines, interest, sanctions, penalties, charges (including any amounts paid in settlement), including reasonable costs, fees and expenses of attorneys, accountants and other representatives of a Person incurring or suffering such damages or seeking to investigate, mitigate or avoid same. In no event shall Losses include punitive, exemplary, or treble damages regardless of legal theory unless they are awarded to a third party with respect to a Third-Party Claim.

"Material Adverse Effect" means any change, effect, event, occurrence or development that is or would reasonably be expected to be, individually or in the aggregate, materially adverse with respect to (a) the assets, properties, Business, condition (financial or otherwise), prospects, or results of operations of the Seller Entities, (b) the ability of the Seller Entities to consummate the transactions contemplated by this Agreement and the other Transaction Documents, or (c) the ability of the Buyer to operate the Business as currently operated by the Seller Entities following the Closing; provided, that any adverse change, event or effect arising from or related to: (i) conditions affecting the industry of the Seller Entities generally or the United States economy generally; (ii) changes in GAAP or any interpretation thereof; (iii) changes resulting from acts of terrorism, acts of war, escalation of hostilities, floods, wildfires, epidemics, earthquakes, hurricanes, tornadoes or other nature disasters; (iv) widespread interruptions of essential utilities or disruptions of transportation or communication networks; (v) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index); (vi) any action required by Transaction Documents; or (vii) the announcement of the transactions described in the Transaction Documents, shall not be taken into account in determining whether a "Material Adverse Effect" has occurred or would reasonably be expected to occur with respect to such entity; provided further, however, that any adverse change, effect, event, occurrence or development referenced in clauses (i) through (v) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such adverse change, effect, event, occurrence or development has a disproportionate effect on the Seller Entities compared to other participants in the industries in which the Seller Entities conduct their business or the ability of the Seller Entities to consummate the transactions contemplated hereby and by the Transaction Documents within a reasonable period of time.

"Order" means any award, decision, injunction, judgment, order, writ, decree, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Entity or by any arbitrator.

"Permits" means all permits, licenses, franchises, approvals, consents, grants, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

"Permitted Encumbrance" means (a) inchoate liens for current personal property Taxes not yet due and payable, (b) workman's, materialmen's, common carrier's, and other similar liens arising in the ordinary course of business consistent with past practice, none of which is, individually or in the aggregate, material to the Assets or the Business, including no material detraction in the value or impairment of the Assets, and (c) the security interests of lessors in the copiers and printers leased to either of the Seller Entities pursuant to the copier and printer lease agreements listed on Schedule 2.1(e)(v), but only those copier and printer lease agreements for which a fully executed assignment agreement or consent to assignment has been delivered to the Buyer prior to the Closing.

"Person" means any individual, association (incorporated or unincorporated), corporation, partnership (of any designation - limited partnership, general partnership, limited liability partnership, or otherwise), limited liability company, trust, or any other entity or organization, public or private, including a Governmental Entity.

"Records" means (a) all records, files, books and operating data, invoices, documents, papers and agreements (including those contained in computerized storage media), databases, manuals and other materials, whether in print, electronic or other media, customer lists, sales data and information, supplier lists, mailing lists, active and inactive customer Contracts, lead boxes, contents of lead boxes and other prospect materials, Confidential Information, equipment maintenance records, books of account, correspondence, financial, sales, market and credit information and reports, drawings, patterns, slogans, market research and other research materials and contract documents; and (b) all personnel files and records, including any benefit information, relating to any Transferred Employee.

"Release" means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

"Rosenbaum Employment Agreement" means that certain Employment Agreement dated February 10, 2009, as subsequently amended, by and between LTD and Rosenbaum.

"Software" means, collectively, all computer software and electronic data processing software, electronic databases, including any and all extracts or reports therefrom in any and all media that is used by the Seller Entities or is under development by any Seller Entity as of the date of this Agreement and intended to be used in connection with the Business, including any and all Source Code and object code versions thereof and the computer programs, tools, applications, flowcharts, block diagrams, designs, technical information, inventions (whether or not patentable), improvements, know-how, trade secrets, formulae, processes, bug-fixes, modifications, enhancements, works in progress and versions identified.

"Source Code" means the human-readable (as opposed to machine-readable) form of the computer programming code for the Software, including source code listings as commented, including all necessary support or library routines, all of which shall be on media able to be read and processed on the Company's systems.

"Subsidiary" means with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than equity securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of a Seller Entity.

"Tax" means any (a) foreign, federal, state, or local income, sales, use, excise, franchise, alternative minimum, add-on minimum, profits, real and personal property (tangible and intangible), gross receipts, net proceeds, documentary, turnover, license, premium, windfall profits, capital stock, production, business and occupation, disability, employment, payroll, unemployment, stamp, customs, severance, withholding, social security, Medicare, disability, value added, environmental, transfer, or estimated tax or any similar tax or other tax, duty, fee, assessment or charge of any kind whatsoever (including obligations under escheat and unclaimed property Laws) imposed by any Governmental Entity, including any interest, addition or penalties imposed in respect of the foregoing, (b) Liability of the Sellers for the payment of any amounts of the type described in clause (a) above arising as a result of being (or ceasing to be) a member of any consolidated, affiliated, combined or unitary group (or being included (or required to be included) in any Tax Return relating thereto), and (c) Liability of the Sellers for the payment of any amounts of the type described in clause (a) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the Liability of any other Person, whether imposed by Law, Contract, or otherwise.

"Tax Return" means any return, report, declaration, information return, claim for refund, or other document (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

"Transaction Documents" means this Agreement, the Bill of Sale, the Lease Assignment and Assumption Agreements, the Intellectual Property Assignments, the Registration Rights Agreement and the Restricted Stock Agreements. The Employment Agreements are not Transaction Documents.

Additional terms defined in the body of this Agreement shall have the meaning given herein, including the following:

Term	Reference in Agreement
Acceleration Event	2.8(a)(i)
Acquired Business	2.8(a)(ii)
Assets	2.1
Assumed Contracts	2.1(e)
Assumed Leased Facility	2.1(d)
Assumed Liabilities	2.3
Bill of Sale	2.6(c)(ii)
Buyer	First paragraph
Buyer Parties	5.2
Buyer Working Capital Statement	2.7(b)(i)
Change in Control	2.8(a)(iv)
Closing	2.6(a)
Closing Balance Sheet	2.7(a)(i)
Closing Cash	2.5
Closing Date	2.6(a)
Closing Date Indebtedness	2.6(b)(i)
Closing Date Indebtedness Statement	2.6(b)(i)
Closing Working Capital	2.7(a)(ii)
Company Intellectual Property	3.1(s)(iii)
Contingent Future Payments	2.8(a)(v)
Direct Claim	5.5(c)
Earn-Out Notice of Dispute	2.8(c)
EBITDA	2.8(a)(vi)
EBITDA Statement	2.8(b)
Effective Time	2.6(a)
Employment Agreements	2.6(c)(v)
Escrow Agent	2.6(d)(i)
Escrow Agreement	2.6(c)(i)

Term	Reference in Agreement
Escrow Fund	2.6(d)(i)
Estimated Working Capital Adjustment	2.6(b)(ii)
Exchange Act	2.8(a)(iv)
Excluded Assets	2.2
Excluded Liabilities	2.4
Expiration Date	5.1
Facility Leases	3.1(h)(ii)
FCPA	3.1(m)(iii)
Final Closing Balance Sheet	2.7(c)
Final Working Capital Adjustment	2.7(c)
Fundamental Representation	5.4(e)
Indemnified Party	5.5
Indemnifying Party	5.5
Intellectual Property Assignments	2.6(c)(vi)
Intellectual Property Licenses	3.1(s)(ii)
Lease Assignment and Assumption Agreement	2.6(c)(iii)
Leased Facilities	3.1(h)(ii)
Measurement Period	2.8(a)(vii)
Organizational Documents	3.1(a)
Outside Date	4.3(b)(ii)
Parent	First Paragraph
Payment Rights	6.16
Purchase Price	2.5
Registered Intellectual Property	3.1(s)(i)
Registration Rights Agreement	2.6(c)(vii)
Released Parties	6.16
Required Payoff Letters	2.6(b)(i)
Restricted Party	4.2
Restricted Stock Agreements	2.6(c)(vi)
Restrictive Covenants	2.6(c)(ix)
Rosenbaum	First Paragraph
SEC	3.1(dd)(ii)
Securities Act	"Buyer Shares" definition
Seller	First paragraph
Seller Entity	First paragraph
Seller Contracts	3.1(k)(i)
Shareholder	First paragraph
Special Accountant	2.7(c)
Solvent	3.1(bb)
Third Party Claim	5.5(a)
Target	2.8(a)(v)
Target Working Capital	2.7(a)(iii)
Trade Secrets	"Intellectual Property" definition
Transferred Employees	4.1(a)
Undisclosed Liability	3.1(p)
Warn Act	4.5(c)
Working Capital	2.7(a)(iv)
Working Capital Adjustment	2.7(a)(v)
Working Capital Notice of Dispute	2.7(c)

ARTICLE II
PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES; CLOSING

Section 2.1     Purchase and Sale of the Assets. Subject to the terms and conditions of this Agreement, at the Closing, the Seller Entities shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller Entities, free and clear of all Encumbrances, all right, title and interest in, to and under all of the assets, properties and rights of the Seller Entities of every kind and nature used in or relating to the Acquired Business, wherever located, and whether or not reflected on the books of the Seller Entities, but excluding the Excluded Assets (collectively, the "Assets"), including, but not limited to, any Seller Entity's right, title and interest in, to and under the following:

(a)     all inventory including inventories of raw materials, work-in-process and finished goods, and including all inventory in transit or warehoused, along with all related packaging and other supplies, but in each case excluding all Excluded Inventory;

(b)     all accounts receivable (both billed and unbilled, current and non-current, and including balances owed and post-dated checks), notes receivable, Tax receivables (to the extent reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation), negotiable instruments and chattel paper arising from the operation of the Business (including the right to receive and retain mail enclosing payments of same);

(c)     all furniture, fixtures, equipment, machinery and other tangible personal property (including, without limitation, testing equipment, office equipment, desks, maintenance vehicles, spare parts and tools (including, without limitation, any spare parts and tools contained in any maintenance vehicles), computers, fax machines, telephones, telephone systems, signs, and prepaid deposits with vendors) owned by a Seller Entity or used in the Business, including all such property located at the Leased Facilities, and including all of the assets listed on the fixed asset list attached as Schedule 2.1(c);

(d)     the leasehold interests in the Leased Facilities expressly listed on Schedule 2.1(d) (each an "Assumed Leased Facility"), all rights and interests of a Seller Entity under the Facility Leases for the Assumed Leased Facilities, and all prepaid expenses and deposits related to the Assumed Leased Facilities (including security deposits);

(e)     all rights and interests of the Seller Entities under (i) all open purchase orders with suppliers arising from the operation of the Business, including the material purchase orders listed on Schedule 2.1(e)(i); (ii) all Contracts (other than purchase orders) with suppliers arising from the operation of the Business, including any Contracts with any of the top twenty-five (25) vendors listed on Schedule 2.1(e)(ii); (iii) all open sales orders with customers arising from the operation of the Business, including the material sales orders listed on Schedule 2.1(e)(iii), (iv) all Contracts (other than sales orders) with customers arising from the operation of the Business, including the material Contracts listed on Schedule 2.1(e)(iv), (v) the equipment leases listed on Schedule 2.1(e)(v), and (vi) any other Contracts listed on Schedule 2.1(e)(vi) (together with the Facility Leases for the Assumed Leased Facilities, the "Assumed Contracts"), provided, that the term "material" used in this Section 2.1(e) shall mean any Contract, purchase order or sales order that contemplates revenue or spending of at least $100,000, individually or in the aggregate;

(f)     all Permits held by a Seller Entity for the conduct of the Business, but only to the extent legally assignable;

(g)     all Records;

(h)     all prepaid expenses and deposits, deferred charges, advance payments (including supplier advances), security deposits and prepaid items relating to the Assets or the operation of the Business;

(i)     all telephone numbers (including toll free numbers), facsimile numbers, email addresses and Internet domain names of the Seller Entities or, in the case of domain names, owned by a Seller or his spouse and related to the Business (including those listed on Schedule 2.1(i)), all sales leads, and all sales, promotional or marketing materials, catalogues and advertising literature relating to the Business;

(j)     all Intellectual Property and other intangible property rights of the Seller Entities (including all rights to the name "TANGERINE," "TANGERINE PROMOTIONS" and any derivatives thereof (whether as a trade name, corporate name or otherwise)) and including any Seller Entity's interest in income, royalties, damages and payments accrued, due or payable as of the Closing Date or thereafter (including damages and payments for past, present or future infringements, misappropriations or other violation thereof, the right to sue and recover for past, present, or future infringements or misappropriations thereof) and any and all corresponding rights that, now or hereafter, may be secured throughout the world;

(k)     all capital stock, equity securities, and other equity ownership interests in any other Person that are owned by or held in the name of a Seller Entity;

(l)     all insurance benefits (including the right to receive any insurance proceeds relating to the Business, the Assets or the Assumed Liabilities), other than insurance benefits that result or arise from or relate to any Excluded Asset or Excluded Liability;

(m)     all rights, claims, credits, causes of action, rights of recovery or to refunds or rebates (including promotional allowances and vendor rebates), or rights of set-off of a Seller Entity (including any express or implied warranties) with respect to or arising out of the Assets;

(n)     all office supplies, production supplies, miscellaneous supplies and other tangible property of any kind located in any building, office or other space leased, owned or occupied by a Seller Entity or in any Leased Facility;

(o)     all other assets, properties and rights owned or used by the Seller Entities in the operation of the Business, whether or not specifically enumerated above; and

(p)     all goodwill and going concern value associated with the Business or any of the assets, properties and rights set forth above.

Section 2.2     Excluded Assets. The Assets shall not include, and the Buyer shall not purchase or acquire, any of the following assets, properties, or rights of the Seller Entities (the "Excluded Assets"):

(a)     all cash and cash equivalents, other than such sums as may be described in Sections 2.1(b) and (h);

(b)     all Excluded Inventory;

(c)     all rights and interests of a Seller Entity under all Contracts other than the Assumed Contracts;

(d)     all Permits held by a Seller Entity for the conduct of the Business that are not legally assignable; provided that the Seller Entities shall cooperate with and assist the Buyer in obtaining any such Permit in the name of Buyer or its Affiliate;

(e)     all originals of any Records that the Seller Entities are required by applicable Law to retain, so long as the Seller Entities deliver at least one copy thereof to the Buyer;

(f)     except for Tax receivables reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation, all rights of the Seller Entities with respect to any Tax refund (federal, state and local) or other tax assets, and any rights under any Tax allocation or sharing agreement;

(g)     the charter, qualification to conduct business as a foreign corporation, arrangements with registered agents, taxpayer and other identification numbers, seal, minute books, equity transfer books, blank equity certificates and other documents relating to the organization, maintenance and existence of each Seller Entity as a corporate entity;

(h)     all Company Plans of the Seller Entities and any corresponding assets or any rights of the Seller Entities in such Company Plans;

(i)     all rights of the Seller Entities under this Agreement and the other Transaction Documents;

(j)     all rights, claims, credits, causes of action, rights of recovery or to refunds or rebates, or rights of set-off of the Seller Entities (including any express or implied warranties) with respect to or arising out of the Excluded Assets;

(k)     amounts owed to the Seller Entities under the outstanding loans or advances made to the employees of the Seller Entities in their capacity as such that are listed in Schedule 2.2(k);

(l)     all marketable equity securities held by the Seller Entities;

(m)     all insurance benefits that result or arise from or relate to any Excluded Asset or Excluded Liability;

(n)     all rights to any receivables arising from bankruptcy claims filed by a Seller Entity prior to Closing, but only to the extent the Closing Balance Sheet and Closing Working Capital do not include any amounts in relation thereto; and

(o)     any other asset, property or right of the Seller Entities expressly set forth on Schedule 2.2(o), if any.

Section 2.3     Assumed Liabilities. As part of the consideration for the Assets, the Buyer shall assume and agree to discharge and perform when due only the current liabilities of the Seller Entities reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation and other liabilities and obligations of the Seller Entities set forth below (the "Assumed Liabilities"):

(a)     all executory obligations of the Seller Entities to be performed by the Seller Entities after the Effective Time under the Assumed Contracts, in each case only to the extent the Assumed Contract is legally and validly assigned to the Buyer, and excluding (i) any Liability arising from or related to any failure to perform, improper performance, warranty or other breach, default or violation of any such Assumed Contract by a Seller Entity, (ii) any Liability related to services performed or goods or products manufactured, sold and delivered prior to the Effective Time, including under any express or implied warranty, and (iii) any other Liability that is expressly included within the Excluded Liabilities;

(b)     accrued paid time off ("PTO") of the Transferred Employees, but solely if and to the extent reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation;

(c)     trade accounts payable, including credit card liabilities related to actual business expenses, as of the Effective Time that are current liabilities of a Seller Entity, but only if and to the extent reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation;

(d)     accrued commissions and accrued bonuses owed to any Transferred Employee, in each case to the extent reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation;

(e)     customer deposits received on account for which delivery of products or services has not been completed as of the Effective Time that are reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation; and

(f)      accrued expenses and other Liabilities reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation.

Section 2.4     Excluded Liabilities. Except as expressly provided in Section 2.3, the Buyer shall not assume and shall not be responsible for or otherwise be liable for any Liability whatsoever of the Seller Entities or any of their Affiliates, whether or not arising from or related to the Business or the Assets (the "Excluded Liabilities"), and the Seller Entities shall pay, perform and discharge, as and when due, each such Excluded Liability, which include the following:

(a)     any and all Liabilities related to the operation of the Business prior to the Effective Date, including Liabilities (including express or implied warranty obligations and product liability claims) arising out of or related to any products or goods manufactured, distributed, leased, imported, licensed, sold or services performed in connection with the Business prior to the Effective Date, whether or not such Liabilities relate to products that are defective or improperly designed, manufactured, packaged or labeled, and whether predicated on negligence, gross negligence, other tortious conduct, strict liability, breach of warranty or Contract or any other legal theory;

(b)     any and all Liabilities related to any recall, design defect or similar claims of any products manufactured or sold or any service performed by the Seller Entities;

(c)     any and all Liabilities arising from or related to any failure to perform, improper performance, warranty or other breach, default or violation of any Assumed Contract by any Seller Entity on or prior to the Effective Date; and any and all Liabilities under any Contract to which a Seller Entity is a party that is not an Assumed Contract;

(d)     any and all Liabilities of the Seller Entities with respect to any Action;

(e)     any and all Liabilities related to any actual or alleged violation of any Law by the Seller Entities;

(f)     any and all Liabilities of the Seller Entities for any Indebtedness (other than the copier and printer leases secured by Permitted Encumbrances for which a fully executed assignment agreement or consent to assignment has been delivered to the Buyer prior to the Closing); or any extraordinary, contingent or off-balance sheet Liabilities; or any trade accounts payable of the Seller Entities to the extent not reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation;

(g)     any and all Liabilities relating to employees, independent contractors or other service providers of the Seller Entities with respect to such individual's relationship with the Seller Entities, including workers' compensation and unemployment claims, disability and occupational diseases, any insurance or insurance premiums relating thereto, claims for severance or any other form of post-employment payment, and claims arising under the WARN Act, with respect to periods ending on or prior to the Effective Date, in each case without regard to whether such injuries, claims, conditions, events and occurrences are known or otherwise manifest on or prior to the Effective Date, except to the extent that such Liabilities are included in the Assumed Liabilities;

(h)     (i) any and all Liabilities arising from any generation, storage, use, Release, treatment, transportation, disposal or arranging for storage, treatment, transportation or disposal of any Hazardous Materials by or on behalf of any Seller Entity or any Affiliate of any Seller Entity or anyone under the control or at the request of any Seller Entity or any Affiliate of any Seller Entity, including any and all Liabilities arising from any Hazardous Materials brought onto any Leased Facility by or on behalf of any Seller Entity or any Affiliate of any Seller Entity or anyone under the control or at the request of the Seller or any Affiliate of the Seller or any contamination or injury to person, property or the environment resulting therefrom, (ii) any and all Liabilities arising from or relating to any and all Hazardous Materials generated by or on behalf of any Seller Entity, (iii) any and all Liabilities arising from or relating to any environmental condition occurring on or prior to the Effective Date at any Leased Facility or any other real property owned, leased, used or operated in connection with the Business whether discovered before, on or after the Effective Date, (iv) any and all Liabilities arising from, relating to or otherwise associated with any real property, site or facility listed or proposed on or prior to the Effective Date for listing on the National Priorities List established pursuant to Environmental Laws or any list established by any other Governmental Entity of sites requiring investigation, response or remediation, or (v) any and all Liabilities relating to any investigation, removal, remediation, restoration, abatement, monitoring and/or reporting relating to any of the matters described in clauses (i) through (iv) of this Section 2.4(i);

(i)     any and all Liabilities of a Seller Entity to a Seller and/or his family members, or to Affiliates of a Seller Entity, a Seller, and/or his family members;

(j)     any and all Liabilities of the Sellers or Seller Entities for or relating to any Taxes, including (i) any tax imposed on a Seller Entity under Section 1374 of the Code and (ii) any Liability for Taxes of or relating to a Seller or Seller Entity that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law;

(k)     any and all Liabilities resulting from the failure of any Seller Entity to comply with any provisions of "bulk sales," "bulk transfer" or similar Laws of any jurisdiction in connection with the transactions contemplated hereunder;

(l)     any and all Liabilities arising out of any business activity of the Seller Entities other than the Business;

(m)   any and all Liabilities arising out of the acquisition by any Seller Entity of another business or a material amount of stock or assets of any other Person (whether by merger, sale of stock, sale of assets or otherwise), including contingent purchase price payments, royalties, indemnification obligations and any other Liabilities to the seller(s) of such businesses;

(n)    any and all Liabilities under or arising by reason of this Agreement and the other Transaction Documents, or incurred in connection with the transactions contemplated by this Agreement, including legal and accounting fees and expenses;

(o)    any and all Liabilities resulting from any change of control or similar payment owed to any employee of the Seller Entities arising out of the transactions contemplated under this Agreement, including pursuant to any double-trigger arrangements entered into by a Seller Entity pursuant to which such payment is conditioned on a change of control and severance of employment;

(p)     any and all Liabilities relating to the acquisition, ownership, operation, use or disposal of any Excluded Assets;

(q)     any and all other Liabilities of the Seller Entities that do not constitute Assumed Liabilities expressly being assumed by the Buyer under Section 2.3; and

(r)     any and all other Liabilities of the Seller Entities arising from or relating to the matters described on Schedule 2.4.

Section 2.5   Consideration for the Assets. In addition to the assumption of the Assumed Liabilities by the Buyer, the consideration for the Assets (collectively, the "Purchase Price") shall be the following, and shall be subject to adjustment in accordance with the terms of this Agreement: (i) the sum of $7,100,000 (the "Closing Cash"), plus (ii) the Working Capital Adjustment determined under Section 2.7 (which may be a negative number), plus (iii) the Contingent Future Payments, if any, payable as and when provided in Section 2.8 and plus (iv) the Buyer Shares, to be issued in accordance with Section 2.9.

Section 2.6     Closing.

(a)   Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., Eastern time, on December 1, 2017, provided, all of the conditions set forth in Sections 4.1 and 4.2 that the parties contemplate being satisfied prior to Closing have been satisfied or waived, or on such other date as agreed to by the parties (the “Closing Date”), at the offices of Hill, Ward & Henderson, P.A. at 101 E. Kennedy Boulevard, Suite 3700, Tampa, Florida 33602. Unless otherwise agreed by the parties, the purchase and sale of the Assets, and the assumption of the Assumed Liabilities, shall be deemed effective for Tax and accounting purposes (including for purposes of calculating Closing Working Capital) as of the end of the day on November 30, 2017 (the "Effective Time" or the "Effective Date"). To the extent any jurisdiction does not give retroactive effect to the transactions contemplated by this Agreement as of the Effective Date, the parties will reconcile any business transactions in those jurisdictions which occur between the Effective Date and the Closing Date such that each party will receive the respective benefits and burdens arising from the transactions contemplated by this Agreement as if the Effective Date was respected as the time of closing in such jurisdiction.

(b)     Pre-Closing Deliveries.

(i)     Prior to Closing, the Seller Entities shall have delivered to the Buyer a statement (the "Closing Date Indebtedness Statement"), signed on behalf of the Seller Entities by the Chief Financial Officer of each Seller Entity, setting forth, by creditor (including all creditors who are Affiliates or related parties of the Seller Entities), the aggregate amount of Indebtedness of the Seller Entities outstanding as of immediately prior to the Closing (including any amounts necessary to pay in full all obligations owing under any equipment lease listed on Schedule 2.1(e)(v), including any copier and printer lease listed thereon, for which a fully executed assignment agreement or consent to assignment will not be delivered to the Buyer at Closing) (the "Closing Date Indebtedness"), together with, to the extent required to release any Encumbrances on any of the Assets, copies of payoff letters from each such creditor in form and substance satisfactory to the Buyer (which shall include (A) the aggregate payment necessary to be made at Closing in order to satisfy in full the Indebtedness owed by the Seller Entity to such creditor, including all principal, interest, fees, prepayment penalties or other amounts due or owing with respect thereto, and (B) an agreement by the creditor to release, and authorizing the Buyer and its representatives to release, any Encumbrances on any of the Assets securing such Indebtedness upon payment of the amount stated in the payoff letter, including the authorization to file UCC termination statements) (the "Required Payoff Letters"), wire transfer instructions for each holder of Closing Date Indebtedness, and such additional documentation or information as the Buyer may reasonably request. The Seller Entities hereby authorize the Buyer to take any and all actions that the Seller Entities are authorized to take pursuant to the terms of the Required Payoff Letters in order to terminate any Encumbrances on any of the Assets.

(ii)     Prior to Closing, the Seller Entities shall have delivered to the Buyer (A) a good faith estimated Closing Balance Sheet, prepared in accordance with GAAP, consistently applied by Seller Entities prior to Closing with such adjustments thereto, if any, as have been mutually agreed upon by Sellers and Buyer prior to Closing, (B) a written calculation of the estimated Closing Working Capital as of the Effective Time derived from such estimated Closing Balance Sheet, and (C) based on such estimated Closing Working Capital calculation, a calculation of the estimated Working Capital Adjustment (the "Estimated Working Capital Adjustment"), which shall be subject to the Buyer's reasonable approval.

(c)     Seller and Seller Entity Closing Deliverables. At the Closing, the Sellers and the Seller Entities shall deliver or cause to be delivered to the Buyer the following:

(i)     the Escrow Agreement governing the Escrow Fund in the form of Exhibit A (the "Escrow Agreement"), duly executed by the Seller Entities;

(ii)     the Bill of Sale in the form of Exhibit B (the "Bill of Sale"), duly executed by the Seller Entities, and such other instruments as may be reasonably requested by the Buyer to transfer the Assets to the Buyer under this Agreement;

(iii)     a Lease Assignment and Assumption Agreement in the form of Exhibit C for each Assumed Leased Facility (each, a "Lease Assignment and Assumption Agreement"), duly executed by the applicable Seller Entity and the landlord under the applicable Facility Lease, and including any such modifications to the applicable Facility Lease as the Buyer may require;

(iv)     certificates evidencing all capital stock, equity securities, and other equity ownership interests in any other Person that are owned by or held in the name of a Seller Entity, together with transfer powers or other assignment documents needed to transfer ownership to those assets;

(v)     an Employment Agreement between the Buyer and each Seller, in form and substance satisfactory to the Buyer and the applicable Seller (the "Employment Agreements"), duly executed by the applicable Seller;

(vi)     a Restricted Stock Agreement for the Seller Entities in accordance with Section 2.9, in form and substance satisfactory to the Buyer and the Seller Entities (the "Restricted Stock Agreement"), duly executed by the Seller Entities;

(vii)     assignments in form and substance satisfactory to the Buyer (the "Intellectual Property Assignments"), duly executed by the Seller Entities, transferring all of the Seller Entities' right, title and interest in and to the Registered Intellectual Property;

(viii)     a Registration Rights Agreement for LTD, in form and substance satisfactory to the Buyer and LTD (the "Registration Rights Agreement"), duly executed by LTD;

(ix)     a Bulk Sales stop order, tax clearance certificate, certificate of compliance or similar instrument issued by the State of Illinois or such other evidence satisfactory to the Buyer (in its sole discretion) that the Buyer, subject to compliance therewith, will not be subject to Liability for any Taxes of the Sellers or Seller Entities;

(x)     a certificate from the Secretary (or another authorized officer) of each Seller Entity, dated as of the Closing Date, in form and substance satisfactory to the Buyer, certifying that: (A) the articles of incorporation, bylaws and any shareholders' agreement of the applicable Seller Entity attached to such certificate are true, correct and complete, (B) such documents referred to in clause (A) above have been in full force and effect in the form attached to such certificate from and after the date of the adoption of the resolutions referred to in clause (C) below and no amendment to such document has occurred from and after the date of the last amendment annexed thereto, and (C) the resolutions of the board of directors and shareholders of the applicable Seller Entity attached to such certificate, which authorize this Agreement, the other Transaction Documents to which such Seller Entity is a party, and the transactions contemplated thereby, were duly adopted at a duly convened meeting thereof (at which a quorum was present and acting throughout) or by written consent, remain in full force and effect, and have not been amended, rescinded or modified;

(xi)     a certificate from each Seller Entity certifying as to such Seller Entity's non-foreign status in accordance with the requirements of Section 1.1445-2(b) of the Treasury Regulations, in form and substance satisfactory to the Buyer;

(xii)     a certificate of good standing for each Seller Entity issued by the Secretary of State of the State of such Person's jurisdiction of organization (and any other state in which such Seller Entity is registered as a foreign corporation), issued approximately five (5) days prior to the Closing Date;

(xiii)     evidence satisfactory to the Buyer that all Encumbrances on the Assets have been released, discharged and terminated in full, except for Permitted Encumbrances related to copier and printer leases for which a fully executed assignment agreement or consent to assignment has been delivered to the Buyer prior to the Closing;

(xiv)     an assignment agreement or consent to assignment executed by the lessor with respect to each copier and printer lease secured by a Permitted Encumbrance, and evidence satisfactory to the Buyer that all other third party consents or approvals listed on Schedule 2.6(c)(xiv) have been obtained or such third-party consents have been waived pursuant to a Waiver of Closing Conditions;

(xv)     duly executed employee offer letters and restrictive covenant agreements with the Buyer, to take effect as of the Closing, from those employees of the Seller Entities listed on Schedule 2.6(c)(xv);

(xvi)    evidence satisfactory to the Buyer that the Seller Entities have (i) paid all outstanding bonuses and commissions earned for any period ending on or before Effective Date, to the extent such obligations are not otherwise reflected on the Final Closing Balance Sheet and included in the Closing Working Capital calculation, and (ii) paid all severance or change of control payments to all Persons in which a right to such payment arises by the occurrence of the transactions contemplated or referenced herein (or in the alternative, the Seller Entities shall have received from such Persons a written agreement waiving any right to such payment arising from the occurrence of the transactions contemplated or referenced herein);

(xvii)    evidence satisfactory to the Buyer that the Seller Entities have secured tail policies from their insurer with respect to each of the insurance policies listed on Schedule 2.6(c)(xvii), which in each case, to the extent possible, such tail policies shall name the Buyer as an additional insured;

(xviii)   such assignment to the Buyer of the customer contract with Diageo PLC and its Affiliates, as listed on Schedule 2.6(c)(xviii), duly executed by the applicable Seller Entity and such customer;

(xix)     evidence satisfactory to the Buyer that the Shareholder is the sole owner of all outstanding shares of capital stock of each Seller Entity;

(xx)     a sublease of the premises leased to Tangerine Meetings & Events, LLC at 900 Skokie Boulevard, Suite 275, Northbrook, Illinois 60062, in form and substance satisfactory to Buyer, duly executed by the landlord of such premises and by LTD, as sublessor, and Tangerine Meetings & Events, LLC, as sublessee (the “Sublease”);

(xxi)     a closing certificate of each Seller Entity, in form and substance satisfactory to Buyer, certifying that each of the conditions set forth in Sections 4.1(a), (b), (e), and (f) have been satisfied;

(xxii)     a funds flow agreement, in form and substance satisfactory to the Parties, describing the manner in which the Closing Cash plus the Estimated Working Capital Adjustment (which may be a negative number) will be paid at Closing (the “Funds Flow Agreement”), duly executed by each of the Sellers and the Seller Entities; and

(xxiii)     such other documents, instruments, certificates and agreements as may reasonably be requested by the Buyer, each in form and substance satisfactory to the Buyer.

(d)     Buyer Closing Deliverables. At the Closing, the Buyer shall deliver or cause to be delivered to the Escrow Agent, the Seller Entities and the Sellers, as applicable, the following:

(i)     the Closing Cash plus the Estimated Working Capital Adjustment (which may be a negative number), payable as follows: (A) $808,250 (the "Escrow Fund") shall be paid to Bank of America (the "Escrow Agent") to be held and disbursed in accordance with the Escrow Agreement, (B) the Closing Date Indebtedness shown on the Closing Date Indebtedness Statement shall be repaid on behalf of the Seller Entities in accordance with the Required Payoff Letters, and (C) the balance shall be paid by wire transfer of immediately available funds to the accounts designated in the Funds Flow Agreement;

(ii)     the Escrow Agreement, duly executed by the Buyer;

(iii)     the Bill of Sale, duly executed by the Buyer;

(iv)     the Lease Assignment and Assumption Agreements, duly executed by the Buyer;

(v)     the Restricted Stock Agreement, duly executed by the Parent;

(vi)     the Registration Rights Agreement, duly executed by the Parent;

(vii)     the Employment Agreements, duly executed by the Buyer;

(viii)   a closing certificate of the Buyer, in form and substance satisfactory to the Sellers and Seller Entities, certifying that each of the conditions set forth in Sections 4.2(a) and (b) have been satisfied;

(ix)     a waiver of closing condition, in form and substance satisfactory to the Sellers and Seller Entities, indicating Buyer's agreement to waive the delivery of certain consents as a condition to closing;

(x)      the Funds Flow Agreement, duly executed by the Buyer; and

(xi)     such other documents, instruments, certificates and agreements as may reasonably be requested by the Seller Entities, each in form and substance satisfactory to the Seller Entities.

(e)     Effectiveness. All of the foregoing deliveries under Sections 2.6(c) and (d) by one party to another party shall be deemed to have occurred simultaneously at the Closing and none shall be effective until and unless all have occurred in accordance with this Agreement or have been waived.

Section 2.7     Working Capital Adjustment.

(a)     Definitions. For purposes of this Agreement, the following terms have the meaning specified below:

(i)     "Closing Balance Sheet" means the consolidated balance sheet of the Seller Entities as of the Effective Time, prepared in accordance with GAAP and this Section 2.7; provided that such balance sheet must be prepared in detail showing each line item in the general ledger, rather than simply showing current assets and current liabilities in the aggregate.

(ii)     "Closing Working Capital" means the Working Capital as of the Effective Time.

(iii)     "Target Working Capital" means $1,548,881.

(iv)     "Working Capital" means, as of any relevant date, the amount calculated by subtracting the current liabilities of the Seller Entities as of that date from the current assets of the Seller Entities as of that date, determined in accordance with GAAP; provided, that (A) the inventory included as current assets shall not include Excluded Inventory, and all inventory shall be valued on a first-in, first out (FIFO) cost basis, (B) the full amount of all customer advance payments, customer deposits and similar customer prepaid items and liabilities related to inventory in-transit, outstanding purchase orders and work-in-process shall be accrued as a current liability, (C) no purchase accounting adjustments arising out of the transactions contemplated hereby shall be made, and (D) no current Liabilities shall be included if they are not Assumed Liabilities and no current assets shall be included to the extent they are not Assets, other than Tax receivables . A copy of a detailed illustration of the manner in which the parties calculated an estimate of Closing Working Capital is attached as Schedule 2.7(a). Except as provided in other provisions of this Agreement, the parties acknowledge and agree that the Closing Balance Sheet shall be prepared in a manner consistent with, and including the same line items, classifications and estimation methodologies, as are set forth on the statement of working capital attached hereto as Schedule 2.7(a) for purposes of calculating the Working Capital of the Seller Entities as of the Effective Time.

(v)     "Working Capital Adjustment" means (A) the Closing Working Capital, less (B) the Target Working Capital.

For the avoidance of doubt, the Closing Working Capital, the Estimated Working Capital Adjustment or the Working Capital Adjustment may be a negative amount.

(b)     Calculation.

(i)     Within one hundred fifty (150) days after the Effective Date, the Buyer shall prepare and deliver to the Seller Entities a written statement (the "Buyer Working Capital Statement") containing the following: (A) a Closing Balance Sheet, prepared in accordance with GAAP (subject to any adjustments agreed upon by the Parties), (B) a calculation of the Closing Working Capital as of the Effective Time derived from such Closing Balance Sheet, and (C) based on such Closing Working Capital calculation, a calculation of the Working Capital Adjustment. During the next sixty (60) days, the Buyer shall, at the reasonable request of the Seller Entities and during normal business hours, afford the Seller Entities and their advisors access to the books and records of the Buyer related to the Acquired Business and otherwise reasonably cooperate with the Seller Entities and their advisors in order to permit the Seller Entities and their advisors to review the Buyer Working Capital Statement. The Seller Entities agree to keep confidential and not disclose, divulge, or use for any purpose (other than to review the Buyer Working Capital Statement) any financial or other confidential information obtained from the Buyer pursuant to the terms of this Section 2.7.

(ii)     In calculating the accounts receivable and Tax receivable portion of the Closing Balance Sheet and Closing Working Capital, the Seller Entities will receive credit (i.e., current assets will include) only for the amount of accounts receivable and Tax receivable of the Seller Entities accrued on the Effective Date that are actually collected by the Buyer during the period beginning on the Effective Date and ending on the one hundred twentieth (120th) day after the Effective Date. If any accounts receivable or Tax receivable accrued on the Effective Date are not collected by the end of such 120-day period, then Buyer shall continue good faith efforts to collect such receivables from the relevant customer or Governmental Entity, and the Seller Entities may provide reasonable assistance in such collection efforts as approved in advance by Buyer. If any receivable is paid after the 120-day period to Buyer (and the Seller Entities have not received credit for such receivable in the calculation of Closing Working Capital), then Buyer shall hold the collected receivable in trust for the benefit of the Seller Entities and shall immediately pay the amount of the receivable to the Seller Entities.

(iii)     In calculating the inventory portion of the Closing Balance Sheet and Closing Working Capital, the inventory included as current assets shall not include any Excluded Inventory and all inventory shall be valued at the lower of cost or market, on an average cost basis. If, based upon the advice of the Buyer's independent auditors, the Buyer is required to account for the acquired inventory under GAAP and the value of the acquired inventory under GAAP (as consistently applied by the Buyer, subject to any adjustments agreed upon by the Parties) is different than the amount determined under the preceding sentence, then such value of the acquired inventory determined under GAAP (as consistently applied by the Buyer, subject to any adjustments agreed upon by the Parties) shall control, and (A) if such determination is made prior to the calculation of the Final Working Capital Adjustment, it will be taken into account in the calculation of such Final Working Capital Adjustment, and (B) if such determination is made after the calculation of the Final Working Capital Adjustment, the Seller Entities shall pay to the Buyer an amount equal to (1) the value of the inventory used in calculating the Final Working Capital Adjustment less (2) the value of the inventory determined under GAAP (as consistently applied by the Buyer, subject to any adjustments agreed upon by the Parties) if such amount is a positive number, or Buyer shall pay such amount to the Seller Entities if such amount is a negative number. The amount determined in accordance with the preceding sentence shall be payable by the responsible party on demand; provided, that the Buyer, in its discretion, may elect to set off the amount owed to it by the Seller Entities against other amounts owed by the Buyer to the Seller Entities under this Agreement.

(c)     Dispute Procedures. If the Seller Entities dispute any determination by the Buyer pursuant to Section 2.7(b), the Seller Entities shall give the Buyer notice of such dispute (a "Working Capital Notice of Dispute"), not more than sixty (60) days after the date on which the Seller Entities receive the Buyer Working Capital Statement, specifying in reasonable detail any points of dispute and including a proposed determination of the Closing Working Capital and the Working Capital Adjustment. The Seller Entities shall be deemed to have accepted any determination by the Buyer in the Buyer Working Capital Statement and each such determination shall be deemed conclusive, binding and final if (i) the Seller Entities fail to give a Working Capital Notice of Dispute within such 60-day period, or (ii) the Seller Entities give notice to the Buyer accepting a determination within such 60-day period. Upon receipt of the Working Capital Notice of Dispute, the Buyer and the Seller shall consult promptly with each other with respect to the points of dispute in an effort to resolve the dispute. If such dispute is resolved by a written, signed agreement of the Seller Entities and the Buyer, the agreed amount will be deemed conclusive, binding and final. If any dispute is not resolved by the Seller Entities and the Buyer within thirty (60) days after the Working Capital Notice of Dispute is given to the Buyer, either the Seller Entities or the Buyer may elect, by written notice to the other party, to refer the dispute to the Tampa, Florida office of Crowe Horvath (or, if such firm is unwilling or unable to accept such appointment, another national or regional independent accounting firm mutually acceptable to the Buyer and the Seller Entities) (the "Special Accountant") to finally determine, as soon as practicable, all such disputes. All determinations by the Special Accountant shall be in writing, and shall be conclusive, final, and binding; provided that (A) the scope of the Special Accountant's engagement will be limited solely to resolving the disputes regarding the determination of the Closing Working Capital and the Working Capital Adjustment that are set forth in the Working Capital Notice of Dispute; (B) the Special Accountant shall be bound by the terms and provisions of this Agreement; and (C) the Special Accountant shall not ascribe a value to any disputed item or amount higher or lower, as the case may be, than the highest or lowest value ascribed by the Buyer or the Seller Entities to such item in the Buyer Working Capital Statement or Working Capital Notice of Dispute, respectively. The fees, costs and expenses of such Special Accountant incurred in connection with any dispute will be borne by the non-prevailing party, or if the Special Accountant determines that neither party could be fairly found to be the prevailing party, then such fees, costs and expenses will be borne fifty percent (50%) by the Seller Entities and fifty percent (50%) by the Buyer. The Working Capital Adjustment as finally determined pursuant to this Section 2.7(c) is the "Final Working Capital Adjustment" and the balance sheet prepared by the Buyer, as amended to reflect any modifications agreed to by the Buyer and the Seller Entities or made by the Special Accountant, is referred to herein as the "Final Closing Balance Sheet."

(d)     Purchase Price Adjustments.

(i)     If the Estimated Working Capital Adjustment is greater than the Final Working Capital Adjustment, the Seller Entities shall refund to the Buyer an amount equal to such excess.

(ii)     If the Estimated Working Capital Adjustment is less than the Final Working Capital Adjustment, the Buyer shall pay to the Seller Entities the amount of such deficiency.

(iii)     If the Estimated Working Capital Adjustment equals the Final Working Capital Adjustment, then no further payment or refund shall be made pursuant to this Section 2.7.

(iv)     Any payment to be made pursuant to this Section 2.7(d) shall be paid in immediately available funds to a single bank account designated in writing by the Seller Entities or the Buyer, as applicable, and shall be paid within ten (10) Business Days after the Final Working Capital Adjustment is finally determined in accordance with Section 2.7(c).

Section 2.8     Earn-Out.

(a)     Definitions. For purposes of this Agreement, the following terms have the meaning specified below:

(i)     "Acceleration Event" means a (x) Bankruptcy occurs with respect to Parent or Buyer, or (y) a Change in Control occurs.

(ii)    "Acquired Business" shall mean the assets of and business conducted by the Seller Entities as of the Effective Date and acquired by the Buyer at the Closing, including all Assets of and Business conducted by the Seller Entities. For the purpose of calculating the Contingent Future Payment, the Buyer shall separately account for the financial results of the Acquired Business during each Measurement Period so that such financial statements do not include the operating results from any other business, customer, segment or division of the Buyer, whether now owned or hereafter acquired by the Buyer or its Affiliates, including any of the foregoing that is now or at any time hereafter included as part of or consolidated with the Acquired Business or any division of the Buyer or its Affiliates under which the Acquired Business is organized.

(iii)    "Bankruptcy" means with respect to any Person the occurrence of any of the following events: (i) such Person makes an assignment for the benefit of creditors; (ii) such Person files a voluntary petition in bankruptcy; (iii) such Person is adjudged bankrupt or insolvent, or has entered against him, her or it an order for relief in any bankruptcy or insolvency proceeding; (iv) such Person files a petition or answer by the Person seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) such Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him, her or it in any proceeding for reorganization or of a similar nature; (vi) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of his, her or its properties; (vii) 120 days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law if the proceeding has not been dismissed, or if within 90 days after the appointment with or without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or all or any substantial portion of his, her or its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay the appointment is not vacated.

(iv)     "Change in Control" means any of the following occurs: (A) the Buyer or the Parent sells all or substantially all of its assets to an entity that is not an Affiliate of the Parent (in a transaction requiring Parent shareholder approval), (B) any Person or group of Persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than the Parent and its Affiliates becomes the beneficial owner, directly or indirectly, of more than 50% of the Buyer's equity securities or the Parent's outstanding voting stock (whether by way of purchase of stock or other equity securities, merger or otherwise) or (C) any transaction that qualified as a liquidation, dissolution, or winding up of the Buyer or the Parent. Notwithstanding the foregoing, the following transactions shall in no event constitute a Change in Control: (x) any equity or debt financing transaction pursuant to which the Buyer or Parent sells securities with the principal purpose of raising capital, or (y) any ownership or acquisition of stock by any of the Benstock family or their Affiliates, including pursuant to transfers for estate planning purposes.

(v)     "Contingent Future Payment" means, with respect to any Measurement Period, the amount that equals the sum of (A) the amount determined in accordance with Schedule 2.8(a), based on the EBITDA for such Measurement Period relative to the target EBITDA for that Measurement Period (the "Target"), where such Contingent Future Payment for any Measurement Period is no greater than $1,375,000, and where the aggregate maximum Contingent Future Payment for all Measurement Periods is $5,500,000 (without any minimum Contingent Future Payment), and (B) an amount equal to 14% of the amount by which the EBITDA for such Measurement Period exceeds 110% of the Tier One Target for that Measurement Period. For the avoidance of doubt, the Contingent Future Payment shall be determined separately for each Measurement Period based solely on the EBITDA for the applicable Measurement Period, and without regard to the amount of EBITDA or Contingent Future Payment earned for any other time period. If the EBITDA for the applicable Measurement Period falls between two Targets, the applicable Contingent Future Payment for such Measurement Period shall be pro-rated proportionately between the two Targets.

(vi)     "EBITDA" means, for any Measurement Period, the earnings before taxes on income, plus interest expense and plus depreciation and amortization expense of the Acquired Business, determined in accordance with GAAP (as consistently applied by the Buyer, subject to any adjustments agreed upon by the Parties); provided, however, that (i) the EBITDA for any Measurement Period shall include 5% of any revenue of any Affiliate of Buyer (other than the Seller Entities), which resulted from customer referrals or leads generated for such Affiliate of Buyer by Buyer or the Seller Entities or a Seller, to the extent that such customer was a customer of the Acquired Business and not such Affiliate of Buyer on or prior to the Effective Date; (ii) the EBITDA for any Measurement Period shall exclude 5% of any revenue of the Acquired Business which resulted from customer referrals or leads generated for the Acquired Business by an Affiliate of Buyer (other than the Acquired Business), to the extent that such customer was a customer of such Affiliate of Buyer and not the Acquired Business prior to the Effective Date.

(vii)     "Measurement Period" means each of the following: (A) calendar year 2018, (B) calendar year 2019, (C) calendar year 2020, and (D) calendar year 2021.

(b)     Calculation. The Buyer shall, within sixty (60) days after filing its Form 10-K for a Measurement Period, prepare and deliver to the Seller Entities: (i) a written statement setting forth the Buyer's calculation of the EBITDA for the Measurement Period ("EBITDA Statement") and (ii) based on such EBITDA Statement, a calculation of the amount of the Contingent Future Payment for the Measurement Period, if any. During the next 30 days, the Buyer shall, at the reasonable request of the Seller Entities and during normal business hours, afford the Seller Entities and their advisors access to the books and records of the Buyer related to the Acquired Business and otherwise reasonably cooperate with the Seller Entities and their advisors in order to permit the Seller Entities and their advisors to review the EBITDA Statement provided by the Buyer and confirm the Buyer's determination of the EBITDA and the Contingent Future Payment for the applicable Measurement Period. The Seller Entities agree to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor the calculation of the Contingent Future Payments) any financial or other confidential information obtained from the Buyer pursuant to the terms of this Section 2.8.

(c)     Dispute Procedures. If the Seller Entities dispute any determination by the Buyer pursuant to Section 2.8(b), the Seller Entities shall give the Buyer notice of such dispute (a "Earn-Out Notice of Dispute"), not more than 30 days after the date on which the Seller Entities receive the Buyer's EBITDA Statement, specifying in reasonable detail any points of dispute and including a proposed determination of the EBITDA for the applicable Measurement Period. The Seller Entities shall be deemed to have accepted any determination by the Buyer in the EBITDA Statement and each such determination shall be deemed conclusive, binding and final if (i) the Seller Entities fail to give an Earn-Out Notice of Dispute within such 30-day period, or (ii) the Seller Entities give notice to the Buyer accepting a determination within such 30-day period. Upon receipt of the Earn-Out Notice of Dispute, the Buyer and the Seller Entities shall consult promptly with each other with respect to the points of dispute in an effort to resolve the dispute. If such dispute is resolved by a written, signed agreement of the Seller Entities and the Buyer, the agreed amount will be deemed conclusive, binding and final. If any dispute is not resolved by the Seller Entities and the Buyer within 30 days after the Earn-Out Notice of Dispute is given to the Buyer, either the Seller Entities or the Buyer may elect, by written notice to the other party, to refer the dispute to the Special Accountant to finally determine, as soon as practicable, all such disputes. All determinations by the Special Accountant shall be in writing, and shall be conclusive, final, and binding; provided that (A) the scope of the Special Accountant's engagement will be limited solely to resolving the disputes regarding the determination of the EBITDA that are set forth in the Earn-Out Notice of Dispute; (B) the Special Accountant shall be bound by the terms and provisions of this Agreement; and (C) the Special Accountant shall not ascribe a value to any disputed item or amount higher or lower, as the case may be, than the highest or lowest value ascribed by the Buyer or the Seller Entities to such item in the EBITDA Statement or Earn-Out Notice of Dispute, respectively. The fees, costs and expenses of such Special Accountant incurred in connection with any dispute will be borne by the non-prevailing party, or if the Special Accountant determines that neither party could be fairly found to be the prevailing party, then such fees, costs and expenses will be borne fifty percent (50%) by the Seller Entities and fifty percent (50%) by the Buyer.

(d)     Time of Payment. The Contingent Future Payment for a Measurement Period shall be paid by the Buyer to the Seller Entities in immediately available funds to a single bank account designated in writing by the Seller Entities, and shall be paid within ten (10) Business Days after the amount of the Contingent Future Payment is finally determined in accordance with Section 2.8(c).

(e)     Acceleration of Earn-Out Payment. If an Acceleration Event occurs during any Measurement Period, then the Seller Entities shall be deemed to have earned the maximum Contingent Future Payment determined in accordance with Section 2.8(a)(v)(A) (i.e., $1,375,000) for the Measurement Period in which the Acceleration Event occurs and for any Measurement Period that commences after the Acceleration Event occurs, without regard to the actual EBITDA for that period. Further, the Seller Entities shall retain the right to earn a Contingent Future Payment determined in accordance with Section 2.8(a)(v)(B) following an Acceleration Event, if all conditions for earning such a Contingent Future Payment remain capable of being measured and otherwise satisfied (i.e., neither Shareholder nor Rosenbaum's employment under their Employment Agreements is terminated by the Company for "Cause" or by Shareholder or Rosenbaum without "Good Reason," as such terms are defined in the Employment Agreements) (other than a resignation of employment of Shareholder and/or Rosenbaum following a Change in Control), otherwise all rights and interests to such Contingent Future Payments shall be deemed forever waived by the Seller Entities and the Sellers. If any Contingent Future Payment(s) are payable under this Section 2.8(e), such amount shall be paid by the Buyer (or its successor) to the Seller Entities in immediately available funds to a single bank account designated in writing by the Seller Entities, and shall be paid within ten (10) Business Days after the occurrence of the Acceleration Event.

(f)     Forfeiture of Earn-Out Payment. Notwithstanding anything to the contrary:

(i)     With respect to any Measurement Period and all subsequent Measurement Periods, (A) 80% of the Contingent Future Payment that would otherwise be payable for such Measurement Period (and all subsequent Measurement Periods) shall be forfeited in the event Shareholder's employment with the Buyer is terminated by Buyer for "Cause" or terminated by Shareholder without "Good Reason" at any time during such Measurement Period, and (B) 20% of the Contingent Future Payment that would otherwise be payable for such Measurement Period (and all subsequent Measurement Periods) shall be forfeited in the event Rosenbaum's employment with the Buyer is terminated by the Buyer for "Cause" or terminated by Rosenbaum without "Good Reason" at any time during such Measurement Period; provided that the death or disability of Shareholder or Rosenbaum shall not result in such forfeiture. The remaining portion of any Contingent Future Payment that is payable for a Measurement Period (or any subsequent Measurement Period) in which a forfeiture event has occurred that is described in the preceding sentence shall be paid to the Seller Entities when and if earned, including in the event an Acceleration Event occurs, provided that all conditions for earning such Contingent Future Payment remain capable of being measured and otherwise satisfied (i.e., neither Shareholder nor Rosenbaum's employment under their Employment Agreements is terminated by the Company for "Cause" or by Shareholder or Rosenbaum without "Good Reason"); provided, further, that the death or disability of either or both of Shareholder and/or Rosenbaum shall not constitute a forfeiture event with respect to any Contingent Future Payment; provided, further, that if both the Shareholder's and Rosenbaum's employment with the Buyer have either been terminated by Buyer for "Cause" or terminated by such employee without "Good Reason" prior to such Acceleration Event, then no amount of the Contingent Future Payment shall be payable upon such Acceleration Event. The terms "Cause," "Good Reason," and "disability" shall have the respective meanings ascribed to such terms in the Employment Agreements of Shareholder and Rosenbaum, respectively.

(g)     Post-Closing Operation of Business.

(i)     The Buyer shall maintain separate accounting books and records for the Acquired Business until at least December 31, 2021.

(ii)     The Seller Entities acknowledge that the Buyer makes no representation whatsoever that the Acquired Business will generate EBITDA in any Measurement Period equal to or in excess of the Target for that Measurement Period and, since the amount of any such Contingent Future Payments derives from the financial performance of the Acquired Business during the Measurement Period, it is possible that no Contingent Future Payments will be earned. The Buyer does not have any obligation or owe any duty (whether fiduciary, contractual or otherwise) to the Seller Entities to operate its business with the focus of maximizing or causing the payment of any portion of the Contingent Future Payments. The Buyer and its Affiliates will not take any action that is specifically and primarily intended or designed to manipulate or artificially reduce the amount of EBITDA of the Acquired Business.

(iii)     The Buyer acknowledges that none of the Sellers or Seller Entities is making any forward looking representation about the future financial performance of the Acquired Business or that the Acquired Business will generate any particular amount of sales or EBITDA in any Measurement Period, including EBITDA equal to or in excess of the Target for any Measurement Period or otherwise. This Section 2.8(g)(iii) is not intended to, and in no way, affects or expands any other provision of this Agreement, including, but not limited to, Article III (Representations and Warranties).

Section 2.9     Delivery of Buyer Shares.

(a)     Generally. At the Closing, and subject to the terms and conditions of the Restricted Stock Agreement (including in reliance on the investment representations and warranties made by the Sellers and Seller Entities herein and therein), the Parent shall issue the Buyer Shares to LTD as part of the Purchase Price for the Assets.

(b)     Vesting of Buyer Shares. The Buyer Shares will vest in increments of 25% each on the first and each subsequent anniversary of the Effective Date each year over four years. All outstanding unvested Buyer Shares will automatically vest (i) immediately prior to the closing of a Change of Control transaction (regardless of whether either or both Sellers resign as part of the Change of Control transaction) or (ii) following the termination of Shareholder's employment by Buyer without "Cause" or by Shareholder for "Good Reason." In the event that Shareholder's employment is terminated by Buyer for "Cause" or is terminated by Shareholder without "Good Reason" or as a result of Shareholder's death but not as a result of Shareholder disability, eighty percent (80%) of the then unvested Buyer Shares (assuming for this purpose that none of the events in the subsequent sentence have occurred) shall automatically be forfeited. In the event that Rosenbaum's employment is terminated by Buyer for "Cause" or is terminated by Rosenbaum without "Good Reason" or as a result of Rosenbaum's death, but not as a result of Rosenbaum's disability, twenty percent (20%) of the then unvested Buyer Shares (assuming for this purpose that none of the events in the prior sentence have occurred) shall automatically be forfeited. For avoidance of doubt, if the employment of both Sellers is terminated by Buyer for "Cause," terminated by the Sellers without "Good Reason," or terminated as a result of death of the Sellers (or terminated in any combination of such events), all of the then unvested Buyer Shares shall automatically be forfeited. The Buyer Shares will be issued in the name of LTD and not be transferable until they vest; provided, the Buyer Shares may be transferred by LTD to a Seller or an inter-vivos trust or other estate planning entity or vehicle created by a Seller for the benefit of the Seller, the Seller’s spouse, or the Seller’s lineal descendants. The Buyer Shares will initially be issued in book entry form, and, subject to the terms of the Restricted Stock Agreement, may be certificated at any time with the written consent of LTD and Parent. Dividends will not accrue on the Buyer Shares while they remain unvested.

Section 2.10     Purchase Price Adjustment. For all purposes, including Tax purposes, the Working Capital Adjustment, Contingent Future Payments and other price adjustments contemplated by Sections 2.7 and 2.8 shall be treated as additional purchase price paid by the Buyer to the Seller Entities, or reductions to the purchase price paid, for the Assets (except to the extent a portion of any payment by the Buyer is properly treated as imputed interest for Tax purposes) and shall accordingly be eligible for installment sale treatment under Section 453 of the Code. The parties will file all Tax Returns consistent with such treatment, and not take any position inconsistent with such treatment, except to the extent otherwise required by a "determination" within the meaning of Section 1313(a) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

Section 2.11     Non-Assignable Assets. As between any third party or Governmental Entity on the one hand, and the Seller Entities on the other hand, this Agreement shall not constitute an agreement to assign any Contract or any right thereunder if an attempted assignment, without the consent of, or other action by, such third party or Governmental Entity, would constitute a violation of any applicable Law or a breach of or in any way adversely affect the rights of such third party, such Governmental Entity, the Buyer or the Seller Entities thereunder; provided, however, that if such consent is not obtained or such other action is not taken prior to the Closing then, as between the Seller Entities and the Buyer, the Seller Entities shall, to the extent reasonably practicable, (a) exercise commercially reasonable efforts to attempt to obtain such consent as soon as reasonably possible, without having to make any additional payments to obtain such consent (unless such payments are expressly contemplated in the Contract being assigned as being payable in connection with an assignment thereof) and provided that, failure to obtain any such consent post-closing shall not constitute a default hereunder (provided that, solely in the case of Coca Cola and Tesla, Seller Entities have exercised such commercially reasonable efforts), (b) provide to the Buyer the benefits of the applicable Contract or other Asset, (c) reasonably cooperate in any reasonable arrangement designed to provide such benefits to the Buyer, and (d) enforce at the request and expense of the Buyer and for the account of the Buyer, any rights of the Seller Entities arising from any such Contract or other Asset. The Buyer shall use commercially reasonable efforts to perform the post-Closing obligations under any such Contract, but only if and to the extent that such obligations are Assumed Liabilities. For the avoidance of doubt, nothing in this Section 2.11 shall obligate the Buyer to waive any rights under Section 4.1, or to pay, perform or discharge any Excluded Liability, and to the extent the failure to obtain any consent required for the assignment of any Assumed Contract causes a breach under such Assumed Contract, any Liability resulting from such breach shall be an Excluded Liability.

Section 2.12     Withholding Tax. The Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that the Buyer may be required to deduct and withhold under any provision of applicable Law, assuming receipt of the FIRPTA certification required by Section 2.6(c)(x). Buyer is not aware of any Taxes required to be deducted and withheld under Law. All such withheld amounts shall be treated as delivered to the Seller Entities hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1     Representations and Warranties of the Sellers and Seller Entities. The Sellers and Seller Entities represent and warrant to the Buyer, jointly and severally, that each of the statements contained in this Section 3.1 is true and correct as of the Effective Date and as of the Closing Date, except as set forth in the corresponding section of the Disclosure Schedule, which shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.1.

(a)     Due Organization and Good Standing. LTD is duly incorporated, validly existing, and in good standing as a corporation under the Laws of the State of Illinois, and West is duly incorporated, validly existing, and in good standing as a corporation under the Laws of the State of California. Each Seller Entity is qualified or otherwise authorized to transact business as a foreign business entity and is in good standing under the Laws of every jurisdiction listed in Part 3.1(a) of the Disclosure Schedule, which jurisdictions constitute all the jurisdictions where the lease or ownership of property or the conduct of business by such party requires it to be so qualified or registered. Each Seller Entity has all requisite power and authority necessary to own, lease, hold and operate its assets and properties and to carry on its businesses as now conducted. Copies of the governing documents of the Seller Entities, including the articles of incorporation, bylaws, and any shareholders' agreement of such party, have been made available to the Buyer (the "Organizational Documents"), reflecting all amendments thereto, and are true, correct, and complete, and a true, correct, and complete list of the Organizational Documents is set forth on Part 3.1(a) of the Disclosure Schedule.

(b)     Capacity, Authorization, Execution and Delivery; Valid and Binding Agreement. Each of the Sellers and Seller Entities has the power, authority and legal capacity and has taken all required corporate and other action on its part necessary to permit and duly authorize it to execute and deliver and to carry out and perform the terms of this Agreement and the other Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. No spousal consent requirements apply to this Agreement, the Transaction Documents, or the transactions contemplated herein. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by the Sellers and Seller Entities, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and such other Transaction Documents constitute the legal, valid and binding obligation of the Sellers and Seller Entities, enforceable against them in accordance with their terms.

(c)     Governmental Filings. Except as set forth on Part 3.1(c) of the Disclosure Schedule, no filing or registration with, notification to, or authorization, consent or approval of any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents by any of the Sellers or Seller Entities, or the consummation by the Sellers and Seller Entities of the transactions contemplated by this Agreement and other Transaction Documents.

(d)     Capital Structure; Subsidiaries. The current capitalization of the Selling Entities is as set forth on Part 3.1(d)(i) of the Disclosure Schedule (and the representations referenced in that schedule with respect to capitalization or otherwise are incorporated into this Section). Except as set forth on such Schedule, no Seller Entity has any outstanding capital stock or other equity interests, any subscriptions, options, warrants or other rights for the issuance or purchase of any capital stock or other equity interests, any securities convertible or exchangeable for any capital stock or other equity interests, or any understandings or commitments of any kind for the issuance of capital stock or other equity interests or securities convertible into capital stock or other equity interests. There are no Contracts to which any Seller or Seller Entity is a party relating to the acquisition, disposition, or voting of any capital stock or other equity interests or securities of either Seller Entity, except for the Organizational Documents. Except as set forth on Part 3.1(d)(ii) of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, "phantom stock" or equity or similar rights with respect to either Seller Entity. There are no outstanding bonds, debentures, notes or other Indebtedness of any Seller Entity having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of either Seller Entity may vote. No Seller Entity has any subsidiaries and does not own, directly or indirectly, any stock, limited liability company interest or membership interest, partnership interest or other equity or voting interest in or of any Person.

(e)     Financial Statements. The Seller Entities have provided true and complete copies of the Financial Statements to the Buyer. The Financial Statements are consistent in all material respects with the books and records of the Seller Entities (which, in turn, are accurate and complete in all material respects) and, except as set forth on Part 3.1(e) of the Disclosure Schedule, have been prepared in accordance with GAAP, subject, in the case of interim statements, to normal recurring year-end adjustments necessary for a fair presentation of interim results (in accordance with GAAP) and the absence of notes thereto. The Financial Statements fairly present, in all material respects, the financial position of the Seller Entities as of the dates thereof and the results of operations, revenues, expenses and for the periods then ended, subject, in the case of interim statements, to normal recurring year-end adjustments necessary for a fair presentation of interim results (in accordance with GAAP, except as set forth on Part 3.1(e) of the Disclosure Schedule) and the absence of notes thereto (none of which disclosure notes or adjustments would, alone or in the aggregate, be materially adverse to the business, operations, assets, Liabilities, financial condition, operating results, cash flow or net worth of the Seller Entities).

(f)     No Conflict or Violation. Each Seller Entity has all Permits necessary to own, lease, hold and operate its assets and properties and to carry on its businesses as now conducted, and has all Permits necessary to carry out the transactions contemplated by this Agreement. Except as set forth on Part 3.1(f) of the Disclosure Schedule, the execution, delivery and performance by the Sellers and the Seller Entities of this Agreement and the other Transaction Documents and the consummation by the Sellers and Seller Entities of the transactions contemplated hereby and thereby do not (i) conflict with or result in any violation or breach of any of the terms, conditions or provisions of the Organizational Documents, any Law in any material respect, or any Order to which any Seller or Seller Entity is bound, or (ii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Person the right to accelerate, terminate, modify or cancel any Contract or Permit to which any Seller or Seller Entity is a party or by which any Seller or Seller Entity or the Acquired Business is bound or to which any of the Assets are subject.

(g)     Legal Proceedings. Except as set forth on Part 3.1(g)(i) of the Disclosure Schedule, there are (and, since January 1, 2012, have been) no Actions pending or threatened in writing and to the Knowledge of Seller Entities, there are no other actions currently threatened by or against the Seller Entities or any assets or properties of the Seller Entities, or against any Seller or any of the directors, officers, employees or other service providers of the Seller Entities relating to or resulting from their services to the Seller Entities. Except as set forth on Part 3.1(g)(ii) of the Disclosure Schedule, no Seller or Seller Entity is the subject of any Order related to the Acquired Business.

(h)     Personal Property; Owned and Leased Real Property.

(i)     Each Seller Entity holds good, valid and marketable title to all Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Following the Closing, the Buyer will own, with good, valid and marketable title, the Assets, free and clear of all Encumbrances other than Permitted Encumbrances, without incurring any penalty or other adverse consequence (including any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement).

(ii)     No Seller Entity owns any real property. The locations listed on Part 3.1(h)(ii) of the Disclosure Schedule (the "Leased Facilities") are the only real property leased, subleased or licensed to the Seller Entities. Part 3.1(h)(ii) of the Disclosure Schedule sets forth (A) a list of all leases, subleases and licenses with respect to the Leased Facilities and all amendments, modifications or other agreements relating thereto, including any recognition, subordination, nondisturbance, attornment or other agreements in the possession of the Seller Entities with any lenders with mortgages or deeds of trust encumbering the landlord's interest in the applicable Leased Facility (the "Facility Leases"), and (B) the respective landlord for each such Leased Facility. Each Seller Entity has made available to the Buyer true, correct and complete copies of all Facility Leases. No Seller Entity has assigned, subleased, transferred, conveyed, mortgaged, or otherwise encumbered its interest in such Facility Leases or the Leased Facilities, or granted to any third party any right to occupy the Leased Facilities, and there are no options or rights of first offer or refusal to acquire any such rights. The Facility Leases contain the entire agreement regarding the use or occupancy of the premises subject to the Facility Leases. All of the Facility Leases are in full force and effect, and afford the Seller Entities peaceful and undisturbed possession of the Leased Facilities. All rent and additional rent payments, including operating expenses, property taxes and pass-throughs, are paid current through the Effective Date, and will be paid current through the Closing Date, in each case subject only to customary year-end reconciliations. No default exists on the part of any Seller Entity, as tenant, or to the Knowledge of the Seller Entities, on the part of any landlord, under the Facility Leases.

(iii)     Except as set forth on Part 3.1(h)(iii) of the Disclosure Schedule and with respect to the Excluded Assets, the Assets constitute all of the assets and other properties and rights (whether tangible or intangible and whether real, personal or mixed) necessary and sufficient to permit the Buyer to conduct the Acquired Business after the Closing as currently conducted by the Seller Entities. The tangible assets included in the Assets are in good operating condition and repair and are adequate for the uses to which they are put in the Business as currently conducted, and no such assets are in need of replacement or maintenance or repair, except for routine replacement, maintenance and repair for ordinary wear and tear, and in the past twelve (12) months, the Seller Entities have not changed any of their policies with respect to the timing of repairs and maintenance with respect to such tangible assets. Except as set forth on Part 3.1(h)(iii) of the Disclosure Schedule, all of the tangible personal property and other tangible assets that are included as Assets are located, or will be located as of the Closing, at the Leased Facilities, except to the extent an asset may be in transit as a result of use in the ordinary course of business.

(i)     Taxes.

(i)     Each Seller Entity has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by the Seller Entities (whether or not shown or required to be shown on any Tax Return) have been paid and each Seller Entity has collected or withheld, and paid over to the appropriate Governmental Entity, all Taxes which such Seller Entity is required to collect or withhold (including sales and use Taxes) from amounts paid or owing to (or amounts paid by or owing from) any employee, shareholder, creditor, customer or other third party and has complied with all informational reporting and other requirements of Law related to such collection and withholding obligations. Part 3.1(i)(i) of the Disclosure Schedule lists: (A) all Tax Returns filed by or with respect to the Seller Entities for all taxable years since January 1, 2015, and (B) all audits of any Tax Returns, including California sales tax audit in 2016, including a description of the nature and, if completed, the outcome of each audit.

(ii)     For federal and all applicable state and local income Tax purposes, each Seller Entity has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since its formation and will be an S corporation up to and including the Closing Date. No Seller Entity is, nor has it ever been, a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code or any similar provision of state, local or foreign Tax Law) or filed or been included in any affiliated, combined, consolidated, or unitary Tax Return. No Seller Entity is liable for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 or any similar provision of any state, local or foreign Tax Law, as a transferee or successor, by Contract, or otherwise. No Seller Entity is a party, or has ever been a party, to any joint venture, partnership or other arrangement that is a partnership for income Tax purposes. No Seller Entity has in the past five (5) years: (i) acquired assets from another corporation in a transaction in which such Seller Entity's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor, or (ii) acquired the stock of any corporation.

(iii)     Except as set forth on Part 3.1(i)(iii) of the Disclosure Schedule, the charges, accruals, and reserves with respect to Taxes on the Balance Sheet are adequate and are at least equal to the liability of the Seller Entities for Taxes as of the date of the Balance Sheet, and the Seller Entities have not incurred any Liability for Taxes since the Balance Sheet Date except for Taxes incurred in the ordinary course of business.

(iv)     Except as set forth on Part 3.1(i)(iv) of the Disclosure Schedule: (A) no Seller Entity has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (B) there is no dispute or claim concerning any Tax Liability of the Seller Entities (or the Shareholder with respect to his ownership of capital stock of the Seller Entities) either claimed or raised by any taxing authority in writing or, to the Knowledge of the Seller Entities, other than in writing; (C) no claim has been made by a taxing authority in a jurisdiction where no Seller Entity files Tax Returns that any Seller Entity (or the Shareholder with respect to his ownership of capital stock of the Seller Entities) is or may be subject to Taxes assessed by such jurisdiction; (D) there are no Encumbrances for Taxes upon the assets of any Seller Entity other than Permitted Encumbrances; (E) there is no tax sharing agreement, tax allocation agreement, tax indemnity obligation, or similar agreement, arrangement, understanding, or practice, oral or written, with respect to Taxes that could require any payment by any Seller Entity, and (F) the Assets do not include any capital stock of a corporation or any interest in a joint venture, partnership, limited liability company or other arrangement that is a partnership for income Tax purposes.

(v)     No Seller Entity is a foreign person within the meaning of Section 1445(f)(3) of the Code. No Seller Entity has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(vi)     No Seller Entity has, or has ever had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country or engaged in a trade or business outside of the United States.

(vii)     No Seller Entity has ever been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(viii)     No Seller Entity has engaged in any transaction for which its participation is required to be disclosed under Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or foreign Tax Law).

(ix)     Except as set forth in Part 3.1(i)(ix) of the Disclosure Schedule, no Seller Entity is a party to any Contract or plan that has resulted or would result, separately or in the aggregate, as a result of the transactions contemplated by this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), and there is no plan, arrangement or other Contract by which a Seller Entity is bound to compensate any current or former employee or other service provider for excise taxes paid pursuant to Section 4999 or 409A of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(x)     No Seller Entity has granted or filed a power of attorney with respect to Taxes that will be binding on Buyer and remain in effect after the Closing. No Seller Entity has received, applied for, or requested (A) any Tax ruling (such as a private letter ruling or comparable ruling from a state, local or foreign taxing authority) or (B) any advance pricing agreement, closing agreement or other Contract or practice relating to Taxes or Tax matters (including tax incentives, exemptions or holidays) with a taxing authority.

(j)     Absence of Certain Changes. Since September 30, 2017, there has not occurred any Material Adverse Effect. Except as set forth on Part 3.1(j) of the Disclosure Schedule, since September 30, 2017, the Seller Entities have conducted their businesses in the ordinary course in all material respects, and no Seller Entity has:

(i)     made any dividend or distribution in respect of, or redemption of, its capital stock or other equity interests, other than cash dividends distributed to its shareholders in the ordinary course of business consistent with past practice;

(ii)     allowed any Encumbrance to be placed upon any of its assets, other than Permitted Encumbrances;

(iii)     cancelled, compromised or waived any claims with a potential value in excess of $25,000 (individually or in the aggregate);

(iv)     accelerated any material obligation or terminated, modified, canceled or waived any material right under any Seller Contract (other than the expiration of a Contract in accordance with its terms);

(v)     acquired (by merger, consolidation or acquisition of stock or assets), licensed, sold, leased, transferred or otherwise disposed of or abandoned or permitted to lapse any collection of assets constituting all or substantially all of a business (including any Company Intellectual Property set forth in Part 3.1(s)(i) of the Disclosure Schedule) or business unit, corporation, partnership or other business organization or division thereof;

(vi)     acquired, sold, transferred or otherwise disposed of properties or assets, other than in the ordinary course of business;

(vii)     changed its accounting methods or principles theretofore adopted or followed, except as required by GAAP and reflected in a note to the Financial Statements, or reversed any accounting accruals or reserves other than in the ordinary course of business consistent with GAAP and past practice;

(viii)     changed its cash management practices and policies, or changed its practices and procedures regarding sales, accounts receivables, inventory, payables or accrued expenses;

(ix)     experienced any damage, destruction or casualty loss (other than those covered by insurance) with respect to any of the assets or properties of the Seller Entities that, individually or in the aggregate, exceeds $25,000;

(x)     made any change in compensation paid or payable to any employee, except as set forth in Part 3.1(j)(x) of the Disclosure Schedule;

(xi)     issued any note, bond, or other debt security, or created, incurred, assumed or guaranteed any Indebtedness;

(xii)     implemented any plant closing or layoff of employees that could implicate the WARN Act;

(xiii)     made any change or amendment to, or adopted or terminated, any Company Plan of any Seller Entity;

(xiv)     made any change to any Tax election or Tax Return, other than as required by Law, or settled or compromised any Liability or Action relating to Taxes or entered into any closing agreement;

(xv)     adopted a complete or partial plan of liquidation or resolutions authorizing or providing for such a liquidation or dissolution, consolidation, recapitalization, reorganization or bankruptcy, or made a general assignment for the benefit of creditors;

(xvi)     made any loan, advance or capital contribution or investment to or in any Person;

(xvii)     effected any transfer, assignment or grant of any license or sublicense of any rights under or with respect to any Company Intellectual Property;

(xviii)     abandoned, allowed to lapse, cancelled or otherwise forfeited any rights with respect to any current or former Company Intellectual Property; or

(xix)     entered into any Contract to take any of the actions specified in this Section 3.1(j).

(k)     Seller Contracts.

(i)     Part  3.1(k)(i) of the Disclosure Schedule sets forth a list of Contracts to which any Seller Entity is a party or to which any of the assets or properties of a Seller Entity are bound and which are in any one or more of the categories listed below:

(A)     all Contracts involving aggregate consideration in excess of $100,000 per annum; and in the case of purchase orders or sales orders in excess of $100,000, individually.

(B)     all Contracts that require a Seller Entity to purchase or sell a stated portion of the requirements or outputs of its business or that contain "take or pay" provisions;

(C)     all Contracts (1) involving aggregate consideration in excess of $100,000 that provide for the indemnification of any other Person or (2) that provide for the assumption of any Tax, environmental or other Liability of any Person;

(D)     all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(E)     all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, sales representative, market research, marketing, consulting and advertising Contracts;

(F)     all Contracts with customers;

(G)     all employment agreements and Contracts with independent contractors or consultants (or similar arrangements);

(H)     all Contracts relating to Indebtedness (including guarantees);

(I)     all Contracts relating to swap, hedging, forward exchange or other derivative arrangements;

(J)     all Contracts with any Governmental Entity;

(K)     all Contracts not made in the ordinary course of business, including any Contract containing a covenant not to compete or not to solicit or limiting or purporting to limit the method or scope of conduct of the Acquired Business or preventing any Seller or Seller Entity from engaging freely in any part of the Acquired Business anywhere in the world, in each case binding on a Seller or Seller Entity, or any employees or other service providers of any Seller Entity;

(L)     all joint venture, partnership or similar Contracts;

(M)     all Contracts for the sale of any of the Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Assets;

(N)     all Contracts between (1) a Seller Entity or any of its Affiliates, on the one hand, and (2) any Seller, director, officer, employee or other service provider of a Seller Entity, any of such individual's family members, or any of their respective Affiliates, on the other hand;

(O)     all powers of attorney with respect to the Acquired Business;

(P)     all collective bargaining agreements or Contracts with any union, works council or labor organization;

(Q)     all Contracts with respect to Intellectual Property, Software, or Source Code, including (1) Contracts with current or former employees, consultants, or contractors regarding the ownership, use, protection or nondisclosure of any Intellectual Property, Software, or Source Code and (2) any Contract relating to the licensing of Intellectual Property, Software, or Source Code by a Seller Entity from or to a third party (except licenses for commercially available, unmodified, off-the-shelf software purchased or licensed for less than a total cost of $25,000 in the aggregate entered into by a Seller Entity in the ordinary course of business);

(R)     all Contracts that (1) cannot be terminated by a Seller Entity unless it provides advance notice of 30 days or more, or (2) cannot be terminated by a Seller Entity without incurring a fee, penalty, charge, payment or prepayment obligation;

(S)     all other Contracts that are material to the Assets or the operation of the Acquired Business and not previously disclosed pursuant to this Section 3.1(k)(i); and

(T)     any outstanding binding commitment to enter into any Contract of the type described in subsections (A) through (S) of this Section 3.1(k)(i).

(i)     Part  3.1(k)(ii) of the Disclosure Schedule lists the backlog of committed sales orders of the Seller Entities with customers, in each case as of two days prior to the Effective Date.

(ii)     The Contracts listed or required to be listed on Part 3.1(k)(i) of the Disclosure Schedule and all purchase orders and sales orders entered into in the ordinary course of business and all Assumed Contracts are collectively referred to as the "Seller Contracts." Except as set forth on Part 3.1(k)(i) of the Disclosure Schedule, (A) the Seller is not in breach of or default under any Seller Contract, (B) to the Knowledge of the Seller, no counterparty is in breach of or default under any Seller Contract, and (C) all certifications and representations submitted by or on behalf of the Seller in connection with any Seller Contract were true and correct when given and all notices regarding the updating of such certifications and representations have been given if required. Except as set forth on Part 3.1(k)(i) of the Disclosure Schedule, all of the Seller Contracts are binding and enforceable in accordance with their respective terms and the transactions contemplated by this Agreement and the other Transaction Documents will not afford any other party the right to terminate or make any modifications to the terms of any such Seller Contract. The Seller has made available to the Buyer true and correct copies of all Seller Contracts (together with all amendments, waivers or other changes thereto) set forth or required to be set forth on Part 3.1(k)(i) of the Disclosure Schedule.

(l)     Employees and Compensation.

(i)     Except as set forth on Part 3.1(l)(i) of the Disclosure Schedule, no Seller Entity is subject to any pending labor dispute or other labor-related Action, no such Action has occurred within the past five (5) years, and no such Action is threatened. None of the employees of the Seller Entities are represented by any labor organization and there are no collective bargaining agreements otherwise in effect or being negotiated with respect to such employees in connection with their employment by a Seller Entity, and to the Knowledge of Seller Entities, no union organizing activities involving such employees are pending or threatened and no such organizing activities have occurred within the past five (5) years.

(ii)     Part 3.1(l)(ii) of the Disclosure Schedule sets forth (A) a true and correct list of the name and current annual salary, commissions and/or bonus paid in respect of the fiscal years ended December 31, 2016 and 2017 , and the maximum salary, commissions (and commission schedule) and/or bonus that may be earned in respect of the fiscal year ended December 31, 2017, of each Seller and any director, officer, employee (including any leased or temporary employee), or independent contractor of the Seller Entities, and (B) a description of any other form of material compensation or benefits paid, payable or provided by any Seller Entity to each such person for the fiscal year ended December 31, 2016, or paid or scheduled to be paid or provided in respect of the fiscal year ended December 31, 2017. Part 3.1(l)(ii) of the Disclosure Schedule also names any such person who is absent from work due to a work-related injury, is receiving workers' compensation or is receiving disability compensation, or is otherwise on any form of leave, whether paid or unpaid. Except as set forth on Part 3.1(l)(ii) of the Disclosure Schedule, there are no special bonuses, sale bonuses or other similar compensation payable to any employee, independent contractor, shareholder or other equity holder of a Seller Entity in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

(iii)     Except as set forth on Part 3.1(l)(iii) of the Disclosure Schedule, all officers and employees of the Seller Entities are employees at-will, terminable without penalty; and there are no outstanding agreements or arrangements with respect to severance payments to current or former employees of the Seller Entities. Except as set forth on Part 3.1(l)(iii) of the Disclosure Schedule, the Seller has no agreements with independent contractors. To the Knowledge of the Seller Entities, no independent contractor provides exclusive services to the Seller Entities and is likely to be reclassified as an employee of a Seller Entity or be entitled to any severance or indemnity other than those provided under his or her independent contractor agreement.

(iv)     There are no accrued and unpaid wages, bonuses, vacation pay, commissions, personal leave payments, or other amounts owed or potentially owed to the directors, officers, members, managers, employees or independent contractors of any Seller Entity, other than as reflected on the final Working Capital calculations.

(v)     To the Knowledge of the Seller Entities, no officer or key employee or sales / marketing staff person or independent contractor of any Seller Entity and no group of key employees or sales / marketing staff persons or independent contractors of any Seller Entity has any plans to terminate his or her employment or arrangement with any Seller Entity and none of the foregoing persons have notified any Seller or Seller Entity of his or her intention to do so.

(vi)     Except as set forth in Part 3.1(l(vi) of the Disclosure Schedule, no employee of any Seller Entity who is in a managerial or sales / marketing position has executed a restrictive covenants agreement, and no employee or sales / marketing staff person of any Seller Entity is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreements with any Person other than the Seller Entities relating to or in conflict with the present business of the Seller Entities or the Buyer.

(m)     Compliance with Laws.

(i)     Each Seller Entity has in full force and effect all Permits necessary for it to own, lease or operate its assets and properties and to carry on and conduct its business in all respects. Part 3.1(m)(i) of the Disclosure Schedule sets forth a correct and complete list of all Permits held by the Seller Entities, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in the revocation, suspension, limitation or adverse modification of any Permit of the Seller Entities. Except as set forth on Part 3.1(m)(i) of the Disclosure Schedule, each of the Permits of the Seller Entities listed on Part 3.1(m)(i) of the Disclosure Schedule is transferable to the Buyer in connection with the transactions contemplated hereby, and no such Permit will require the consent or approval of (or provision of any notice to) its issuing authority in connection with or as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. The Seller Entities have not been notified and presently have no reason to believe that any Permit will not be renewed in the ordinary course of business upon its expiration.

(ii)     No Seller Entity is, or has been at any time during the longer of the past two (2) years or the relevant statute of limitation, in violation or breach of any Orders, Permits or Laws applicable to the Acquired Business, the assets or properties of the Seller Entities, or the employees and other service providers conducting the Acquired Business, including the FCPA, COBRA, ERISA, labor laws, Environmental Laws, laws relating to civil rights, workers' compensation, and the payment and reporting of Taxes, employment laws relating to disabilities, discrimination, wage and hours, employment practices, and family medical leave, and the Federal Privacy Act of 1974 and other laws regulating the privacy of records regarding financial transactions, medical history, and employment history. Except as set forth on Part 3.1(m)(ii) of the Disclosure Schedule, no notice or warning from any Governmental Entity with respect to any failure or alleged failure of any Seller Entity to comply with any Order, Permit or Law has been received by any Seller Entity nor, to the Knowledge of the Seller Entities, is any such notice or warning proposed or threatened.

(iii)     No Seller Entity has during the past five (5) years: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (D) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any foreign anti-bribery statute or regulation. Each Seller Entity has instituted and maintains and enforces policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(n)     Environmental Matters.

(i)     The operations of the Seller Entities with respect to the Acquired Business are currently and have been in compliance with all applicable Environmental Laws. There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the Acquired Business or any real property currently or formerly owned, leased or operated by any Seller Entity in connection with the Acquired Business, and the Seller Entities have not received an Environmental Notice that any part of the Acquired Business or any real property currently or formerly owned, leased or operated by any Seller Entity in connection with the Acquired Business (including soils, groundwater, surface water, buildings and other structure located thereon) has been contaminated with any Hazardous Materials which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, any Seller Entity. No Seller Entity has received from any Person, with respect to the Acquired Business, any: (A) Environmental Notice or Environmental Claim; or (B) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements. Each Seller Entity has obtained and is in material compliance with all Environmental Permits (each of which is disclosed on Part 3.1(m)(i) of the Disclosure Schedule) necessary for the conduct of the Acquired Business as currently conducted or the ownership, lease, operation or use of the Assets and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by the Seller Entities through the Closing Date in accordance with Environmental Law, and no Seller Entity is aware of any condition, event or circumstance that might prevent or impede, after the Closing Date the conduct of the Acquired Business as currently conducted or the ownership, lease, operation or use of the Assets. With respect to any such Environmental Permits, the Seller Entities have undertaken, or will undertake prior to the Closing Date, all commercially reasonable measures necessary to facilitate transferability of such Environmental Permits, is not aware of any condition, event or circumstance that might prevent or impede the transferability of the same, and no Seller Entity is aware of any condition, event or circumstance that would prevent or impede the transferability of the same, and has not received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of any such Environmental Permit. No Seller Entity has retained or assumed, by Contract or operation of Law, any Liabilities of other Persons under Environmental Law in connection with the Acquired Business or that might adversely affect the Assets or any real property currently or formerly owned, leased or operated by the Seller Entities in connection with the Acquired Business.

(ii)     None of the Business, the Assets, or any real property currently or formerly owned, leased or operated by the Seller Entities in connection with the Acquired Business is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list. Part 3.1(n)(ii) of the Disclosure Schedule contains (A) a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by the Seller Entities in connection with the Acquired Business, (B) a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Seller Entities in connection with the Acquired Business as to which any Seller Entity may retain Liability.

(iii)     The Seller Entities have made available to the Buyer and listed on Part 3.1(n)(iii) of the Disclosure Schedule: (A) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the Acquired Business or any real property currently or formerly owned, leased or operated by the Seller Entities in connection with the Acquired Business which are in the possession or control of the Seller Entities related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (B) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including costs of remediation, pollution control equipment and operational changes). No Seller Entity is aware of any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that would reasonably be expected after the Closing Date, to prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the Acquired Business as currently carried out.

(o)     Product Safety; Product Liability; Warranties; Discounts.

(i)     Except as set forth on Part 3.1(o)(i) of the Disclosure Schedule, each product sold, exported, and/or imported by the Seller Entities in connection with the Acquired Business has been designed, constructed, manufactured, packaged, installed, and labeled in compliance with all material regulatory, engineering, industrial, and other codes or Laws applicable thereto, and the Seller Entities have not received written notice of any alleged noncompliance with any such code or Law.

(ii)     The Seller Entities have no Liability, and the Seller Entities have no Knowledge of any existing circumstances that would reasonably be expected to give rise to any Action against any Seller Entity which, if adversely determined, would be reasonably likely to give rise to a Liability, arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold and/or imported by any Seller Entity in connection with the Acquired Business prior to the Effective Date.

(iii)     The Seller Entities have made available to the Buyer copies of the standard terms and conditions for the sale of products and services by the Seller Entities in the Acquired Business (containing applicable guaranty, warranty, indemnity, rebate, volume discount, and refund provisions). Except as set forth on Part 3.1(o)(iii) of the Disclosure Schedule, no product or service sold by the Seller Entities in the Acquired Business is subject to any material guaranty, warranty, indemnity, rebate, volume discount, or refund term beyond the applicable standard terms and conditions of sale or lease with respect to such product or service, and no Seller Entity is a party to any Contract providing for any such non-standard terms.

(p)     Absence of Undisclosed Liabilities. Except as set forth on Part 3.1(p) of the Disclosure Schedule, the Seller Entities have no Liability arising out of, relating to or in connection with any transaction entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, nor do Seller Entities have any Knowledge of pending or threatened state of facts existing at or prior to the date hereof, other than (i) Liabilities reflected in the Balance Sheet; and (ii) Liabilities that have arisen after the Balance Sheet Date in the ordinary course of business (none of which is a Liability for breach of Contract, breach of warranty, tort, infringement, violation of Law or an Action) (any such Liability that is not described in (i) or (ii) above, an "Undisclosed Liability").

(q)     Indebtedness. Except as set forth on Part 3.1(q) of the Disclosure Schedule, the Seller Entities have no Indebtedness. The Seller Entities have no Liability or Indebtedness related to or arising from any hedge, swap, forward exchange or other derivative arrangement or under any Contract described on Part 3.1(k)(i) of the Disclosure Schedule (regardless of whether such Liability or Indebtedness is reflected in the Balance Sheet, arising in the ordinary course of business after the Balance Sheet Date, described on Part 3.1(o) of the Disclosure Schedule, or otherwise).

(r)     Employee Benefit Plans.

(i)     Part 3.1(r)(i) of the Disclosure Schedule sets forth a list of each Company Plan. With respect to each Company Plan, the Seller Entities have made available to the Buyer true and complete copies of: (A) each Company Plan (or, if not written, a written summary of its material terms), any related trust agreement, funding instrument and any other material plan texts and agreements; (B) the current summary plan descriptions for the Company Plans and material modifications thereto; and (C) the most recent annual Form 5500 report, if applicable, filed with respect to such Company Plan.

(ii)     Except as set forth on Part 3.1(r)(ii) of the Disclosure Schedule, each Company Plan of the Seller Entities has been established, maintained and administered, in form and operation, in all material respects in accordance with its terms and applicable Law, including ERISA and the Code. All contributions, premiums or other payments that are due have been paid on a timely basis with respect to each Company Plan of the Seller Entities.  With respect to each Company Plan of a Seller Entity, no material unfunded liability exists with respect to any Company Plan of a Seller Entity. Each Company Plan of a Seller Entity that is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or, if it is a prototype plan, is the subject of a favorable opinion letter issued by the Internal Revenue Service) to the effect that such Company Plan of such Seller Entity meets the requirements of Section 401(a) of the Code and to the Knowledge of Seller Entities, no events have occurred that would adversely affect such qualified status.  No Seller Entity has any Liability with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA, including by reason of being treated as a single employer under Section 414 of the Code with any other Person.  No Seller Entity has any Liability with respect to, or an obligation to make contributions to an "employee benefit plan" that is a multiple employer plan, a multiemployer plan or a multiple employer welfare arrangement. No Seller Entity has any current or potential obligation to provide post-employment health, life or other welfare benefits other than as required under Section 4980B of the Code or any similar applicable law.  There does not exist any pending or, to the Knowledge of the Seller Entities, threatened Actions (other than routine undisputed claims or inquiries for benefits) with respect to any Company Plan of any Seller Entity.  Except as set forth on Part 3.1(r)(ii) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not (A) entitle any current or former employee or officer of any Seller Entity to severance pay, unemployment compensation, bonus, commission or any other payment, (B) accelerate the time of payment or vesting, or increase the amount of, compensation due any such employee or officer, or (C) result in the forfeiture of compensation or benefits under any Company Plan of any Seller Entity.  Except as set forth on Part 3.1(r)(ii) of the Disclosure Schedule, no former employee or officer of any Seller Entity is currently receiving COBRA coverage by or through any Company Plan.

(iii)     Part 3.1(r)(iii) of the Disclosure Schedule sets forth each Company Plan of the Seller Entities that is subject to Section 409A of the Code. Each such Company Plan has, since December 31, 2007, complied in all material respects in operation and form with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

(iv)     Except as set forth on Part 3.1(r)(iv) of the Disclosure Schedule, each Company Plan of the Seller Entities that is a group health plan subject to the Patient Protection and Affordable Care Act ("PPACA") has complied in all respects with the requirements of PPACA, including the employer shared responsibility requirements (such that no penalties will be or are anticipated to be assessed on any Seller Entity).

(s)     Intellectual Property.

(i)     Part 3.1(s)(i) of the Disclosure Schedule identifies (A) the registered trademarks, trademark applications, patents, patent applications, registered copyrights, copyright applications, social media handles and URLs, and Internet domain names of the Seller Entities (the "Registered Intellectual Property"); (B) any license pursuant to which Company Intellectual Property is licensed to a Seller Entity by another Person or licensed to another Person by a Seller Entity (except licenses to a Seller Entity for commercially available, unmodified, off-the-shelf software purchased or licensed for less than a total cost of $25,000 in the aggregate entered into by any Seller Entity in the ordinary course of business); and (C) unregistered trademarks. The Seller Entities expect all pending applications for any Registered Intellectual Property to receive registration or issuance. All required filings and fees related to the Registered Intellectual Property have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all Registered Intellectual Property is in good standing. Part 3.1(s)(i) of the Disclosure Schedule identifies any renewals, fee payments, filings or any other action that is or will be required to be taken with respect to any of the Registered Intellectual Property within six (6) months following the Closing Date.

(ii)     Each license pursuant to which Company Intellectual Property is licensed to a Seller Entity by another Person or licensed to another Person by a Seller Entity (including licenses listed on Part 3.1(s)(i) of the Disclosure Schedule and licenses for commercially available, unmodified, off-the-shelf software not required to be listed on Part 3.1(s)(i) of the Disclosure Schedule) (the "Intellectual Property Licenses") is valid and binding on such Seller Entity, as applicable, in accordance with its terms and is in full force and effect. The Seller Entities are not and, to the Knowledge of the Seller Parties, no other party to an Intellectual Property License is, in breach of or default under (or is alleged to be in breach or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property License.

(iii)     Except as set forth on Part 3.1(s)(iii) of the Disclosure Schedule, the Seller Entities own and possess all right, title and interest in and to, or have a valid and enforceable license to use (each of which is set forth on Part 3.1(s)(i) of the Disclosure Schedule, or is with respect to off-the-shelf software and not required to be listed on such schedule), free and clear of all Encumbrances, all Intellectual Property used or held for use by the Seller Entities in, or necessary to, the conduct of the Acquired Business as currently conducted or proposed to be conducted (the "Company Intellectual Property"). The rights of the Seller Entities in the Company Intellectual Property are valid, subsisting and enforceable. To the Knowledge of the Seller Entities, the Seller Entities have taken all reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all Trade Secrets included in the Company Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements. The Trade Secrets are not part of public knowledge or literature and have not been used, divulged or appropriated by any Seller Entity or, to the Knowledge of the Seller Entities, by any third party, to any Person or to the detriment of any Seller Entity. In addition, any research and development in connection with the Company Intellectual Property was not the result of the work and/or contribution of any third party who has, had or may have any right, title or interest in such Company Intellectual Property, other than as granted to such Seller Entity pursuant to an Intellectual Property License. Notwithstanding the foregoing, the Source Code relating to the Software (A) has at all times been maintained in confidence in a manner that is customary in and consistent with the Seller Entities' industry and (B) has been disclosed by the Seller Entities only to employees and consultants having a "need to know" the contents thereof in connection with the performance of their duties for such Seller Entity.

(iv)     Except as set forth on Part 3.1(s)(iv) of the Disclosure Schedule, (A) the conduct of the Acquired Business, and the products, processes and services of the Acquired Business (but only to Seller Entities' Knowledge to the extent that any of those products, processes and services relate to a third-party designs, specifications or products or plans supplied to a Seller Entity in connection with provision of its services) have not, infringed, misappropriated, diluted or otherwise violated, and do not infringe, misappropriate, dilute or otherwise violate any other Person's Intellectual Property or other rights, and there is no Action pending or currently threatened in writing against any Seller Entity regarding any such matter and there exists no reasonable basis for any such Action; (B) no Action challenging the validity, registrability, enforceability or ownership of any Company Intellectual Property is pending or threatened in writing against any Seller Entity and Seller Entities have no Knowledge of any reasonable basis for any such Action; and (C) no Person has, or is currently, infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property, no such claims are pending or threatened in writing against any Person by any Seller Entity, and to the Knowledge of Seller Entities, there exists no reasonable basis for any such Action. Except as set forth on Part 3.1(s)(iv) of the Disclosure Schedule, the Seller Entities have not granted to any Person any license or assignment to any material Company Intellectual Property. The Seller Entities are not aware of any Intellectual Property owned or used by any competitor or third party which reasonably would be expected to supersede or make obsolete any product or process of any Seller Entity or limit its business as currently conducted.

(v)     Except as set forth on Part 3.1(s)(v) of the Disclosure Schedule, all personnel, including members of management, employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any Company Intellectual Property on behalf of the Seller Entities have executed appropriate instruments of assignment, including, present language of assignment and, if appropriate, "work made for hire" language, in favor of the applicable Seller Entity as assignee that have conveyed to such Seller Entity full, effective, and exclusive ownership of all tangible and intangible property thereby arising. Each executed agreement has been made available to the Buyer. To the Knowledge of the Seller Entities, none of the personnel of any Seller Entity is in violation thereof. No Seller, family member of a Seller, or any of their Affiliates, and no employees, agents, consultants, or contractors of any Seller Entity, has any right, title or interest in and to the Company Intellectual Property.

(vi)     Other than proprietary Software developed by a Seller Entity for use in connection with the internal business needs of the Seller Entities and set forth on Part 3.1(s)(vi) of the Disclosure Schedule (the "Proprietary Software"), all Software used by the Seller Entities in connection with the Acquired Business is licensed to the Seller Entities by a third party. Except as set forth on Part 3.1(s)(vi) of the Disclosure Schedule, each Seller Entity has, with respect to all Software (other than the Proprietary Software) used in the Acquired Business, sufficient and fully paid for licenses with such third parties for the number of users of that Software. The Seller Entities are in actual possession of and have exclusive control over a complete and correct copy of the Source Code for all Proprietary Software, including all previous major releases. Each Seller Entity has created and has safely stored back-up copies of all its Proprietary Software, and to the Knowledge of the Seller Entities has taken other commercially reasonable and necessary steps to protect the Proprietary Software and its rights thereunder, and to the Knowledge of the Seller Entities, no such rights to any Proprietary Software have been lost or are in jeopardy of being lost through its failure to act. None of the Proprietary Software contains any computer code: (i) designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetical disruptions or distortions, the operation of any of computer systems, or any other associated software, firmware, hardware, computer system or network (sometimes referred to as "viruses" or "worms"); (ii) that is designed to disable or impair in any way the operation of any such system based on the elapsing of a period of time; or (iii) that is designed to permit access to any person to cause such disablement or impairment (sometimes referred to as "traps," "access codes," or "trap door" devices), or any other similar harmful, malicious or hidden procedures, routines or mechanisms that would cause any such Proprietary Software to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations. The documentation and specifications for the Proprietary Software comports with generally accepted industry standards in describing the proper procedures for installing and operating the Proprietary Software, and shall provide sufficient information to enable a third party to install and operate the Proprietary Software.

(vii)     Open Source. Except as specifically set forth on Part 3.1(s)(vii) of the Disclosure Schedule, the Proprietary Software does not include any "open source" code (as defined by the Open Source Initiative) or "Free" code (as defined by the Free Software Foundation), nor has it been created in such a way that it is compiled with or linked to any such code. To the extent that the Company Intellectual Property includes the "open source" and "Free" code identified on Part 3.1(s)(vii) of the Disclosure Schedule, such code is not integrated in any way into any of the Proprietary Software which could result in a contractual requirement for any Seller Entity to make available the Source Code for any Proprietary Software other than those specific components of the Source Code which are "open source" or "Free" code, or could otherwise impose any limitation, restriction, or condition on the right or ability of the Seller to use such Proprietary Software for its internal business purposes or in connection with the transfer to Buyer contemplated by this Agreement.

(viii)     Each Seller Entity has established, implemented and maintained (A) reasonable safeguards against the destruction, loss or alteration of, and unauthorized access to, all Confidential Information of the Seller Entities, all in accordance with applicable industry standards; and (B) reasonable physical, network, electronic and internet security procedures, protocols, security gateways and firewalls with respect to all Confidential Information of the Seller Entities. There has been no known or suspected unauthorized use of or access to any of the Software used in the Acquired Business, including any known or suspected unauthorized access to or disclosure of any Confidential Information. Each Seller Entity has installed and updated all Software used in the Acquired Business with patches, updates, fixes and upgrades provided to the applicable Seller Entity by its vendors that are necessary or requested by such vendors for the maintenance of security of such Software. Each Seller Entity is and has been in compliance in all material respects with all Laws relating to data loss, theft and breach of security notification obligations.

(ix)     The transactions contemplated by this Agreement and the other Transaction Documents will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, or otherwise adversely affect any right, title or interest of any Seller Entity in and to any Company Intellectual Property. Immediately following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, all Company Intellectual Property owned by a Seller Entity or used in the Acquired Business prior to the Closing will be owned by the Buyer or available for use in the Acquired Business after the Closing on terms and conditions identical to those that existed immediately prior to the Closing.

(t)     Brokers' Fees. Except as set forth on Part 3.1(t) of the Disclosure Schedule, no Seller or Seller Entity has dealt with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement and the other Transaction Documents, and no Seller or Seller Entity is under an obligation to pay any broker's fee, finder's fee or commission in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(u)     Affiliate Transactions; Competing Businesses. Except as set forth on Part 3.1(u) of the Disclosure Schedule and for employment relationships, no Seller Entity is currently a party to any Contract, loan or other transaction with any of the following Persons, or in which any of the following Persons have any direct or indirect interest: any Seller or any director, officer, employee or other service provider of any Seller Entity, any family member of any such Person, or any of their respective Affiliates. No such Person owns or provides services to any business entity which is engaged in a business which competes with or is similar to the Acquired Business.

(v)     Payors and Suppliers. Set forth on Part 3.1(v) of the Disclosure Schedule is a list of (i) all payors of each Seller Entity (with payments in excess of $100,000 during such 12 month period) sorted by the aggregate dollar value by such Seller Entity for the 12 month period ending on the Balance Sheet Date, and (ii) all suppliers of each Seller Entity sorted by the aggregate dollar amount of purchases of products or services (in excess of $100,000 during such 12 month period) by such Seller Entity during the 12 month period ending on the Balance Sheet Date. Except as set forth on Part 3.1(v) of the Disclosure Schedule, no payor or supplier identified or required to be identified, has terminated its relationship with a Seller Entity, or has threatened to terminate its relationship with or, to the Knowledge of Seller Entities intends to terminate its relationship with or materially decrease transactions with or otherwise materially adversely alter its relationship with such Seller Entity (whether as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or otherwise). No supplier used by any Seller Entity is the sole source of supply of any good or service, such that the Buyer could not replace such supplier.

(w)     Customers.

(i)     Set forth on Part 3.1(w)(i) of the Disclosure Schedule is a list of the top twenty-five (25) customers of the Seller Entities based on the aggregate dollar amount of purchases of the products or services of the Seller Entities during the 12 month period ending on the Balance Sheet Date. Except as set forth in Part 3.1(w)(i) of the Disclosure Statement, no customer identified or required to be identified on Part 3.1(w)(i) of the Disclosure Schedule has terminated its relationship with a Seller Entity or has threatened to terminate its relationship with or, to the Knowledge of the Seller Entities, intends to terminate its relationship with, materially decrease purchases from or otherwise materially adversely alter its relationship with the Seller Entities (whether as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or otherwise). Buyer acknowledges that neither Seller Entities nor Sellers are making any representations, warranties, forecasts or projections concerning any particular amount of sales or EBITDA with respect to any customer after the Effective Date.

(ii)     Part 3.1(w)(ii) of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement and itemized by customer, of the amount of all advance payments, deposits and similar prepaid items received from customers prior to the Closing Date for goods or services that will be required to be provided on or after the Closing Date.

(x)     Insurance. Set forth on Part 3.1(x) of the Disclosure Schedule is a list of all of the insurance policies under which any Seller Entity is an insured. Each Seller Entity maintains or is the beneficiary of insurance policies relating to its Business, assets, and properties that are commercially reasonable and the Seller Entities have no Knowledge that such insurance is insufficient to insure against the reasonably likely risks of its Business, including the tail policies obtained by the Seller Entities in connection with the transactions contemplated herein. All such insurance policies are in full force and effect, are valid and enforceable, and all premiums currently due thereunder have been paid. No Seller Entity has received any notice of cancellation or modification in coverage amounts of any such insurance policies. Except as set forth on Part 3.1(x) of the Disclosure Schedule, there are no potential claims received or known by any Seller Entity, there are no pending claims or notices of any potential claims submitted by any Seller Entity under any insurance policy, and no claims have been submitted by any Seller Entity under any of its current or former insurance policies since November 30, 2012. Each Seller Entity has made available to the Buyer true and complete copies of each insurance policy of such Seller Entity. All tail policies obtained by the Seller Entities in connection with the transactions contemplated herein name the Buyer as an additional insured.

(y)     Accounts Receivable. Part 3.1(y) of the Disclosure Schedule sets forth a complete and accurate list of all accounts receivable of the Seller Entities as of two days prior to the Effective Date. All accounts receivable shown on Part 3.1(y) of the Disclosure Schedule or on the Financial Statements represent, as of the applicable date, valid obligations arising from sales actually made or services actually performed by the Seller Entities in the Acquired Business. To the Seller Entities’ Knowledge, subject to any reserves for doubtful accounts on the Closing Working Capital, all accounts receivable are current and fully collectible on the day on which they first become due and payable. There is no contest, claim, defense or right of setoff under any account receivable relating to the amount or validity of such account receivable.

(z)     Inventory. Part 3.1(z)(i) of the Disclosure Schedule sets forth a complete and accurate list of the inventory of the Seller Entities on the Effective Date. All items included in the inventory of the Seller Entities, other than Excluded Inventory, are good and merchantable and of a quality and quantity usable and saleable in the ordinary course of business of the Seller Entities. Except as set forth on Part 3.1(z)(ii) of the Disclosure Schedule, no Seller Entity is in possession of any inventory not owned by such Seller Entity, as applicable, including goods already sold, or inventory held on a consignment basis. Except as set forth on Part 3.1(z)(iii) of the Disclosure Schedule, no Seller Entity has any Excluded Inventory. All inventory of the Seller Entities has been valued at the lower of cost or market, on an average cost basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Seller Entities.

(aa)     Accounts Payable. Part 3.1(aa) of the Disclosure Schedule sets forth a complete and accurate list of the accounts payable of the Seller Entities as of two days prior to the Effective Date. All accounts payable shown on Part 3.1(aa) of the Disclosure Schedule or on the Financial Statements represent, as of the applicable date, valid obligations of the Seller Entities arising in the ordinary course of business. Except as set forth on Part 3.1(aa) of the Disclosure Schedule, there are no unpaid invoices or bills alleged to be owed with respect to the Acquired Business, or any outstanding invoices or bills which the Seller Entities have refused to pay or are otherwise disputing.

(bb)     Insolvency. Each Seller Entity is, and will be as of immediately prior to the Closing, Solvent. As of immediately following the Closing, and after giving effect to all of the transactions contemplated by this Agreement, each Seller Entity will be Solvent. For purposes of this Agreement, "Solvent" means, with respect to the Seller Entities, that (i) each Seller Entity will be able to pay its debts and obligations as they become due, (ii) such Seller Entity does not, as of such time, have unreasonably small capital with which to conduct its business, and (iii) as of such time, the assets of the Seller Entity (calculated at fair market value) exceed its Liabilities. The Closing Cash constitutes sufficient funds to repay all Indebtedness of the Seller Entities outstanding on the Effective Date in full.

(cc)      Bulk Sales. The transactions contemplated by this Agreement are subject to "bulk sales," "bulk transfer" or similar Laws of California and Illinois.

(dd)     Securities. Each of LTD and the Sellers acknowledges that the Buyer Shares have not been registered under the Securities Act, and are being issued to LTD in reliance on the exemption from such registration provided by Section 4(a)(2) of the Securities Act. In connection with its receipt of the Buyer Shares, LTD and each of the Sellers represents and warrants to the Buyer and agrees as follows:

(i)     LTD and each of the Sellers is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Buyer Shares are being acquired by LTD for its own account, as principal, and not as an agent, nominee, or representative for the account or benefit of another person, or with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, except for eventual distribution to the Sellers, and the Buyer Shares shall not be disposed of in contravention of the Securities Act or any applicable state securities laws. Neither LTD nor any Seller is participating, directly or indirectly, in any distribution or underwriting of the Buyer Shares, and LTD and the Sellers have not agreed or arranged to sell, assign, transfer, subdivide, or otherwise dispose of all or any part of the Buyer Shares to another person.

(ii)     Shareholder is, as of the Effective Date, the sole shareholder of LTD and Rosenbaum has a phantom equity interest in LTD. LTD and each of the Sellers has sufficient knowledge and experience in financial and business matters to be able to evaluate the merits, risks, and other factors bearing on the suitability of the Buyer Shares as an investment, and LTD and each of the Sellers has been afforded an adequate opportunity to evaluate an investment in the Buyer Shares in light of those factors, its or his financial condition, and its or his investment knowledge and experience. LTD and each of the Sellers has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Buyer Shares and the Parent, and has reviewed and understands the public filings the Parent has made with the Securities and Exchange Commission ("SEC").

(iii)     LTD and each of the Sellers are able to bear the economic risk of their investment in the Buyer Shares for an indefinite period of time because (A) the Buyer Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, (B) the Buyer Shares are "restricted securities" under applicable U.S. federal and state securities laws (including SEC Rule 144), and (C) the transfer of the Buyer Shares is subject to contractual restrictions on transfer set forth in this Agreement and the Restricted Stock Agreement. Except as expressly set forth in the Registration Rights Agreement, the Buyer has not agreed to, and is not obligated to, register any resale or other transfer of the Buyer Shares under the Securities Act or any state securities law, or to take any action to enable LTD and the Sellers to qualify for an exemption from registration under any of those laws with respect to a resale or other transfer of the Buyer Shares. LTD and the Sellers understand that an established trading market does not exist for the Buyer Shares, and none is likely to develop. LTD and the Sellers are aware of the provisions of SEC Rule 144.

(iv)     LTD and the Sellers are fully aware of the highly speculative nature of an investment in the Buyer Shares, and the financial hazards involved. Each Seller has adequate net worth and annual income to provide for his current needs and possible future contingencies and does not have an existing or foreseeable future need for liquidity of his investment in the Buyer Shares. Each Seller is otherwise able to bear the economic risk of an investment in the Buyer Shares, and has sufficient net worth and annual income to sustain a loss of all or part of his investment in the Buyer Shares if that were to occur and to withstand the probable inability to publicly sell, transfer, or otherwise dispose of the Buyer Shares for an indefinite period of time.

(v)     LTD and the Sellers understand that none of the following: (A) Buyer; (B) any agent, officer, director, member, manager, employee, or representative of Buyer; or (C) any professional advisor of Buyer makes any representation or warranty to LTD or the Sellers with respect to, or assumes any responsibility for, the tax consequences to LTD or the Sellers of any payments or benefits provided in this Agreement, including the acquisition of, investment in and the disposition of the Buyer Shares. LTD and each of the Sellers has obtained, to the extent they deem necessary, his or its own independent legal and tax advice with respect to such matters, including the consequences of receiving, and the risks inherent in, an investment in the Buyer Shares.

(vi)     Each Seller is a resident of the state listed under his signature to the signature page of this Agreement.

(ee)     No Additional Representations and Warranties. Except for the representations and warranties contained in this Agreement, the Disclosure Schedule, and the other Transaction Documents, no Seller or Seller Entity has made or makes any express or implied representation or warranty, either written or oral, on behalf of the Sellers or Seller Entities, including (i) any representation as to future profitability or success of the Acquired Business, or (ii) any representation or warranty as to the merchantability or fitness with respect to the Assets.

Section 3.2     Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers and Seller Entities that each of the statements contained in this Section 3.2 is true and correct as of the Effective Date and as of the Closing Date.

(a)     Due Organization and Good Standing. The Buyer is duly organized, validly existing, and in good standing as a limited liability company under the Laws of the State of Delaware, with all requisite power and authority to own its properties and to carry on its business as such business is now conducted. The Parent is duly organized, validly existing, and in good standing as a corporation under the Laws of the State of Florida, with all requisite power and authority to own its properties and to carry on its business as such business is now conducted.

(b)     Authorization and Execution. Each of the Buyer and Parent has the power and authority and has taken all required corporate, limited liability company, and other action, as applicable, on its part necessary to permit and duly authorize it to execute and deliver and to carry out and perform the terms of this Agreement and the other Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement, and the other Transaction Documents to which Buyer or Parent is a party have been duly and validly executed and delivered by the Buyer and Parent, as applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and such other Transaction Documents constitute the legal, valid and binding obligation of the Buyer or Parent, as applicable, enforceable against them in accordance with their terms.

(c)     No Conflict or Violation. The execution, delivery and performance by the Buyer and Parent of this Agreement and the other Transaction Documents and the consummation by the Buyer and Parent of the transactions contemplated hereby and thereby do not (i) assuming all authorizations, consents and approvals described or referred to in Section 3.2(c) have been obtained or made, violate any applicable Law or Order to which the Buyer or Parent is subject in a manner that would impair the Buyer's or Parent's ability to consummate the transactions contemplated hereby, (ii) require a consent, approval or notification under, conflict with, result in a violation or breach of, or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, or cancel any Contract to which the Buyer or Parent is a party that would impair the Buyer's ability to consummate the transactions contemplated hereby (other than consents that have been obtained), or (iii) violate the articles of incorporation or bylaws of the Parent or the certificate of formation or limited liability company agreement of the Buyer.

(d)     Legal Proceedings. There are no Actions pending or, to the knowledge of the Buyer, threatened against the Buyer which challenge the validity or enforceability of this Agreement against the Buyer or seek to enjoin or prohibit consummation of the transactions contemplated hereby by the Buyer.

(e)     Brokers' Fees. The Buyer has not dealt with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement, and is not under any obligation to pay any broker's fee, finder's fee, commission or similar amount in connection with the consummation of the transactions contemplated by this Agreement.

(f)     No Reliance. In connection with its decision to enter into this Agreement, each of Buyer and Parent acknowledge, understand, and agree that it (i) is a sophisticated party with such knowledge and experience in business matters that it appreciates the merits and risks of consummating the transactions contemplated by this Agreement, (ii) is not relying upon any representations, warranties, or information other than that set forth in this Agreement, including, by way of clarification, any forward-looking projections, forecasts, budgets, financial data or any other forward-looking information (written or oral) regarding the Acquired Business or prospects that was prepared or furnished by or on behalf of the Sellers or Seller Entities (or any representative or Affiliate of the Sellers or Seller Entities) to Buyer or Parent with respect to the transactions contemplated by this Agreement and that was not set forth in this Agreement or in any other Transaction Document, (iii) takes full responsibility for making its own evaluation as to the adequacy and accuracy of any forward-looking data whatsoever, and (iv) is not relying on any representation or warranty that the Acquired Business will generate any specific level of sales or EBITDA from any customer or for any period after the Closing other than that set forth in this Agreement.  For the avoidance of doubt, the parties acknowledge and agree that this Section 3.2(f) shall not, and is not intended to, limit, restrict, reduce, narrow, cancel, off-set, or otherwise constrain any representation or warranty made in this Agreement (including, but not limited to, those made under Section 3.1) or in any other Transaction Document.

ARTICLE IV
COVENANTS

Section 4.1     Obligation of Buyer to Close. The obligation of the Buyer to consummate the Closing shall be subject to the fulfillment or the Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)     The representations and warranties of the Sellers and Seller Entities contained in this Agreement and the Transaction Documents shall be true and correct in all respects (in the case of the Fundamental Representations and any other representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty other than the Fundamental Representations not qualified by materiality or Material Adverse Effect) on and as of the Effective Date and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)     Each of the Sellers and Seller Entities shall have duly performed and complied in all respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by such Seller or Seller Entity prior to or on the Closing Date, or such agreements, covenants and conditions have been waived by the Buyer.

(c)     The Seller Entities shall have received and delivered to the Buyer all consents, authorizations, orders and approvals listed on Schedule 2.6(c)(xiv), other than consents that Buyer has waived obtaining as a condition to closing, in each case, in form and substance satisfactory to the Buyer, and no such consent, authorization, order and approval shall have been revoked.

(d)     All deliveries by the Sellers and Seller Entities contemplated in Sections 2.6(b) and (c) shall have been timely received by the Buyer at or prior to the Closing, as applicable.

(e)     From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(f)     Since the date of this Agreement, there will not have been commenced or to the Knowledge of any Seller Entity threatened against a Seller Entity, or any employee of any Seller Entity, any Action (i) involving any challenge to, or seeking relief (monetary or otherwise) in connection with, any of the transactions contemplated by this Agreement, (ii) that could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any of the transactions contemplated by this Agreement, or (iii) involving claims in excess of $25,000.

Section 4.2     Obligation of Sellers and Seller Entities to Close. The obligation of the Sellers and Seller Entities to consummate the Closing shall be subject to the fulfillment or the waiver of the Sellers and Seller Entities, at or prior to the Closing, of each of the following conditions:

(a)     The representations and warranties of the Buyer contained in this Agreement and the Transaction Documents shall be true and correct in all material respects on and as of the Effective Date and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)     The Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)     All deliveries by Buyer contemplated in Section 2.6(d) shall have been received by the Sellers and Seller Entities at or prior to the Closing, as applicable.

Section 4.3     Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     by the mutual written consent of the Buyer and the Sellers and Seller Entities;

(b)     by Buyer by written notice to the Sellers and Seller Entities if:

(i)     Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any Seller or Seller Entity pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 4.1; or

(ii)     any of the conditions set forth in Section 4.1 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2017 (the “Outside Date”), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; provided, however, that the Outside Date may be extended or waived by the Buyer in its sole and absolute discretion; or

(c)     by the Sellers and Seller Entities by written notice to the Buyer if none of the Sellers and Seller Entities is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 4.2.

Section 4.4     Effect of Termination. In the event of the termination of this Agreement in accordance with Section 4.3, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except that nothing in this Agreement shall relieve any party hereto from liability for any breach of any provision of this Agreement, or any fraud or willful misconduct.

Section 4.5     Employees.

(a)     The Buyer shall make offers of employment, effective on the Closing Date, to certain individuals employed by the Seller Entities prior to Closing (such employees, including those employees executing Employment Agreements, the "Transferred Employees"); provided, however, that Buyer shall have no obligation to employ any individual who is not legally authorized to work in the United States. Each such offer of employment shall be subject to such compensation and other terms and conditions of employment as the Buyer shall determine in its sole discretion. Nothing in this Agreement provides any Seller or any other Person signing an Employment Agreement with any right to employment or continued employment for any specified period that is in addition to any such rights provided by the applicable Employment Agreement. Each Seller Entity agrees to terminate the employment of all Transferred Employees effective as of the Closing Date.

(b)     The Buyer will give each Transferred Employee full credit for such Transferred Employee's service with any Seller Entity and its Affiliates for purposes of vesting, eligibility and benefit accrual (except for purposes of benefit accruals under any 401(k) or defined benefit pension plans) pursuant to any employee benefit plans made generally available to employees or officers or any class or level of employees or officers maintained by the Buyer or any of its Affiliates in which a Transferred Employee participates to the same extent recognized by the Seller Entity immediately before the Closing Date, including with respect to PTO for the Transferred Employees; provided, however, that such service is not to be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.

(c)     The Seller Entities shall remain solely responsible for all Liabilities (including for wages, bonuses, severance pay, contractual obligations, and other compensation, commissions, remuneration or benefits, and claims under the Company Plans of the Seller Entities or otherwise) relating to any employees, independent contractors, or other service providers of the Seller Entities (including Transferred Employees, except as expressly provided in Sections 2.3(b) and (d) of this Agreement) for all periods through the Effective Date or thereafter with respect to such individual's relationship with any Seller Entity. Each Seller Entity shall remain solely responsible for all employees who are not Transferred Employees and all Liabilities related thereto, including, in each case, any payments to employees required by the Workers Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101 et seq., or any similar state or local Applicable Law (collectively, the "WARN Act"). Buyer will be responsible for any action by the Buyer after Closing that results in a "mass layoff or "plant closing" under the WARN Act.

(d)     On or prior to the Closing Date, each Seller Entity shall pay or shall cause to be paid to all employees, independent contractors, and other service providers of the Seller Entities (including Transferred Employees), all amounts due to such employees, independent contractors, and other service providers, including in respect of accrued but unpaid wages, commissions, bonuses, severance pay, and accrued vacation, personal leave or paid-time-off, through the Effective Date, except to the extent that such amounts are expressly included as Assumed Liabilities pursuant to Section 2.3 or to the extent accrued in the Closing Working Capital. As of the Effective Date or as soon as administratively practicable thereafter, the Seller Entities shall contribute to the 401(k) accounts for the benefit of the Transferred Employees (i) all contributions due with respect to the last pay period ending prior to the Effective Date, and (ii) all employer and employee contributions for the pay period including the Effective Date to which the Transferred Employees are entitled with respect to compensation earned by the Transferred Employees as of the Effective Date. As soon as administratively practicable following the Closing Date, the Seller Entities shall allow Transferred Employees to elect to take a distribution under the 401(k) plan of such Seller Entity in accordance with the terms of that Seller Entity's 401(k) plan, including an election to rollover account balances from that Seller Entity's 401(k) plan to a 401(k) plan sponsored by the Buyer.

(e)     The Buyer will not assume or continue, and will have no responsibility or liability to the Transferred Employees or any other Person under or with respect to, any of the Company Plans of the Seller Entities.

(f)     The Sellers and Seller Entities hereby (i) consent to the employment of the Sellers and the other Transferred Employees by the Buyer, and agree that the Sellers and other Transferred Employees are permitted to direct all business opportunities that they develop to the Buyer, regardless of whether such business opportunities are developed by the Sellers or other Transferred Employees based on information or relationships they possessed while employed by a Seller Entity and regardless of whether any such information or relationships constituted or were considered confidential or proprietary information of the Seller Entity, (ii) agree that neither the Seller Entity nor any Affiliate thereof will have or acquire or be entitled to any interest or expectancy or participation (such right to any interest, expectancy or participation, if any, being hereby renounced and waived) in any business opportunity as a result of the involvement therein of the Sellers or other Transferred Employees or the use of any such information or relationships in developing the business opportunity, (iii) agree that the involvement of the Sellers and other Transferred Employees in any business opportunity, or the use of any such information or relationships in developing any business opportunity, will not constitute a breach of any fiduciary duty or other legal obligation owed by the Sellers or other Transferred Employees to any Seller Entity or its Affiliates, and (iv) agree that none of the Buyer or its subsidiaries, Affiliates, employees (including the Sellers and other Transferred Employees), agents, independent contractors or other representatives shall be restricted in any manner from soliciting, communicating with, accepting business from, servicing or otherwise dealing with any of the customers of the Sellers and other Transferred Employees, in each case notwithstanding the terms of any restrictive covenants agreement they have with the Sellers or Transferred Employees or any restrictive covenants contained in any agreements with the Sellers or Transferred Employees.

(g)     The provisions of this Agreement are for the benefit of the parties hereto, and no employee of a Seller Entity shall have any rights hereunder. Nothing herein expressed or implied shall be deemed an amendment of any Company Plan or otherwise confer upon any employee of a Seller Entity, or any legal representatives or beneficiaries thereof, any rights or remedies, including any right to employment or continued employment for any specified period or to be covered under or by any employee benefit plan or arrangement, or shall cause the employment status of any employee to be other than terminable at-will.

Section 4.6     Restrictive Covenants.

(a)     Each of the Sellers and Seller Entities (each a "Restricted Person") agrees that, during the period commencing on the Closing Date and ending on the fifth (5th) anniversary thereof (the "Restricted Period"), it or he will not (and will not permit any of its or his respective Affiliates to) do any of the following, whether directly or indirectly, whether for itself or himself or on behalf of or with any other Person (including any division, group or franchise of a larger organization), and whether as a principal, agent, shareholder, participant, partner, promoter, director, officer, manager, member, equity owner, lender, employee, consultant, sales representative or otherwise:

(i)     own, control, manage, or participate in the ownership, control or management of, or render services, assistance or advice to, or have a financial interest in, or lend its name to, any business engaged in, or that is undertaking to become engaged in any business that competes with, or is otherwise engaged in, all or any portion of the Acquired Business, in each case, within the United States of America and any other place in which the Buyer conducts the Acquired Business after the Closing Date; provided, that the foregoing shall not prohibit the ownership by a Seller, as a passive investment, of not more than 1% of the capital stock of any corporation that competes with the Acquired Business that is traded on a national securities exchange so long as he has no active participation in the business of such corporation;

(ii)     (A) solicit, or assist in the solicitation of any customer, former customer (in the last twelve (12) months) or prospective customer of the Seller Entities or the Buyer for the purpose of selling, providing or soliciting to sell or provide any product or service of the Acquired Business; or (B) accept business from (with or without solicitation) any customer, former customer (in the last twelve (12) months) or prospective customer of any Seller Entity or the Buyer with respect to a product or service of the Acquired Business;

(iii)     solicit, or assist in the solicitation of, any Transferred Employee or other Person employed or engaged by the Buyer in any capacity (as an employee, independent contractor or otherwise, whether directly or indirectly) for the purpose of inducing such Person to terminate such employment or other engagement, whether or not such employment or engagement with the Buyer (or its Affiliates or subsidiaries) is pursuant to a contract or at-will, or hire any such Transferred Employee or other Person;

(iv)     interfere with, or attempt to interfere with, any business relationship (whether formed before, on or after the date of this Agreement) between the Buyer and any of its or the Acquired Business's customers, suppliers, distributers, landlords, or other Persons with which any of them have a business relationship, including persuading or attempting to persuade any such Person to cease to do business with the Buyer or the Acquired Business, reduce the amount of business that it historically has done with the Buyer or the Acquired Business, or otherwise adversely alter its business relationship with the Buyer or the Acquired Business; or

(v)     knowingly or intentionally, directly or indirectly, orally, in writing or otherwise, make any disparaging statement or remark or damage or destroy the goodwill and esteem of Buyer or any Affiliate or subsidiary of Buyer, any of the Assets or the Acquired Business with suppliers, employees, customers, and any others who may at any time have or have had business relations with Buyer, any Affiliate or subsidiary of Buyer, or the Acquired Business.

(b)     Each Seller hereby acknowledges that it is familiar with the Trade Secrets of the Seller Entities and with other Confidential Information. Each Restricted Person will not (and will cause its or his respective Affiliates not to), directly or indirectly, reveal, divulge, or disclose, at any time or for any reason or in any manner, any Confidential Information, unless such disclosure is on behalf of the Buyer in the course of performing the Seller's duties and responsibilities under his Employment Agreement, or is made with the express written consent of the Buyer. A Restricted Person will not (and will cause its or his respective Affiliates not to), directly or indirectly, use or duplicate any Confidential Information for any purpose other than in the performance of his duties and responsibilities for the Buyer under his Employment Agreement. The foregoing covenants shall not apply to any information that is required to be disclosed by subpoena or other mandatory legal process, provided that the Restricted Person shall, unless prohibited by law, promptly give the Buyer notice of any request or demand for disclosure of such Confidential Information upon receipt of such request or demand along with a copy of any written correspondence, pleading or other communications concerning the request or demand; the Restricted Person shall use commercially reasonable efforts to the extent legally permissibly, to obtain at Buyer's expense, and upon request, provide reasonable cooperation should the Buyer seek to obtain, an appropriate protective order at Buyer's expense and, if the Buyer does not obtain a protective order after a period that is reasonable under the circumstances, the Restricted Person may only disclose that portion of the Confidential Information that counsel to the Restricted Person advises it or him that it or he is legally compelled to disclose or else stand liable for contempt or suffer censure or penalty. Each Restricted Person will (and will cause its or his respective Affiliates to) deliver promptly to the Buyer and/or destroy (with a written certification of such submitted to the Buyer), at the request and option of the Buyer, all tangible and electronic embodiments (and all copies) of the Confidential Information which are in its or his possession or under its or his control.

(c)     Each Restricted Person acknowledges, stipulates, and agrees that the covenants and restrictions set forth in this Section 4.6 (the "Restrictive Covenants") are reasonable as to geographical area, time, and line of business, and are reasonably necessary to protect legitimate business interests of the Buyer; that their agreement to the Restrictive Covenants are a material inducement to the Buyer to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder; and that the Buyer would not obtain the benefit of the bargain set forth in this Agreement and the other Transaction Documents as specifically negotiated by the parties hereto if any Restricted Person breaches a Restrictive Covenant. Sellers hereby assign, transfer and convey all personal goodwill in the Seller Entities to the Buyer. If a court of competent jurisdiction or arbitration panel shall nevertheless determine that the duration, geographical area, line of business, or other terms of any Restrictive Covenant causes it to be unenforceable in a particular jurisdiction, the parties agree that the Restrictive Covenant automatically will be reformed for purposes of enforcement in that jurisdiction to the maximum duration, geographical area, line of business or other terms that are valid and enforceable in that jurisdiction, and the court or arbitration panel shall be allowed and directed to revise such Restrictive Covenant to effectuate this intent. Reformation and revision of a Restrictive Covenant to validate its enforcement in any particular jurisdiction, however, will not affect the enforcement of the Restrictive Covenant as stated in any other jurisdiction in which it is enforceable as stated. If a Restrictive Covenant is held by a court of competent jurisdiction or arbitration panel to be unenforceable, that provision will be deemed severable from the remaining provisions of this Agreement and will not affect the validity, interpretation, or effect of the other provisions of this Agreement or the application of the Restrictive Covenant to other circumstances in which it is enforceable. The invalidity of a Restrictive Covenant in any particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid.

(d)     In the event of the breach or threatened breach by a Restricted Person of a Restrictive Covenant, each Restricted Person agrees that the Buyer shall be entitled to injunctions, both preliminary and final, in a court of competent jurisdiction, enjoining and restraining such breach or threatened breach and such remedies shall be in addition to all other remedies which may be available to the Buyer either at law or in equity. Each Restricted Person acknowledges, stipulates, and agrees that a violation of a Restrictive Covenant shall diminish the value of the Acquired Business to the Buyer and cause it to suffer irreparable damages, including the inability of the Buyer to prove specific money damages, and the Restricted Person agrees that it or he is estopped from subsequently asserting in any action to enforce the provisions of a Restrictive Covenant that the Buyer has an adequate remedy at law and therefore is not entitled to injunctive relief. Without limiting other available remedies, the Buyer shall be entitled to recover from a Restricted Person all profit, remuneration or other consideration that it or he gains from breaching any Restrictive Covenant, or portion thereof, and recover from the Restricted Person compensation sufficient to make the Buyer whole for all Losses that the Buyer suffers as a result of the breach. Further, in order to provide the Buyer with the full benefit of the Restricted Period, if a Restricted Person breaches any Restrictive Covenant, the duration of such Restrictive Covenant shall be automatically extended as to that Restricted Person for the number of days that such breach continues (provided that if the breach is by any Seller Entity, the duration of such Restrictive Covenant shall also be extended for all of the Sellers).

(e)     The Restrictive Covenants are intended by each party hereto to be, and shall be construed as, agreements independent of each other and of any other agreement between the parties, and the existence of any claim or cause of action of a Restricted Person against the Buyer, whether predicated on this Agreement, another Transaction Document, his Employment Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer of the Restrictive Covenants.

Section 4.7     Further Assurances. On and after the Closing Date, the Sellers, the Seller Entities, and the Buyer shall cooperate and use all of their respective commercially reasonable efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to consummate and make effective the transactions contemplated hereby and by the other Transaction Documents. Without limiting the generality of the foregoing, the Sellers and Seller Entities shall, at any time and from time to time after the Closing, at the request of the Buyer and without additional consideration, execute and deliver such certificates, filings, notices, instruments or documents of sale, transfer, conveyance and assignment, and take such other actions as the Buyer may deem necessary or desirable to (a) effectively sell, assign, transfer, convey and deliver the Assets (and good, valid and marketable title thereto) to the Buyer and its successors and assigns, (b) put the Buyer and its successors and assigns in actual possession and operating control of the Assets, (c) assist the Buyer in exercising all rights with respect to the Assets, (d) confirm to any other Person the ownership of the Assets, or (e) otherwise carry out the purpose and intent of this Agreement, including executing any required forms or consents to permit the Buyer to retain the Seller Entities' existing telephone numbers, facsimile numbers, email addresses and Internet domain names from and after the Closing.

Section 4.8     Publicity. No Seller or Seller Entity shall issue a press release or make any other public announcement concerning the transactions contemplated by this Agreement and the other Transaction Documents without the prior written consent of Buyer. The Buyer shall be permitted to issue a press release and make other public announcements concerning the transactions contemplated by this Agreement and the other Transaction Documents without the prior written consent of the Sellers or Seller Entities.

Section 4.9     Allocation of Purchase Price. The Seller Entities and the Buyer agree that the Purchase Price and other consideration paid for the Assets (as adjusted herein) and all other capitalizable costs for income Tax purposes will be allocated among the Assets for tax purposes in accordance with Exhibit D (the "Allocation Methodology") for all purposes of the Code (and corresponding state and local income Tax purposes), including Section 1060 of the Code and the Treasury Regulations promulgated thereunder. The parties hereto agree that each party shall complete an IRS Form 8594, or a successor form, and any amendments thereto, consistent with the Allocation Methodology and, prior to filing the IRS Form 8594, shall provide the other party with a copy of said form for the other party's review and consent.

Section 4.10     Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, recording and other such transfer Taxes and governmental fees (including any penalties and interest), as applicable, incurred in connection with the sale and transfer of the Assets shall be paid by the Seller Entities (and, to the extent advanced by or on behalf of the Buyer, shall be reimbursed by the Seller Entities). The parties will cooperate to the extent reasonably necessary to make such filings or Tax Returns as may be required. The parties will cooperate with each other and use their reasonable commercial efforts to minimize the Taxes attributable to the transfer of the Assets, subject to all applicable Laws.

Section 4.11     Proration. Notwithstanding anything herein to the contrary, any personal property Taxes imposed on or with respect to the Assets and other expense items (such as rent, utilities and similar expenses), if any, that are Assumed Liabilities that relate to a period beginning before the Effective Date and ending after the Effective Date shall be apportioned as of the Closing such that the Seller Entities shall be liable for (and shall reimburse the Buyer to the extent that the Buyer shall have paid) that portion of such Taxes and other expense items relating to, or arising in respect of, periods through the end of the day immediately preceding the Effective Date and the Buyer shall be liable for (and shall reimburse the Seller Entities to the extent such party shall have paid) that portion of such Taxes and other expense items relating to, or arising in respect to, periods from and after the Effective Date. All amounts to be prorated will, to the extent reasonably feasible, be taken into account in determining the Working Capital Adjustment. To the extent the amounts of any such pro-ratable items are not taken into account in determining the Working Capital Adjustment, appropriate settlement will made within thirty (30) days after the amount of any such item is finally known.

Section 4.12     Transition.

(a)     Audit. Following the Closing, the Sellers and Seller Entities shall reasonably cooperate with the Buyer, at the Buyer's sole cost and expense, to facilitate an audit of the Seller Entities' financial results and condition, if Buyer considers such an audit necessary, and shall consent, and hereby consents, to the filing of the resulting audited financial statements with the Securities and Exchange Commission.

(b)     Name Change. Promptly, and in any case no later than five (5) Business Days, after the Closing, each Seller Entity shall (i) change its name and any trade or other names to names that are sufficiently dissimilar from "TANGERINE" or "TANGERINE PROMOTIONS" (or any derivatives of such name), to the satisfaction of the Buyer, and (ii) discontinue its use of such names (or any derivatives thereof) for any and all purposes whatsoever. The Seller Entities shall transfer to the Buyer any assumed name filing or registration including the words "TANGERINE" or "TANGERINE PROMOTIONS" (or any derivatives thereof) or, if not transmitted to the Buyer due to a written request by Buyer, upon the Buyer's written request, cancel the same.

(c)     Cooperation. After the Closing, the Sellers and Seller Entities shall reasonably cooperate with the Buyer in its efforts to continue, and maintain for the benefit of the Buyer, those business relationships of the Sellers and Seller Entities existing as of the Closing relating to the Acquired Business, including relationships with customers, suppliers, employees and independent contractors.

(d)     Collections. From and after the Effective Time, if the Seller Entities or any of their Affiliates receives or collects any funds relating to any accounts receivable or any other asset of the Acquired Business, the Seller Entities or their Affiliate shall immediately remit such funds to the Buyer without deduction or offset. Without limiting the foregoing, and for the avoidance of doubt, all payments received from customers of the Acquired Business on the Effective Date shall be for the account of the Buyer and shall be immediately remitted to the Buyer. The Seller Entities hereby grant to the Buyer the power, right and authority, coupled with an interest, to receive, endorse, cash, deposit, and otherwise deal with, in the name of any Seller Entity, any checks, drafts, documents and instruments evidencing payment of any notes, accounts receivable or other payment rights included in the Assets and that are payable to, payable to the order of, or endorsed in favor of any Seller Entity.

(e)     Intercompany Arrangements. The accounts set forth on Schedule 4.12(e) will be cancelled without any consideration to a Seller or Seller Entity, effective immediately prior to the Effective Date.

ARTICLE V
INDEMNIFICATION

Section 5.1     Survival. The representations and warranties contained in this Agreement shall survive the Closing for a period ending eighteen (18) months after the Effective Date (the "Expiration Date"); provided, however, that (i) the Expiration Date for the representations and warranties set forth in Section 3.1(c) (Governmental Filings), Section 3.1(f) (No Conflict or Violation) and Section 3.1(q) (Intellectual Property) shall be the date that is the third (3rd) anniversary of the Effective Date, (ii) the Expiration Date for the representations and warranties set forth in Section 3.1(i) (Taxes) shall be the expiration of the applicable statute of limitations, as extended, plus a period of ninety (90) days; (iii) there shall be no Expiration Date for (A) the representations and warranties set forth in Section 3.1(a) (Due Organization), Section 3.1(b) (Capacity, Authorization), Section 3.1(h) (Title to Assets), Section 3.1(r) (Brokers' Fees), Section 3.2(a) (Due Organization and Good Standing), Section 3.2(b) (Authorization and Execution), and Section 3.2(e) (Brokers' Fees) and (B) the representations and warranties underlying any claims arising from, in connection with or related to any fraudulent or intentional misrepresentation of any representation or warranty in this Agreement, and (iv) representations or warranties subject to an indemnification claim delivered prior to the Expiration Date will survive until such claim is finally resolved in accordance with this Agreement; provided that the indemnified person must bring an Action to enforce the indemnification provisions with respect to such claims within twelve (12) months of providing notice to the Indemnifying Party if such claim has not already been resolved. All of the covenants and agreements of the parties contained in this Agreement shall survive after the date of this Agreement in accordance with their terms.

Section 5.2     Indemnification of the Buyer Parties. From and after the Closing, the Sellers and Seller Entities (collectively, the "Seller Indemnifying Parties") shall, jointly and severally, indemnify and hold harmless the Buyer, its Affiliates, and each of their respective officers, directors, shareholders, employees, agents, partners, managers, members, representatives, successors and assigns (collectively, the "Buyer Parties" but, for the avoidance of doubt, in each case, excluding the Sellers) from and against any and all Losses, whether or not arising from a Third Party Claim, incurred by a Buyer Party that arises out of, results from, or is connected with (a) the inaccuracy or breach of any of the representations or warranties of the Sellers and Seller Entities set forth in this Agreement or any of the other Transaction Documents; (b) the failure or breach of the Sellers or Seller Entities to perform any of their respective covenants or other agreements contained in this Agreement or in any of the other Transaction Documents; (c) any Excluded Liability; (d) any Undisclosed Liability; or (e) those matters set forth on Schedule 5.2.

Section 5.3     Indemnification of the Sellers and Seller Entities. From and after the Closing, the Buyer shall indemnify and hold harmless each of the Sellers and Seller Entities from and against any and all Losses, whether or not arising from a Third Party Claim, incurred by the Seller or Seller Entity that arises out of, results from, or is connected with: (a) the inaccuracy or breach of any of the representations or warranties of the Buyer set forth in this Agreement or any of the other Transaction Documents; (b) the failure or breach of the Buyer to perform any of its respective covenants or other agreements contained in this Agreement or in any of the other Transaction Documents; or (c) subject to the other provisions of this Agreement, the Assumed Liabilities.

Section 5.4     Limitations on Indemnification.

(a)     The Seller Indemnifying Parties will not have any obligation under Section 5.2(a), unless and until the aggregate amount of Losses for which the Seller Indemnifying Parties are obligated thereunder exceeds $100,000 (the "Threshold"); provided, however, that if the aggregate amount of Losses exceeds the Threshold, then the Seller Indemnifying Parties will be obligated for all of such Losses that are in excess of the Threshold, subject to the other terms of this Article V.

(b)     The obligations of the Seller Indemnifying Parties under Section 5.2(a), in the aggregate, will not exceed an amount equal to $4,000,000 (the "Cap"), subject to the other terms of this Article V.

(c)     Buyer will not have any obligation under Section 5.3(a), unless and until the aggregate amount of Losses for which Buyer is obligated thereunder exceeds the Threshold; provided, however, that if the aggregate amount of Losses exceeds the Threshold, then Buyer will be obligated for all of such Losses that are in excess of the Threshold, subject to the other terms of this Article V.

(d)     Buyer's obligations under Section 5.3(a), in the aggregate, will not exceed an amount equal to the Cap, subject to the other terms of this Article V.

(e)     Notwithstanding the foregoing terms of this Section, the Indemnified Parties will be entitled to recover for, and the Threshold and the Cap will not apply to, any Losses arising out of Section 5.2(a), in connection with or related to: (i) fraud or willful misconduct; (ii) intentional misrepresentation; or (iii) any breach of the representations and warranties in Section 3.1(a) (Due Organization), Section 3.1(b) (Capacity, Authorization), Section 3.1(f) (No Conflict or Violation), Section 3.1(h) (Title to Assets), 3.1(i) (Taxes), Section 3.1(r) (Brokers' Fees), Section 3.2(a) (Due Organization and Good Standing), Section 3.2(b) (Authorization and Execution), and Section 3.2(e) (Brokers' Fees) (each a "Fundamental Representation" and collectively, the "Fundamental Representations").

(f)     Payments by an Indemnifying Party pursuant to Section 5.2 and Section 5.3 shall be limited to the amount of any Losses that remain after deducting from such Losses any insurance proceeds, and any indemnity, contribution or other similar payment actually recovered by the Indemnified Parties from any third party with respect to such claim. In the event any Indemnified Party is entitled to any insurance proceeds in respect of any Losses for which any Indemnified Party is entitled to indemnification pursuant to this Article V, the Indemnified Parties shall use commercially reasonable efforts to obtain, receive or realize such proceeds. Except as provided below in part (g), the Indemnifying Party shall not defer payment of Losses to the Indemnified Party pending the resolution of insurance claims or other potential or actual third party recovery sources, provided, however, that in the event that any such insurance proceeds or other third-party recoveries are realized by an Indemnified Party subsequent to receipt by such Indemnified Party of any indemnification payment hereunder in respect of the claims to which such insurance proceeds or other third-party recoveries relate, appropriate refunds shall be made promptly by the Indemnified Parties to the Indemnifying Party of all or the relevant portion of any indemnification payment made to Indemnified Parties with respect to such claim.

(g)     In the event that an indemnification claim with respect to a Loss by a Buyer Party would reasonably be expected to be covered by insurance under any tail policy obtained by the Seller Entities in connection with the transactions contemplated herein, the Buyer and the Seller Entities will cooperate to promptly assert such claim to the applicable insurer with respect to such tail policy, and the Buyer and the Seller Entities will use commercially reasonable efforts to seek the recovery of the Loss through such tail policy or if a Loss by a Buyer Party would reasonably be expected to be covered by warranties or indemnitees from third party manufacturers or suppliers of goods manufactured, sold or serviced by the Acquired Business, the Buyer and Seller Entities will cooperate to promptly assert such claim to the applicable manufacturer or supplier to seek recovery for such Loss. The Parties agree that no Buyer Party will be required to pursue litigation or incur any expense in connection with the foregoing actions. The Indemnifying Party may defer paying the Buyer Party's claim for indemnification from the Sellers hereunder with respect to insurance claims, until the earlier of (i) the date on which the insurer makes payment with respect to such insurance claim and such payment is delivered to the Buyer Party (with the amount of such insurance recovery received by the Buyer Party being set off against the amount of the indemnification claim pursuant to Section 5.4(f)), (ii) in the event that the insurance carrier delivers any notice of claim denial, the date on which the Seller Entities and Buyer mutually agree in writing not to continue seeking such insurance claim (provided the Seller Entities may continue to pursue the claim in good faith), or (iii) the date that is six (6) months after the date of the assertion of such claim to the insurance carrier with respect to such tail policy. The Indemnifying Party may defer paying the Buyer Party's claim for indemnification from the Sellers hereunder with respect to warranty claims and claims for indemnification from manufacturers or suppliers, until the earlier of (1) the date on which the applicable manufacturer or supplier makes payment with respect to such claim, (2) the date any such manufacturer or supplier denies its obligation to pay such claim or (3) the date that is six (6) months after the date of assertion of such claim to the applicable manufacturer or supplier. Any such indemnification claim will be deemed to have been made when initially asserted for purposes of any applicable survival period and a reserve against escrow, notwithstanding any deferral period.

(h)     Notwithstanding anything in this Agreement to the contrary, for purposes of determining the inaccuracy or breach of any representation or warranty for purposes of Section 5.2(a), and for purposes of calculating the amount of Losses of the Buyer Parties, each representation and warranty of the Sellers and Seller Entities shall be read without regard and without giving effect to any materiality or Material Adverse Effect or similar standard or qualification contained therein (as if such standard or qualification were deleted from such representation or warranty).

(i)     Any Loss subject to indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such Loss constituting a breach or violation of more than one representation, warranty, covenant or agreement, and to the extent that such Loss is reflected as a Liability on the Final Closing Balance Sheet and included in the Closing Working Capital calculation, there shall be no recovery of such Loss through a claim of a breach of a representation or warranty, covenant or agreement to which such Loss may have otherwise related.

(j)     The Buyer Parties' right to indemnification pursuant to Article V will be: (i) first, satisfied from the Escrow Fund (to the extent available) pursuant to the Escrow Agreement, after satisfaction of the Threshold, (ii) second, satisfied from any vested Buyer Shares that have been issued to LTD pursuant to this Agreement, and (iii) third, from the Seller Indemnifying Parties; provided, however, that the Buyer Parties shall be entitled to recover directly from the Seller Indemnified Parties for any Losses which any Buyer Party is entitled to indemnification under Section 5.4(e)(i) and (ii) or under Section 5.2(a) for any breach of the representations and warranties in Section 3.1(i);

(k)     For avoidance of doubt, the Buyer Parties will be entitled to fully recover for, and the Cap and Threshold shall not apply to, any Losses arising out of Sections 5.2(b)-(e) herein; provided, the aggregate liability of the Seller Indemnifying Parties for Losses arising out of Sections 5.2(b)-(e) herein will not exceed the Purchase Price, including the aggregate value on the Effective Date of the Buyer Shares (the "Full Purchase Price"), except for Losses arising out of Section 5.2(e), for which there shall be no limit or cap on the aggregate liability of the Seller Indemnifying Parties.

Section 5.5     Indemnification Procedures. The party making a claim under this Article V is referred to as the "Indemnified Party," and the party against whom such claim is asserted under this Article V is referred to as the "Indemnifying Party."Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (a "Third Party Claim") against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than sixty (60) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel reasonably acceptable to the Indemnified Party (the approval of counsel not to be unreasonably withheld, conditioned or delayed), and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is a Seller Indemnifying Party, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier, vendor or customer of the Acquired Business, or any other Person that has a business relationship with the Acquired Business or the Buyer, (y) seeks an injunction or other equitable relief against the Indemnified Party, or (z) seeks damages in excess of the remaining balance of the Cap. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party, subject, in each case, to the limitations in Section 5.5(b). The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is recommended. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 5.5(b), pay, compromise or defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim, subject to any applicable limitations on indemnification set forth in this Article V. With respect to any Third Party Claim for which the Seller Indemnifying Parties are the Indemnifying Party, if the Seller Indemnifying Parties do not have the right to defend or direct the defense of such Third Party Claim pursuant to this Section 5.5(a), and the Sellers or Seller Entities have acknowledged to the Buyer in writing that the Seller Indemnifying Parties are obligated to indemnify the applicable Buyer Party with respect to such Third Party Claim, the Indemnified Party shall not enter into settlement or compromise with respect to such Third Party Claim without the prior written consent of the Seller Indemnifying Parties (such consent not to be unreasonably withheld, conditioned or delayed). The Seller Indemnifying Parties and the Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim.

(b)     Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 5.5(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim.

(c)     Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 5.6     Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article V (a "Final Loss"), the Indemnifying Party shall satisfy its obligations within five (5) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties agree that should an Indemnifying Party not make full payment of any such obligations within such five (5) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to the prime rate as reported in the Wall Street Journal on the day the underlying payment is due (or the next most recent business day, if such day was not a business day) plus ten percent (10%), or, if less, the maximum interest rate legally chargeable by applicable Law. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.

Section 5.7     Set-Off. Upon notice to the Seller Entities, the Buyer may set off any amount to which any Buyer Party claims to be entitled from the Seller Indemnifying Parties against amounts otherwise payable to the Seller Indemnifying Parties. The exercise of such right of setoff by the Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a default under this Agreement, regardless of whether any Seller Indemnifying Party disputes such setoff claim or whether such setoff claim is for a contingent or an unliquidated amount. Neither the exercise of, nor the failure to exercise, such right of setoff will constitute an election of remedies or limit, in any manner, the enforcement of any other remedies that may be available to the Buyer or any other Person; provided, however, that (i) such right to set-off shall not apply to the extent that sufficient unreserved Escrow Funds are available to cover the amount any Buyer Party claims to be entitled; and (ii) to the extent that insufficient Escrow Funds are available to cover the amount of an indemnification claim made by any Buyer Party, the Buyer, if it desires to exercise any set off right, must exercise such set off right, prior to a final determination of whether it is entitled to such claim or the amount thereof, by setting aside in a separate interest-bearing account, not to be commingled with any other funds of the Buyer or any of its Affiliates, from any amounts otherwise payable to the Seller Indemnifying Parties, a portion of such amounts payable to the Seller Indemnifying Parties equal to the amount any Buyer Party claims to be entitled. Upon the determination of such indemnification claim, either by the agreement of the parties or the final adjustment of such claim, the amounts withheld by the Buyer and placed in such separate interest-bearing account that relate to such claim, shall, within five (5) Business Days, be delivered to the Seller Entities or the Buyer Party, as applicable. Neither the exercise of, nor the failure to exercise, such right of setoff will constitute an election of remedies or limit in any manner the enforcement of any other remedies that may be available to the Buyer or any other Person.

Section 5.8     Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 5.9     Exclusive Remedies. Subject to the last sentence of this Section 5.9, other than the rights of any of the parties pursuant to Section 2.7, Section 4.6, and Section 6.14, the rights of parties under this Article V shall be the exclusive remedy of the parties related to claims based upon a breach or alleged breach of the representations, warranties, covenants and agreements contained herein or in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary (including the survival periods set forth in Section 5.1, the limitations set forth in this Article V and any disclaimers set forth in this Agreement), nothing in this Agreement (or elsewhere) shall limit or restrict any of the parties' rights to maintain or recover any amounts in connection with any action or claim based upon fraud, willful misconduct, or intentional misrepresentation.

Section 5.10     Escrow Release. Promptly following (a) the Parties receipt from the Illinois Department of Revenue of a release of all or any portion of the $98,250 withholding required by that certain Bulk Sale Stop Order: 17-2466 issued by the Illinois Department of Revenue on November 27, 2017, the Buyer and Seller Entities shall cause the Escrow Agent to, and the Escrow Agent shall, disburse to the Seller Entities the total amount released from such Bulk Sale Stop Order, and (b) the eighteen (18) month anniversary of the Closing Date, the Escrow Agent shall, and Buyer and the Seller Entities shall cause the Escrow Agent to, disburse to the Seller Entities the remaining amount, if any, in the Escrow Fund; provided that, if on the eighteen (18) month anniversary of Closing any claim for indemnification is pending under Section 5.2 or the Parties have not received from the Illinois Department of Revenue a release for the entire $98,250 withholding required by that certain Bulk Sale Stop Order: 17-2466, then there shall be withheld from the distribution to the Seller Entities such amount of the Escrow Fund, as applicable, as is necessary to cover the maximum amount of any unpaid or disputed indemnification claims submitted under Section 5.2 or to cover all potential liabilities to the Illinois Department of Revenue pursuant to that certain Bulk Sale Stop Order: 17-2466, and such withheld amount shall either be paid to the Buyer and/or the Seller Entities as determined upon final resolution of such claims.

ARTICLE VI
ADDITIONAL OPERATIVE PROVISIONS

Section 6.1     Assignment; Binding Effect. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by all of the parties and, subject to the preceding clause, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or permitted assigns. Notwithstanding the foregoing, (a) the Buyer shall be permitted, without the consent of the other parties, to make a collateral assignment of its rights hereunder to its or its Affiliates' lenders (or an agent thereof) for security purposes and such lenders (or agent thereof) may exercise remedies in connection therewith, and (b) the Buyer shall be permitted, without the consent of the other parties, to assign this Agreement (including its rights under the Restrictive Covenants) in connection with a sale or merger of all or any portion of the Acquired Business in any form of transaction or in connection with a reorganization of Buyer's group.

Section 6.2     Choice of Law. This Agreement and all claims arising from and relating to this Agreement and the transactions contemplated hereby shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without regard to the conflicts of Laws rules thereof.

Section 6.3     Arbitration. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement or any other Transaction Document, including the validity or performance hereof and thereof (collectively, "Disputes"), even though some or all of such Disputes allegedly are extra contractual in nature, and whether such Disputes sound in contract, tort or otherwise, shall be resolved by binding arbitration pursuant to this Agreement, following the procedures contained in this Section 6.3, except that this Section 6.3 shall not apply to Disputes governed by Sections 2.7(c) or 2.8(c). A panel of three arbitrators (collectively, the "Arbitrators") shall be selected as follows: (i) one arbitrator shall be selected by the Seller Entities, (ii) one arbitrator shall be selected by the Buyer, and (iii) one arbitrator shall be mutually agreed to by the Seller Entities and the Buyer; provided that, if the parties cannot mutually agree on the third Arbitrator, the third Arbitrator shall be appointed by the American Arbitration Association from its panel of neutral arbitrators. Each Arbitrator must be independent and have reasonable experience in acquisition transactions of the type provided for in this Agreement. Each party agrees to execute an engagement letter in the customary form required by the Arbitrators. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect from time to time (the "Commercial Law"), except as modified by the agreement of the parties and the following provisions:

(a)     On any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall be controlling.

(b)     The forum for arbitration shall be in either Tampa, Florida or Pinellas County, Florida. Any party may commence arbitration of a Dispute by a demand for arbitration served on the other parties under Section 6.4.

(c)     The Arbitrators will be empowered to hear all Disputes, including the determination of the scope of arbitration. Consistent with the expedited nature of arbitration, (i) each party will on the written request of the other party, promptly provide the other with copies of non-privileged documents relevant to the issues raised in any Dispute, and (ii) at the request of any party, the Arbitrators shall have the discretion to order examination of witnesses to the extent the Arbitrators deem such additional discovery relevant and appropriate based on good cause shown and with due consideration for the nature of the Dispute and that amount in dispute. Any dispute regarding discover, or the relevant or scope thereof, will be conclusively determine the Arbitrators.

(d)     The Arbitrators may enter a default decision against any party who fails to participate in the arbitration proceeding.

(e)     The Arbitrators shall be bound by and shall enforce the terms of the Transaction Documents. The Arbitrators' decision shall be made by majority vote of the Arbitrators. The Arbitrators' decision shall in writing and in the form of a reasoned opinion, and a court reporter shall record all hearings. Any award rendered by the Arbitrators regarding the Dispute shall be final, non-appealable, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction, provided that the Arbitrators shall have no power or authority to grant punitive damages, injunctive relief, specific performance or together equitable relief.

Notwithstanding the foregoing, nothing herein shall prohibit a party form instituting judicial proceedings to (a) compel arbitration in accordance with the Section 6.3; (b) obtain orders to require witnesses to obey subpoenas issued by the Arbitrator or as may otherwise be necessary to facilitated the arbitration proceedings; (c) seek injunctive relief, specific performance or other equitable relief; or (d) secure confirmation of enforcement of any arbitration aware rendered pursuant to this Agreement.

Section 6.4     Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OBLIGATIONS HEREUNDER, OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DELAWARE. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PARTIES IRREVOCABLY (A) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (B) WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (C) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 6.5, AND (D) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.5     Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered personally or actually received, as of the date received, (b) if delivered by certified mail, return receipt requested, five (5) Business Days after being mailed or, if earlier, the actual date of receipt evidenced by the written receipt, (c) if delivered by a nationally recognized overnight delivery service, one (1) Business Day after being deposited with such delivery service for next Business Day delivery, or (d) if sent via facsimile, electronic mail in portable document format (.pdf) or similar electronic transmission with a hard copy to follow by first class mail or overnight delivery, as of the date received, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto):

If the Buyer to:

BAMKO, LLC,

c/o Superior Uniform Group, Inc.

10055 Seminole Blvd.

Seminole, FL 33772

Facsimile: [            ]

Attn: General Counsel

Email: [            ]

with courtesy copies to (which shall not constitute notice):

Hill Ward Henderson

101 E. Kennedy Boulevard

Suite 3700

Tampa, Florida 33602

Facsimile: [             ]

Attention: David S. Felman

Email: [            ]

If to any Seller Indemnifying Party, to:

Tangerine Promotions, Inc.

900 Skokie Blvd., Suite 275

Northbrook, IL 60062

Attn: Steve Friedman

Email: [            ]

with courtesy copies to (which shall not constitute notice):

Goldberg Kohn Ltd.

55 East Monroe, Suite 3300

Chicago, Illinois 60603

Attn: Denise Caplan

Email: [            ]

Section 6.6     Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

Section 6.7     Fees and Expenses. Except as otherwise specified in this Agreement, each party hereto shall bear its own costs and expenses (including investment advisory and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents. In the event of a lawsuit or other legal proceeding arising out of or related to this Agreement, the non-prevailing party shall reimburse the prevailing party, on demand, for its reasonable attorneys' fees and costs, including those for in-house counsel, those incurred in litigating entitlement to attorneys' fees and costs, and those incurred in determining or quantifying the amount of recoverable attorneys' fees and costs. The reasonable "costs" to which the prevailing party is entitled to recover shall include costs that are taxable under any applicable Law or guideline, as well as non-taxable costs, including costs of investigation, copying costs, electronic discovery costs, electronic research costs, telephone charges, mailing and delivery charges, consultant and expert witness fees, travel expenses, court reporter fees, and mediator fees, regardless of whether, in each case, such cost is otherwise taxable or non-taxable.

Section 6.8    Entire Agreement. This Agreement (including the exhibits and schedules hereto), the Transaction Documents and the other agreements, instruments and documents executed and delivered among the parties hereto at or in connection with the Closing constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to such subject matter, including the letter of intent dated October 4, 2017.

Section 6.9     Interpretation.

(a)     When a reference is made to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of or to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "ordinary course of business" and variations thereof shall include consistent with past practices, including without material deviation from the Seller Entities' general past practices and experiences regarding the frequency and quantity of the matter in question. Unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. References to "dollars" or "$" are to U.S. dollars. The terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement. The phrase "made available" means the referenced document was physically delivered to the Buyer or its agents at any time prior to the execution of this Agreement or was posted and accessible to the Buyer and its representatives in the electronic data room for this transaction no less than three (3) Business Days prior to the date of this Agreement and remained so through the date of this Agreement.

(b)     This Agreement was prepared jointly by the parties hereto and no rule that it be construed against the drafter will have any application in its construction or interpretation.

(c)     The parties intend that each representation, warranty, covenant, and agreement contained in this Agreement will have independent significance. The fact that any conduct or state of facts may be within the scope of two or more representations, warranties, covenants, or agreements contained in this Agreement, whether relating to the same or different subject matters and regardless of the relative levels of specificity, shall not be considered in construing or interpreting this Agreement.

(d)     No disclosure in any Disclosure Schedule relating to any possible breach or violation of any Contract, Permit or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, or shall constitute an admission of liability to any third party. Information set forth in one part of the Disclosure Schedule shall be deemed to be disclosed with respect to other parts of the Disclosure Schedule if and solely to the extent that application to such other parts is reasonably apparent from the face of such disclosure (without reference to or analysis or review of any underlying documents, instruments or information). Notwithstanding the foregoing or any other provision of this Agreement or the Disclosure Schedule to the contrary, nothing in the Disclosure Schedule shall be adequate to disclose an exception to a representation or warranty unless the applicable part of the Disclosure Schedule expressly identifies the exception or cross-references disclosure in another part of the Disclosure Schedule. The disclosure of any information in the Disclosure Schedule shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 6.10     Waiver and Amendment. This Agreement may be amended or modified only by a written agreement executed by all of the parties hereto. Any condition or performance due pursuant to the terms of this Agreement may be waived only by a written instrument specifically identifying the condition or performance which is waived, such waiver shall be executed by all parties for whom such condition or performance would constitute any benefit, and such written waiver shall be delivered by such waiving party to all other parties so as to effect notice of the same in accordance with the notice provisions of this Agreement. No waiver or failure to insist upon strict compliance with any obligations, covenant, agreement or condition shall operate as a waiver of or estoppel with respect to any subsequent condition or performance due.

Section 6.11     Third-party Beneficiaries. Except as otherwise specifically set forth in this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder, except that the Buyer Parties are intended third party beneficiaries of Article V.

Section 6.12     Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or such provision to any other person or circumstance or in any other jurisdiction.

Section 6.13     Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the same counterpart. The exchange and delivery of executed copies of this Agreement and of signature pages by facsimile transmission, by electronic signature (whether digital or encrypted, such as one transmitted via DocuSign or EchoSign), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature and shall be binding for all purposes hereof.

Section 6.14     Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including obtaining temporary, preliminary, and permanent injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

Section 6.15     Parent Guarantee. Parent hereby unconditionally, absolutely and irrevocably guarantees, undertakes and promises to cause the Buyer to fully and promptly pay, perform and observe all of the Buyer's obligations under, with respect to, in connection with or otherwise arising out of or relating to this Agreement (collectively, the "Parent Obligations"), whether according to the present terms hereof, or pursuant to any change in the terms, covenants, and conditions hereof, at any time hereafter made or granted, including pursuant to any amendments, waivers, extensions or renewals affecting this Agreement and the transactions contemplated hereby. In the event that the Buyer fails in any manner whatsoever to pay, perform or observe any of the Parent Obligations, Parent will itself duly and promptly pay, perform or observe, as the case may be, such Parent Obligations, or cause the same to be duly and promptly paid, performed or observed, in each case as if Parent were itself the Buyer with respect to such Parent Obligations.

Section 6.16     Release. The Sellers and Seller Entities acknowledge that Rosenbaum is entitled to 20% of the “Net Consideration” payable to the Seller Entities under this Agreement pursuant to the terms and conditions of the Rosenbaum Employment Agreement. As a condition to Buyer and Parent entering into this Agreement and consummating the transactions contemplated by this Agreement, Rosenbaum hereby knowingly, voluntarily and unconditionally releases, waives, forever discharges, and covenants not to sue Buyer, Parent, any of the respective predecessors, successors, parents, subsidiaries and other Affiliates of Buyer and Parent, and any of the foregoing parties’ current and former managers, members, officers, directors, partners, employees, agents, and representatives (each, a “Released Party” and collectively, the “Released Parties”) from any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs, and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that Rosenbaum has or may have, now or in the future, arising out of, relating to, or resulting from any and all payments owed or payable to Rosenbaum under the Rosenbaum Employment Agreement, including, but not limited to: all or any portion of the “Net Consideration” payable to Rosenbaum under the Rosenbaum Employment Agreement as a result of this Agreement or any other Transaction Document; the transactions contemplated by this Agreement and the other Transaction Documents; and the payment of the Purchase Price hereunder (including, but not limited to, the payment of the Closing Cash, the Working Capital Adjustment, the Contingent Future Payments, and the Buyer Shares) (collectively, the “Payment Rights”). For the avoidance of doubt, the foregoing release shall include any claims related to the forfeiture of Buyer Shares pursuant to the Restricted Stock Agreement. The foregoing release shall be binding on Rosenbaum’s heirs, successors, assigns, creditors, representatives, guardians, trustees and any other Person claiming by, through or in the right of Rosenbaum. Rosenbaum represents and covenants that there has been, and will be, no assignment or other transfer by him of any interest in any Payment Rights which Rosenbaum has released hereunder or that he may have had against Buyer, Parent, or any other Person released hereunder. Rosenbaum covenants and agrees that he shall not commence, join in, or in any manner seek relief through any suit arising out of, based upon, or relating to any Payment Rights released by Rosenbaum hereunder, or in any manner assert or cause or assist another to assert against any Released Party, any claim relating to a Payment Right.   The foregoing release may be pleaded by the Released Parties as a full and complete defense and may be used as the basis for an injunction against any action at law or in equity instituted or maintained against any Released Party in violation of the foregoing release.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed as of the day and year first above written.

"Seller Entities"

TANGERINE PROMOTIONS, LTD., an Illinois corporation

By:	/s/ Steve Friedman
Name: Steve Friedman Title: President

TANGERINE PROMOTIONS WEST, INC., a California corporation

By:	/s/ Steve Friedman
Name: Steve Friedman Title: President S

"Sellers"

/s/ Steve Friedman
STEVE FRIEDMAN 900 Skokie Blvd., Suite 275 Northbrook, IL 60062

/s/ Adam Rosenbaum
aDAM rOSENBAUM 900 Skokie Blvd., Suite 275 Northbrook, IL 60062

[Signature Page to Asset Purchase Agreement]

"Buyer"

BAMKO, LLC, a Delaware limited liability company

By:	/s/ Jake Himelstein
Name: Jake Himelstein Title: Chief Financial Officer

"Parent"

SUPERIOR UNIFORM GROUP, INC., a Florida corporation

By:	/s/ Jordan M. Alpert
Name: Jordan M. Alpert Title: Vice President

[Signature Page to Asset Purchase Agreement]

EXHIBIT LIST

Exhibit A	Escrow Agreement
Exhibit B	Bill of Sale
Exhibit C	Lease Assignment and Assumption Agreement
Exhibit D	Allocation Methodology

EXHIBIT A

Escrow Agreement

Attached Hereto

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of December 1, 2017, by and among BAMKO, LLC, a limited liability company organized under the laws of Delaware (“BAMKO”), TANGERINE PROMOTIONS, LTD., a corporation organized under the laws of Illinois (“LTD”), and TANGERINE PROMOTIONS WEST, INC., a corporation organized under the laws of California (“West” and together with LTD, the “Seller Entities”) (each a “Party” and together the “Parties”) and Bank of America, National Association, a national banking association duly organized and existing under the laws of the United States of America, having an office in Chicago, Illinois (the “Escrow Agent”).

WHEREAS, the Parties wish to appoint Escrow Agent to hold and disburse certain escrow funds pursuant to an Asset Purchase Agreement executed on or about November 30, 2017 by and between the Parties, Steve Friedman, the sole shareholder of the Seller Entities, and Adam Rosenbaum, the holder of a phantom stock interest in the Seller Entities (the “Purchase Agreement”);

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ESTABLISHMENT OF ESCROW

1.1     Subsequent to the execution of this Agreement, BAMKO will deposit EIGHT HUNDRED EIGHT THOUSAND TWO HUNDRED FIFTY AND 00/100 DOLLARS ($808,250.00) (the “Initial Deposit”) with the Escrow Agent. It is acknowledged that additional deposits may be made following the Initial Deposit. The Initial Deposit, as well as any additional deposits, together with any investment earnings thereon, less any amounts previously disbursed from the Escrow Account (defined below) as of any given point in time shall hereinafter collectively be referred to as the “Escrow Fund.” Escrow Agent shall recognize LTD as the designated party for regulatory reporting purposes.

1.2     The parties hereto hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as the escrow agent and depositary subject to the terms and conditions set forth herein. The Escrow Agent shall receive the Initial Deposit and any additional deposits and agrees to hold the Escrow Fund in a separate and distinct account (the “Escrow Account”) which is hereby established and which will be held and disbursed by the Escrow Agent only in accordance with the express terms and conditions of this Agreement. The Escrow Agent may accept an item for deposit into the Escrow Account from anyone. The Escrow Agent is not required to question the authority of the person making the deposit.

ARTICLE II

INVESTMENT OF ESCROW FUND

2.1     The Escrow Agent is hereby directed to invest the Escrow Fund, including earnings thereon, in a Bank of America Interest-Bearing Deposit Account (“Deposit Account”). Additional information about the Deposit Account is attached hereto as Schedule I.

2.2     Upon receipt of the Initial Deposit and any additional deposits, the Escrow Agent will invest the Escrow Fund in the indicated investment within two (2) Business Days or such additional time as may be required due to circumstances beyond the Escrow Agent’s control, but in any event promptly upon receipt of the Initial Deposit or any additional deposits.

2.3     The Escrow Agent shall not be responsible to any Party hereto or to any other person or entity for any loss or liability arising in respect of any investment made in accordance with the terms of Article II.

ARTICLE III

DISBURSEMENTS FROM THE ESCROW ACCOUNT

3.1     Except as otherwise provided herein, the Escrow Agent shall only disburse amounts held in the Escrow Account upon receipt of a written notice (“Disbursement Request”) signed by BAMKO and the Seller Entities at least two (2) Business Days prior to the requested disbursement date specifying (i) the amount to be disbursed, (ii) the date of disbursement, (iii) the recipient of the disbursement, and (iv) wiring instructions. A form of Disbursement Request is attached hereto as Annex I. For the avoidance of doubt, if any Disbursement Request authorizes the disbursement of all of the then-remaining Escrow Funds, such Disbursement Request shall constitute a Termination Notice (as defined below) and shall be treated as such in accordance with the provisions of Article VI. Further, the Escrow Agent is authorized to obtain confirmation of such Disbursement Request by telephone call-back to the person or persons designated for verifying such requests on Exhibit B (such person verifying the request shall be different than the person initiating the request). The Escrow Agent is authorized to disinvest the requisite amount of Escrow Funds one (1) Business Day prior to the requested disbursement date, or may do so earlier if the Escrow Agent determines in its sole good faith discretion that disinvesting more than one (1) Business Day prior to the disbursement date is necessary in order to assure the availability of funds on the requested disbursement date.

3.2     From time to time following the execution of this Agreement, BAMKO may give notice (a “Notice”) to the Seller Entities and the Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim BAMKO or any other Buyer Indemnified Person (as such term is defined in the Purchase Agreement) may have under the Purchase Agreement (each a “Claim”). Any such Notice shall be delivered simultaneously to the Seller Entities and the Escrow Agent and the Escrow Agent shall conclusively presume that any Notice delivered to it was simultaneously delivered to the Seller Entities. If, after receiving any Notice, the Seller Entities give notice to BAMKO and the Escrow Agent disputing any Claim (each a “Counter Notice”) within twenty (20) calendar days following receipt by the Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3.3. If no Counter Notice is received by the Escrow Agent within such twenty-day period, then the dollar amount of damages claimed by BAMKO (or any other Buyer Indemnified Person) as set forth in its Notice shall be deemed established for purposes of this Agreement and the Purchase Agreement and the Escrow Agent shall pay to BAMKO, for or on behalf of itself or such Buyer Indemnified Person, the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund, PROVIDED that the Escrow Agent shall not make such payment unless and until it has received written notice from BAMKO confirming that BAMKO provided a Notice of a Claim to the Seller Entities, that the time allowed for the Seller Entities to deliver a Counter notice has expired and that BAMKO has not received a Counter Notice from Seller Entities. The Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

3.3     If a Counter Notice is given with respect to a Claim, the Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of BAMKO and the Seller Entities or (ii) an order, judgment or decree, accompanied by a legal opinion of counsel to the Party to which the Escrow Agent is directed to release all or a portion of the Escrow Fund in accordance with such order, judgment or decree, reasonably satisfactory to the Escrow Agent (“Legal Opinion”) to the effect that such order, judgment or decree is the final and non-appealable ruling of a court of competent jurisdiction (a “Final Order”). The Escrow Agent shall act on any Final Order and Legal Opinion without further question.

3.4     If any Counter Notice includes an objection to only a portion of the Claim, the Escrow Agent shall within two (2) Business Days after receiving a request for such payment from BAMKO, which request for payment shall be simultaneously sent to the Seller Entities, pay to BAMKO, for or on behalf of itself or such Buyer Indemnified Person, the portion of the Claim described in the Notice for which there is no objection (but, in any event, no more than the Escrow Fund as of such date); provided that such partial payment by the Escrow Agent shall not terminate or otherwise prejudice BAMKO’s rights, as prescribed under the Purchase Agreement, with respect to amounts claimed in a Notice that are in excess of the amounts so paid to BAMKO.

3.5     If the Escrow Fund is invested, any payment date will require an additional Business Day thereafter to disinvest in accordance with Section 3.1. All instructions to disburse via Notice, Claim, Counter Notice, Final Order or pursuant to Section 3.6 must specify the information required by Sections 3.1(i) – (iv).

3.6     After June 1, 2019 (the "Final Indemnity Claim Date"), the Seller Entities shall instruct the Escrow Agent to disburse to the Seller Entities, an amount equal to the total amount, if any, by which the Escrow Fund then held by the Escrow Agent exceeds the aggregate amount of all pending Claims outstanding. To the extent that any portion of the Escrow Fund existing on the Final Indemnity Claim Date is subsequently determined pursuant to Section 3.3(i) or Section 3.3(ii) not to be necessary to satisfy a Claim, such portion of the Escrow Fund shall be delivered to the Seller Entities in immediately available funds within five (5) Business Days after Escrow Agent's receipt of such joint instruction or Final Order to such effect.

3.7      Any payment from the Escrow Account will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by applicable law. If the Escrow Agent is required by law or regulation to make a deduction or withholding, BAMKO and the Seller Entities hereby irrevocably authorize the Escrow Agent to make such deduction or withholding (as the case may be) from the Escrow Fund and the Escrow Agent will not pay any additional amount in respect of that deduction or withholding.

ARTICLE IV

COMPENSATION; EXPENSES

As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Exhibit A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the carrying out of its duties under this Agreement and central bank negative interest rate charges incurred by the Escrow Agent in connection with the deposit of cash at a central bank. BAMKO, on the one hand, and Tangerine Promotions, Ltd., on the other hand, shall each pay fifty percent (50%) of such fees and expenses. The Escrow Agent is hereby authorized and directed to withdraw from the Escrow Fund any fees or expenses that have been invoiced but that have remained unpaid for sixty (60) days or more. Further, and in addition to the right given to it in the preceding sentence, the Escrow Agent is hereby authorized to withhold from any disbursement it is required to make from the Escrow Account, any amount of invoiced fees or expenses that remain unpaid and that would otherwise exceed the amount remaining in the Escrow Fund after such disbursement is made. Amounts due for fees and expenses at the time this Agreement is executed shall be deemed to have been invoiced at such time and for purposes of this Article IV shall be deemed an invoice. It is understood that the foregoing provisions may affect the disbursement of funds to parties not responsible for the payment of fees and expenses.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Parties hereto each represent and warrant as of the date hereof as follows:

(a)	such Party is duly organized, validly existing and in good standing under the laws of the State of its organization;

(b)	such Party is in full compliance with all applicable anti-money laundering and anti-terrorist financing laws and regulations;

(c)	the Escrow Account will be used by such Party for business use only and not primarily for personal, family or household use;

(d)	such Party will not use the Escrow Account for illegal transactions, including, without limitation, those prohibited by the Unlawful Internet Gambling Enforcement Act, 31 U.S.C. Section 5361 et. seq.

ARTICLE VI

EXCULPATION AND INDEMNIFICATION

6.1     (a) The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement, which obligations and duties shall be deemed purely ministerial in nature. No additional obligations and duties of the Escrow Agent shall be inferred or implied from the terms of any other documents or agreements, notwithstanding references herein to other documents or agreements. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control the duties of the Escrow Agent in all respects. The Escrow Agent shall not be subject to, or be under any obligation to ascertain or construe the terms and conditions of any other instrument, or to interpret this Agreement in light of any other agreement whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement. The Escrow Agent shall not be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering same. The Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document. The Parties hereto shall provide the Escrow Agent with a list of authorized representatives, initially authorized hereunder as set forth on Exhibit B; as such Exhibit B may be amended or supplemented from time to time by delivery of a revised and re-executed Exhibit B to the Escrow Agent. The Escrow Agent may, but is not required to, investigate payment instructions, make further inquiries, and, where required, block or reject services due to domestic or global economic or trade-based sanctions. Notwithstanding the foregoing sentence but subject at all times to the disbursement provisions of Article III and Section 6.1(b), the Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Parties or by a person or persons authorized by the Parties. The Escrow Agent specifically allows for receiving direction by written or electronic transmission from an authorized representative with the following caveat, the Parties agree to indemnify and hold harmless the Escrow Agent against any and all claims, taxes, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys' fees) (collectively, "Losses") incurred or sustained by the Escrow Agent as a result of or in connection with the Escrow Agent's reliance upon and compliance with instructions or directions given by written or electronic transmission, provided, however, that such Losses have not arisen from the gross negligence or willful misconduct of the Escrow Agent, it being understood that forbearance on the part of the Escrow Agent to verify or confirm that the person giving the instructions or directions, is, in fact, an authorized person shall not be deemed to constitute gross negligence or willful misconduct.

(b)     In the event funds transfer instructions are given to the Escrow Agent pursuant to the terms of this Agreement (other than with respect to fund transfers to be made contemporaneously with the execution of this Agreement), regardless of the method used to transmit such instructions, such instructions must be given by an individual designated on Exhibit B. Further, the Escrow Agent is authorized to obtain and rely upon confirmation of such instructions by telephone call-back to the person or persons designated for verifying such instructions on Exhibit B (such person verifying the instruction shall be different than the person initiating the instruction). The Escrow Agent may require any Party hereto which is entitled to direct the delivery of fund transfers to designate a phone number or numbers for purposes of confirming the requested transfer. The Parties hereto aside from the Escrow Agent agree that the Escrow Agent may delay the initiation of any fund transfer until all security measures it deems to be necessary and appropriate have been completed and shall incur no liability for such delay.

6.2     The Escrow Account shall be maintained in accordance with applicable laws, rules and regulations and policies and procedures of general applicability to escrow accounts established by the Escrow Agent. The Escrow Agent shall not be liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment or for any damages not directly resulting from its gross negligence or willful misconduct. Without limiting the generality of the foregoing sentence, it is hereby agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the Parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent’s duties hereunder, notwithstanding that the Escrow Agent was advised or otherwise made aware of the possibility of such damages. The Escrow Agent shall not be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent’s reasonable control. Any act done or omitted to be done by the Escrow Agent pursuant to the advice of its attorneys shall be conclusively presumed to have been performed or omitted in good faith by the Escrow Agent.

6.3     In the event the Escrow Agent is notified of any dispute, disagreement or legal action relating to or arising in connection with the escrow, the Escrow Fund, or the performance of the Escrow Agent's duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as, in the Escrow Agent's discretion, it may require. Furthermore, if confronted with conflicting demands such that it determines in good faith that it risks incurring expense or liability regardless of any action it may take or refrain from taking, the Escrow Agent may, at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized, at its option, to deposit with the court in which such action is filed, all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys’ fees incurred by the Escrow Agent due to the interpleader action and which the Parties agree on a joint and several basis to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all subsequent obligations and liability otherwise imposed by the terms of this Agreement.

6.4     The Parties hereby agree, on a joint and several basis, to indemnify and hold the Escrow Agent, and its directors, officers, employees, and agents, harmless from and against all costs, taxes, damages, judgments, attorneys’ fees (whether such attorneys shall be regularly retained or specifically employed), expenses, obligations and liabilities of every kind and nature which the Escrow Agent, and its directors, officers, employees, and agents, may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent’s gross negligence or willful misconduct, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, attorneys’ fees, expenses, obligations, and liabilities. Without limitation, the foregoing indemnities shall extend to any breach of the representations, warranties or covenants in Article V of this Agreement. The costs and expenses of enforcing this right of indemnification also shall be paid by the Parties. The foregoing indemnities in this section shall survive the resignation or substitution of the Escrow Agent and the termination of this Agreement.

ARTICLE VII

TERMINATION OF AGREEMENT

7.1     This Agreement shall terminate:

(a)     Automatically as of the end of the day on which the entire Escrow Fund is distributed pursuant to the terms of this Agreement; or

(b)     On the termination date set forth in a properly executed and delivered Termination Notice (as defined below). The Parties may, at any time, terminate this Agreement by delivering to the Escrow Agent a joint written notice (the “Termination Notice”) signed by the Parties setting forth (i) the requested termination date and (ii) instructions for the return or delivery of the Parties’ then-escrowed property. The Termination Notice shall be received by the Escrow Agent not fewer than two (2) Business Days prior to the requested termination date. If the Termination Notice does not set forth instructions for the return or delivery of the Parties’ then-escrowed property, the Escrow Agent shall presume that such property is to be returned to the Party or Parties from which it was received and the Escrow Agent shall incur no liability for so presuming. A form of Termination Notice is attached hereto as Exhibit C.

7.2     Should this Agreement terminate pursuant to this Article VII, it is understood and agreed by each of the Parties that the Escrow Agent shall be entitled (i) to keep any monies paid to it in respect of fees or expenses previously due and owing and (ii) to offset from the amount of Escrow Funds on deposit as of the date of the Termination Notice, any amounts due for fees and expenses that, as of such date, have been previously invoiced and remain unpaid or which are then due and payable on a pro rata basis. The Escrow Agent is authorized to disinvest the remaining Escrow Funds one (1) Business Day prior to the requested date of termination set forth in the Termination Notice, or may do so earlier if the Escrow Agent determines in its sole good faith discretion that disinvesting more than one (1) Business Day prior to the requested date is necessary in order to assure the availability of funds on the requested termination date. Notwithstanding any other provision hereof, this Agreement shall not terminate before all amounts in the Escrow Account (including interest which has accrued but cannot be distributed prior to being posted) shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

ARTICLE VIII

RESIGNATION OF ESCROW AGENT

The Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to all the Parties; provided that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Parties shall use commercially reasonable efforts to select a successor escrow agent within thirty (30) days after receiving such notice. If the Parties fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right at the expense of the Parties to petition any court of general jurisdiction sitting in Cook County, Illinois for the appointment of a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further act, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.

ARTICLE IX

NOTICES

All notices required by this Agreement shall be in writing and shall be deemed to have been received (a) immediately if sent by facsimile transmission (with a confirming copy sent the same Business Day by registered or certified mail), or by hand delivery (with signed return receipt), (b) the next Business Day if sent by nationally recognized overnight courier or (c) the second following Business Day if sent by registered or certified mail, in any case to the respective addresses as follows:

Notices and other communications including Disbursement Requests hereunder may be delivered or furnished by electronic mail provided that any Disbursement Request or other formal notice be attached to an email message in PDF format and provided further that any notice or other communication sent to an e-mail address shall be deemed received upon and only upon the sender’s receipt of affirmative acknowledgement or receipt from the intended recipient. For all purposes hereof, no acknowledgement of receipt generated on an automated basis shall be deemed sufficient for any purpose hereunder or admissible as evidence of receipt.

Notices involving Claims or objections to Claims (including Counter Notices) must be sent by registered or certified mail or by overnight courier and may not be sent via facsimile.

If to BAMKO:

BAMKO, LLC

11620 Wilshire Blvd., Suite 610

Los Angeles, CA 90025

Attention: Chief Financial Officer

Telephone: [            ]

Facsimile:

Email: [            ]

With a copy (which shall not constitute notice) to:

Superior Uniform Group, Inc.

1055 Seminole Blvd.

Seminole, Florida 33772

Telephone:

Facsimile: [            ]

Attention: Chief Financial Officer

Email: [            ]

If to the Seller Entities:

Tangerine Promotions, Ltd.

900 Skokie Blvd., Suite 275

Northbrook, IL 60062

Attention: Steve Friedman

Telephone:

Facsimile:

Email: [            ]

With a copy (which shall not constitute notice) to:

Goldberg Kohn, Ltd.

55 East Monroe Street, Suite 3300

Chicago, Illinois 60603

Attention: Denise B. Caplan

Telephone: [            ]

Facsimile: [            ]

Email: [            ]

If to the Escrow Agent:

Bank of America, National Association

Global Custody and Agency Services

135 S. LaSalle Street

IL4-135-18-51

Chicago, Illinois 60603

Attention: Rise’ Gray

Telephone: [            ]

Fax: [            ]

Email address: [            ]

ARTICLE X

TAX REPORTING

10.1     The Escrow Agent shall, for each calendar year (or portion thereof) that the Escrow Account is in existence, report the income of the Escrow Account (i) entirely to LTD, and (ii) to the IRS, as required by law. The Parties to this Agreement agree that they will not take any position in connection with the preparation, filing or audit of any tax return that is in any way inconsistent with the foregoing determination or the information returns or reports provided by the Escrow Agent.

10.2     The Parties understand and agree that they are required to provide the Escrow Agent with a correct, complete and applicable Internal Revenue Service Form W-9 or W-8 and that the Escrow Agent may not perform its duties hereunder without having been provided with such form. Accordingly, the Parties hereto other than the Escrow Agent understand and agree that unless and until all Parties hereto have provided Internal Revenue Service Form W-9 or W-8, as applicable, to the Escrow Agent, the Escrow Account shall not be invested as otherwise provided herein nor shall disbursements be made from the Escrow Account as otherwise provided under Article III. In the case of a Party that is a "United States person" within the meaning of Section 7701(a)(30) of the Code, an Internal Revenue Service Form W-9 (or applicable successor form) that is not more than 30 days old is required.  In the case of a Party that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code, the applicable Internal Revenue Service Form W-8ECI, W-8IMY, W-8EXP, W-8BEN, W-8BEN-E (or applicable successor form), with all required attachments (if applicable), is required. Such Internal Revenue Service form shall be delivered: (i) as of the date of this Agreement, (ii) before December 31 of each third succeeding calendar year, (iii) promptly upon reasonable demand by Escrow Agent, and (iv) promptly upon learning that any such tax form previously provided by any Party has expired, become obsolete or incorrect. Tax withholding may occur absent proper tax documentation. Upon reasonable demand by Escrow Agent, the Parties shall promptly provide any other form or document that may be required or reasonably requested in writing in order to allow Escrow Agent to make a payment without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, with any such form or document to be accurate and completed in a manner reasonably satisfactory to Escrow Agent.

10.3     The Parties hereby (i) represent and warrant each for themselves that, as of the date this Agreement is made and entered into, the Escrow Account is not a Qualified Settlement Fund, Designated Settlement Fund, or Disputed Ownership Fund within the meaning of Section 468B of the Code (and the regulations thereunder) and (ii) covenant that they shall not take, fail to take or permit to occur any action or inaction, on or after the date this Agreement is made and entered into, that causes the Escrow Account to become such a Qualified Settlement Fund, Designated Settlement Fund, or Disputed Ownership Fund at any time.

10.4     The Parties to this Agreement agree that they are not relieved of their respective obligations, if any, to prepare and file information reports under Section 6041 of the Code, and the Treasury regulations thereunder, with respect to amounts of imputed interest income, as determined pursuant to Sections 483 or 1272 of the Code. The Escrow Agent shall not be responsible for determining or reporting such imputed interest.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1     Each of the parties hereto represents and warrants that such party has all requisite corporate or other power, authority and capacity, and such other consents and approvals as are required to enter into this Agreement and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary action. This Agreement constitutes a valid and legally binding agreement of such party enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by such party of this Agreement, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.

11.2     This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to its conflict of laws provisions and the parties consent to jurisdiction in the State of Illinois and venue in any State or Federal court located in the City of Chicago.

11.3     Any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

11.4     This Agreement may be amended, modified, and/or supplemented only by an instrument in writing executed by all parties hereto.

11.5     This Agreement may be executed by the parties hereto individually or in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement. This Agreement, signed and transmitted by facsimile machine or .pdf file, is to be treated as an original document and the signature of any party hereon, if so transmitted, is to be considered as an original signature, and the document so transmitted is to be considered to have the same binding effect as a manually executed original.

11.6     The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement. Any references in this Agreement to any other agreement, instrument, or document are for the convenience of the parties and shall not constitute a part of this Agreement.

11.7     As used in this Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day when banking institutions in Chicago, Illinois are authorized or required by law or executive order to be closed.

11.8     This Agreement constitutes a contract solely among the parties by which it has been executed and is enforceable solely by the parties by which it has been executed and no other persons. It is the intention of the parties hereto that this Agreement may not be enforced on a third party beneficiary or any similar basis.

11.9     The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

11.10     No Party hereto shall assign its rights hereunder until its assignee has submitted to the Escrow Agent (i) Patriot Act disclosure materials and the Escrow Agent has determined that on the basis of such materials it may accept such assignee as a customer and (ii) assignee has delivered an IRS Form W-8 or W-9, as appropriate, to the Escrow Agent which the Escrow Agent has determined to have been properly signed and completed. In addition, the foregoing rights to assign shall be subject, in the case of any Party having an obligation to indemnify the Escrow Agent, to the Escrow Agent’s approval based upon the financial ability of assignee to indemnify it being reasonably comparable to the financial ability of assignor, which approval shall not be unreasonably withheld.

11.11     Any claim against the Escrow Agent arising out of or relating to this Agreement shall be settled by arbitration in accordance with commercial rules of the American Arbitration Association. Arbitration proceedings conducted pursuant to this Article XI shall be held in Chicago, Illinois.

11.12     Escrow Agent will treat information related to this Agreement as confidential but, unless prohibited by law, the Parties authorize the transfer or disclosure of any information relating to the Agreement to and between the subsidiaries, officers, affiliates and other representatives and advisors of Escrow Agent and third parties selected by any of them, wherever situated, for confidential use in the ordinary course of business, and further acknowledge that Escrow Agent and any such subsidiary, officer, affiliate or third party may transfer or disclose any such information as required by any law, court, regulator or legal process. The Parties will treat the terms of this Agreement, including any Fee Schedule, as confidential except on a "need to know" basis to persons within or outside such Party's organization (including affiliates of such Party), such as attorneys, accountants, bankers, financial advisors, auditors and other consultants of such Party and its affiliates, except as required by any law, court, regulator or legal process and except pursuant to the express prior written consent of the other parties, which consent shall not be unreasonably withheld.

11.13     No Plan Assets. All Parties aside from the Escrow Agent represent and warrant as of the date of this Agreement and at all times until the termination of this Agreement that, with respect to the Escrow Fund, they are not and are not acting in their capacity as a fiduciary or sponsor of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a “plan” within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), to which Section 4975 of the Code applies, (iii) an entity whose underlying assets include “plan assets” subject to Title I of ERISA or Section 4974 of the Code by reason of Section 3(42) of ERISA, U.S. Department of Labor Regulation 29 CFR Section 25 10.3-101 or otherwise, or (IV) a “governmental plan” (as defined in ERISA or the Code) or another type of plan (or an entity whose assets are considered to include the assets of any such governmental or other plan) that is subject to any law, rule or restriction that is substantively similar or of similar effect to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”). All of the Parties, aside from Escrow Agent, will provide written notice to account bank (holding the Escrow Account) if it is aware that it is in breach of this representation and warranty or is aware that with the passing of time, giving of notice or expiring of any applicable grace period it will be in breach of this representation and warranty.

[signatures appear on the following page(s)]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BAMKO:

BAMKO, LLC, a Delaware limited liability company

By:
Name:
Title:

SELLER ENTITIES:

TANGERINE PROMOTIONS, LTD., an Illinois corporation

By:
Name:
Title:

TANGERINE PROMOTIONS WEST, INC., a California corporation

By:
Name:
Title:

ESCROW AGENT:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Escrow Agreement

EXHIBIT A

ESCROW AGENT FEE SCHEDULE

Set-Up Fee:	$[ ]

Tax Reporting Set-up Fee:	$[ ]

Annual Administration Fee:	$[ ]

Wire Disbursement Fee	Six (6) disbursements via wire transfer are included in the Annual Administration Fee. $150 per disbursement will be assessed for any additional disbursements.

THE SET-UP FEES AND FIRST YEAR’S ANNUAL ADMINISTRATION FEES ARE DUE UPON EXECUTION OF THE ESCROW AGREEMENT.*

Escrow Agent reserves the right to bill at cost for all out-of-pocket expenses, including out-of-pocket expenses in connection with the closing. Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), and copying charges.

*(The Annual Administration Fee will be invoiced yearly in advance, without pro-ration for partial years. Wire disbursement fees will be invoiced on a quarterly basis.)

EXHIBIT B

Escrow Agreement Dated as of December 1, 2017, by and among BAMKO, LLC, a limited liability company organized under the laws of Delaware (“BAMKO”), TANGERINE PROMOTIONS, LTD., a corporation organized under the laws of Illinois (“LTD”), TANGERINE PROMOTIONS WEST, INC., a corporation organized under the laws of California (“West” and together with LTD, the “Seller Entities”) and Bank of America, National Association, a national banking association.

Certificate of Authorized Representatives – BAMKO

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:	Fund Transfer / Disbursement Authority Level:
☒ Initiate	☒ Initiate
☒ Verify transactions initiated by others	☒ Verify transactions initiated by others

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:	Fund Transfer / Disbursement Authority Level:
☒ Initiate	☐ Initiate
☒ Verify transactions initiated by others	☐ Verify transactions initiated by others

The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the person or persons identified above including without limitation, to initiate and verify funds transfers as indicated.

BAMKO, LLC,

a Delaware limited liability company

By: ____________________________

       Name: Jake Himelstein

       Title: Chief Financial Officer

Date: ______________

EXHIBIT B

Escrow Agreement Dated as of December 1, 2017, by and among BAMKO, LLC, a limited liability company organized under the laws of Delaware (“BAMKO”), TANGERINE PROMOTIONS, LTD., a corporation organized under the laws of Illinois (“LTD”), TANGERINE PROMOTIONS WEST, INC., a corporation organized under the laws of California (“West” and together with LTD, the “Seller Entities”) and Bank of America, National Association, a national banking association.

Certificate of Authorized Representatives – Tangerine Promotions, Ltd.

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:	Fund Transfer / Disbursement Authority Level:
☒ Initiate	☒ Initiate
☒ Verify transactions initiated by others	☒ Verify transactions initiated by others

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:	Fund Transfer / Disbursement Authority Level:
☐ Initiate	☐ Initiate
☐ Verify transactions initiated by others	☐ Verify transactions initiated by others

The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the person or persons identified above including without limitation, to initiate and verify funds transfers as indicated.

TANGERINE PROMOTIONS, LTD.,

an Illinois corporation:

By: ____________________________

       Name:

       Title:

Date: ______________

EXHIBIT B

Escrow Agreement Dated as of December 1, 2017, by and among BAMKO, LLC, a limited liability company organized under the laws of Delaware (“BAMKO”), TANGERINE PROMOTIONS, LTD., a corporation organized under the laws of Illinois (“LTD”), TANGERINE PROMOTIONS WEST, INC., a corporation organized under the laws of California (“West” and together with LTD, the “Seller Entities”) and Bank of America, National Association, a national banking association.

Certificate of Authorized Representatives – Tangerine Promotions West, Inc.

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:	Fund Transfer / Disbursement Authority Level:
☒ Initiate	☒ Initiate
☒ Verify transactions initiated by others	☒ Verify transactions initiated by others

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:	Fund Transfer / Disbursement Authority Level:
☐ Initiate	☐ Initiate
☐ Verify transactions initiated by others	☐ Verify transactions initiated by others

The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the person or persons identified above including without limitation, to initiate and verify funds transfers as indicated.

TANGERINE PROMOTIONS WEST, INC.,

a California corporation:

By: ____________________________

       Name:

       Title:

Date: ______________

EXHIBIT C

FORM OF TERMINATION NOTICE

[Date]

Bank of America, National Association

Global Custody and Agency Services

135 South LaSalle Street

IL4-135-18-51

Chicago, Illinois 60603

Attention: Rise’ Gray

Fax: [            ]

Re: Acct. No. [_____________]

NOTICE OF TERMINATION

Ladies and Gentlemen:

We refer you to that certain Escrow Agreement Dated as of December 1, 2017, by and among BAMKO, LLC, a limited liability company organized under the laws of Delaware (“BAMKO”), TANGERINE PROMOTIONS, LTD., a corporation organized under the laws of Illinois (“LTD”), TANGERINE PROMOTIONS WEST, INC., a corporation organized under the laws of California (“West” and together with LTD, the “Seller Entities”) and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, a photocopy of which is attached hereto (the “Agreement”). Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

We hereby notify you, in accordance with the terms and provisions of Article VII(b) of the Agreement, that we are terminating the Agreement. Accordingly, we request that you terminate the Agreement as of [•]1. Those undertakings that, under the provisions of the Agreement, shall survive termination of the Agreement shall continue as provided therein. All Escrow Funds or items of property thereafter on deposit or held in the Escrow Account or by the Escrow Agent pursuant to the Agreement shall, concurrently with the termination of the Agreement, be delivered by, as applicable, federal wire transfer or nationally recognized overnight courier service as follows:

[Describe escrowed property or funds amount to be delivered]:

To [Designate Party], at: [insert fed wire instructions or physical address for overnight courier delivery].

1 Date should be not fewer than 2 Business Days after the date of this Notice.

Very truly yours,

BAMKO:	SELLER ENTITIES:

BAMKO, LLC	TANGERINE PROMOTIONS, LTD.

By:	By:
Name:	Name:
Title:	Title:

TANGERINE PROMOTIONS WEST, INC.

By:
Name:
Title:

SCHEDULE I

ESCROW ACCOUNT INVESTMENT INFORMATION

INFORMATION AND DISCLOSURES REGARDING INVESTMENT IN A BANK OF AMERICA, N.A.

INTEREST BEARING DEPOSIT ACCOUNT

Interest Bearing Deposit Account:

U.S and non U.S. Corporate and Institutional Investor Use Only

TERMS AND CONDITIONS - The Interest Bearing Deposit Account (“IBDA”) is a demand deposit account held at Bank of America, N.A. To deposit funds in IBDA you must establish and maintain an account with Bank of America, N.A. (the “Bank”) pursuant to the terms of a written account agreement, including the Escrow Agreement (the “Relationship Terms”). Your funds may only be placed on deposit in or withdrawn from IBDA by the Escrow Agent acting on your behalf under the Relationship Terms and under the terms and conditions set forth herein. You will receive a statement from the Escrow Agent reflecting any balances held in IBDA at Bank and such balances, and any deposits to or withdrawals from IBDA on your behalf, will not be reflected on any other statement you receive from Bank.

An IBDA is a type of demand deposit account as described in the Bank Deposit Agreement and Disclosures, and may be reflected on your account statement as Interest Bearing Deposit Account.

Past performance is no guarantee of future results. Funds deposited in IBDA are insured to the maximum extent permitted by law and regulation by the Federal Deposit Insurance Corporation. IBDA has a normal cutoff time of 4:00PM (central time) and any cash received after that time will not be invested until the next business day.

Bank of America, N.A. Interest Bearing Deposit Account (IBDA)	9998SF607

ANNEX I

FORM OF DISBURSEMENT REQUEST

[Date]

Bank of America, National Association

Global Custody and Agency Services

135 South LaSalle Street

IL4-135-18-51

Chicago, Illinois 60603

Attention: Rise’ Gray

Fax: [            ]

Re: Acct. No. [______________]

DISBURSEMENT REQUEST

Ladies and Gentlemen:

We refer you to that certain Escrow Agreement dated as of December 1, 2017, by and among BAMKO, LLC, a limited liability company organized under the laws of Delaware (“BAMKO”), TANGERINE PROMOTIONS, LTD., a corporation organized under the laws of Illinois (“LTD”), TANGERINE PROMOTIONS WEST, INC., a corporation organized under the laws of California (“West” and together with LTD, the “Seller Entities”) and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (the “Agreement”). Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

Pursuant to the provisions of the Agreement, you are hereby directed to disburse funds held in the Escrow Account as follows:

(i) [the amount to be disbursed],

(ii) [the date of disbursement],

(iii) [the recipient of the disbursement, and]

(iv) [wiring instructions.]

Very truly yours,

BAMKO:	SELLER ENTITIES:

BAMKO, LLC	TANGERINE PROMOTIONS, LTD.

By:	By:
Name:	Name:
Title:	Title:

TANGERINE PROMOTIONS WEST, INC.

By:
Name:
Title:

EXHIBIT B

Bill of Sale

Attached Hereto

BILL OF SALE, ASSIGNMENT, AND ASSUMPTION AGREEMENT

This BILL OF SALE, ASSIGNMENT, AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of December 1, 2017, by and between BAMKO, LLC, a Delaware limited liability company (“Buyer”), TANGERINE PROMOTIONS, LTD., an Illinois corporation (“LTD”), and TANGERINE PROMOTIONS WEST, INC., a California corporation (“West” and together with LTD, the “Seller Entities”). Each of the Buyer and the Seller Entities is referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

A.     Pursuant to that certain Asset Purchase Agreement, dated as of the date hereof, by and among Buyer, the Seller Entities, Steve Friedman, the sole shareholder of the Seller Entities, and Adam Rosenbaum, the holder of a phantom stock interest in the Seller Entities (the “Purchase Agreement”), the Seller Entities have agreed to sell, transfer, convey, assign, and deliver to Buyer, and Buyer has agreed to purchase and acquire from the Seller Entities, the Assets (as defined in the Purchase Agreement).

B.     The Seller Entities have agreed to delegate to Buyer, and Buyer has agreed to assume, the Assumed Liabilities (as defined in the Purchase Agreement).

C.     The execution and delivery of this Agreement is a condition precedent to the obligations of Buyer and the Seller Entities at the Closing under the Purchase Agreement.

AGREEMENT

The Parties agree as follows:

1.    Definitions. Capitalized terms used but not otherwise defined herein have the respective meanings attributed to them in the Purchase Agreement.

2.     Transfer of Assets. The Seller Entities hereby sell, transfer, convey, assign, and deliver to Buyer, free and clear of all Encumbrances, all right, title, and interest in, to, and under the Assets, excepting only the Excluded Assets.

3.     Assignment and Assumption of Assumed Liabilities. The Seller Entities hereby delegate to Buyer, and Buyer hereby assumes and agrees to discharge and perform, all of the Assumed Liabilities. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, each of the Seller Entities and its Affiliates retain, do not transfer, and will pay, perform, and discharge, as and when due, and Buyer does not assume or agree to pay, perform, or discharge, any of the Excluded Liabilities.

4.     Confirmatory Instruments. The Parties to this Agreement will execute and deliver such other documents, certificates, agreements, and other writings and take such other actions as may reasonably be necessary or requested by another Party in order to consummate, evidence, or implement expeditiously the transactions contemplated by this Agreement.

5.     Further Assurances. The Seller Entities agree that they will, at any time and from time to time, after the date hereof, upon the reasonable request of Buyer, do, execute, acknowledge, and deliver or will cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be required in order for Buyer to receive any and all of the rights, titles, interests, assets, and properties transferred hereunder and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute any and all proceedings at law, in equity or otherwise, which Buyer may deem proper for the collection or reduction to possession of any of the Assets, or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred, assigned, and delivered, or intended so to be, and to do all acts and things in relation to the Assets which Buyer deems desirable.

6.     Effect. This Agreement shall be binding upon Buyer and the Seller Entities and their respective successors and permitted assigns. This Agreement is intended only to effect the assignment of the Assets and the delegation and assumption of the Assumed Liabilities pursuant to the Purchase Agreement, and nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge, or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, and any of the obligations and indemnifications of any Party set forth in the Purchase Agreement.

7.     Headings; Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All annexes, exhibits, and schedules to this Agreement are incorporated into and constitute an integral part of this Agreement as if fully set forth herein. All words used in this Agreement will be construed to be of such gender or number as the context requires. All references to documents, instruments, or agreements will be deemed to refer as well to all addenda, exhibits, schedules, or amendments thereto. The language used in this Agreement will be construed, in all cases, according to its fair meaning, and not for or against any Party. The Parties acknowledge that each Party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be available in the interpretation of this Agreement.

8.     Counterparts; Effectiveness. This Agreement may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the Parties hereto notwithstanding the fact that all Parties are not signatory to the same counterpart. The exchange and delivery of executed copies of this Agreement and of signature pages by facsimile transmission, by electronic signature (whether digital or encrypted, such as one transmitted via DocuSign or EchoSign), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature and shall be binding for all purposes hereof.

9.     Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.

BUYER:

BAMKO, LLC, a Delaware limited liability company

By:
Name: Jake Himelstein Title: Chief Financial Officer

SELLER ENTITIES:

TANGERINE PROMOTIONS, LTD, an Illinois Corporation

By:
Name: Steve Friedman Title: CEO

TANGERINE PROMOTIONS WEST, INC., a California corporation

By:
Name: Steve Friedman Title: CEO

EXHIBIT C

Lease Assignment and Assumption Agreement

Attached Hereto

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

This Lease Assignment and Assumption Agreement (this “Agreement”), is made as of ______________, 2017, by and between [TANGERINE PROMOTIONS, LTD., an Illinois corporation (“Assignor”)] or [TANGERINE PROMOTIONS WEST, INC., a California corporation (“Assignor”)], and BAMKO, LLC, a Delaware limited liability company (“Assignee”). Assignor and Assignee are each referred to herein as a “Party” and collectively, as the “Parties.”

BACKGROUND

A.     [LANDLORD / LESSOR NAME] (“Landlord”) and Assignor entered into a [LEASE AGREEMENT] dated [DATE OF LEASE] (the “Lease”), for the lease of certain premises located in [COUNTY NAME] County, [STATE], at [STREET ADDRESS], [CITY], [STATE] (the “Premises”), as such Premises are more particularly described in the Lease.

B.     Pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of the date hereof, by and between Assignor, Assignee, [Tangerine Promotions, LTD.,/Tangerine Promotions West, Inc.,] Steve Friedman, and Adam Rosenbaum (the “Purchase Agreement”), Assignor has agreed to assign to Assignee its leasehold interest in the Premises, all of its rights and interests under the Lease, and all prepaid expenses and deposits related to the Premises (including security deposits), and Assignee has agreed to assume certain executory obligations of Assignor to be performed under the Lease after the Effective Time.

C.     The effectiveness of this Agreement is subject to the prior consent of the Landlord.

AGREEMENT

In consideration of the premises and the mutual covenants and agreements set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.     Definitions. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Purchase Agreement.

2.     Assignment. Effective as of the Effective Time, Assignor hereby sells, transfers, conveys, assigns, and delivers to Assignee, and Assignee hereby accepts, all of Assignor’s right, title, and interest in, to, and under the Lease, the Premises, and all prepaid expenses and deposits related to the Premises (including the security deposit previously paid to Landlord under the Lease).

3.     Assumption. Effective as of the Effective Time, Assignor hereby assigns, transfers, and delegates to Assignee, and Assignee hereby assumes and agrees to pay, perform, and discharge when due all of Assignor’s executory obligations to be performed under the Lease after the Effective Time, but only to the extent such obligations are Assumed Liabilities.

4.     Landlord Consent. This Agreement is conditioned on the written consent of Landlord, which consent shall be in the form attached hereto as Exhibit A (or in such other form as may be reasonably acceptable to Assignor and Assignee), and this Agreement shall not be effective unless and until such consent has been obtained.

5.     Confirmatory Instruments. The Parties to this Agreement will execute and deliver such other documents, certificates, agreements, and other writings and take such other actions as may reasonably be necessary or requested by another Party in order to consummate, evidence, or implement expeditiously the transactions contemplated by this Agreement.

6.     Effect. This Agreement shall be binding upon Assignor, Assignee, and their respective successors and assigns. This Agreement is intended to effect the assignment of the Lease and the assumption of the Assumed Liabilities related thereto pursuant to the Purchase Agreement, and nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, expand, enlarge, or in any way affect the provisions of the Purchase Agreement, including the warranties, covenants, agreements, conditions, and representations thereof, or any of the rights and remedies, and any of the obligations and indemnifications, of any Party set forth in the Purchase Agreement. In the event of any conflict or other inconsistency between this Agreement and the Purchase Agreement, the Purchase Agreement shall be the controlling document.

7.     Headings; Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All annexes, exhibits, and schedules to this Agreement are incorporated into and constitute an integral part of this Agreement as if fully set forth herein. All words used in this Agreement will be construed to be of such gender or number as the context requires. All references to documents, instruments, or agreements will be deemed to refer as well to all addenda, exhibits, schedules, or amendments thereto. The language used in this Agreement will be construed, in all cases, according to its fair meaning, and not for or against any Party hereto. The Parties acknowledge that each Party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be available in the interpretation of this Agreement.

8.     Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

9.     Counterparts; Effectiveness. This Agreement may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the Parties hereto notwithstanding the fact that all Parties are not signatory to the same counterpart. The exchange and delivery of executed copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature and shall be binding for all purposes hereof. A Party’s receipt of a facsimile signature page or electronic copy of a signature page to this Agreement shall be treated as the Party’s receipt of an original signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.

ASSIGNOR

WITNESSES:	TANGERINE PROMOTIONS, LTD., an Illinois corporation

By:
Name:	Steve Friedman, President

OR

TANGERINE PROMOTIONS WEST, INC., a California corporation

By:
Name:	Steve Friedman, President

ASSIGNEE

BAMKO, LLC, a Delaware limited liability company

By:
Name:	Jake Himelstein, Chief Financial Officer

Name:

Exhibit A

Landlord Consent

[See attached page]

LANDLORD’S CONSENT AND ESTOPPEL CERTIFICATE

______________, 2017

[Name of Party]

[Address of Party]

Attention: [Name of Contact Person]

Re:	Notice of Proposed Transaction and Consent to Assignment of [Description of Lease] (the “Lease”)

Dear [Name of Contact Person]:

Tangerine Promotions, LTD., an Illinois corporation (“LTD”), Tangerine Promotions West, Inc., a California corporation (“West”), Steve Friedman (“Friedman”), and Adam Rosenbaum (“Rosenbaum”, and together with LTD, West, and Friedman, the “Sellers”), are planning to enter into an asset purchase agreement with Bamko, LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer will acquire substantially all of the assets of LTD and West (the “Proposed Transaction”). The Proposed Transaction is expected to close on or around December 1, 2017 (the “Closing”). The information contained herein constitutes confidential information of the Sellers and Buyer and, by its acceptance of this letter, [Name of Party] (“Landlord”) and its representatives agree to keep the substance of this letter confidential.

Effective as of the Closing, [LTD/West] desires to assign to Buyer, and Buyer desires to accept and assume, all of [LTD/West]’s right, title and interest in, to, and under the Lease and all of [LTD/West]’s rights and obligations under the Lease accruing after the Closing (the “Assignment”).

Although the consent of Landlord to the Proposed Transaction may not be required by the terms of the Lease, [LTD/West] is nonetheless seeking Landlord’s consent to the Proposed Transaction. By signing below, Landlord consents to the Proposed Transaction and the Assignment, and further represents and warrants to the Sellers and Buyer that:

(1)     to Landlord’s knowledge, [LTD/West] is in sole possession of the premises leased pursuant to the Lease (the “Premises”);

(2)     the current monthly base rent under the Lease is $_______ per month and the current estimated additional rent due under the Lease is $_______ per month;

(3)     the Lease term commenced on ________ and the current term ends on __________, at which time [LTD/West] has the option to renew the Lease through _________;

(4)     all alteration and improvement work required under the Lease to be performed by [LTD/West] through the date Landlord countersigns this letter agreement (the “Countersignature Date”), has been completed to Landlord’s satisfaction;

(5)     all rent and other amounts due and payable by [LTD/West] to Landlord under the Lease, through the Countersignature Date, have been received by Landlord;

(6)     Landlord is the sole owner of fee simple title to the Premises and there is no other person or entity who has an interest in the Premises or the Lease or whose consent is required for the Proposed Transaction with Buyer, other than any lender of Landlord whose loan is secured by a mortgage or deed of trust covering the Premises and who has executed a Subordination, Non-Disturbance and Attornment Agreement in substantially the form attached hereto as Appendix A (the “SNDA”);

(7)     [LTD/West] has deposited with Landlord a security deposit in the amount of $________ (the “Security Deposit”), and, as of the Countersignature Date, none of the Security Deposit has been applied by Landlord to the payment of rent or any other amounts due under the Lease;

(8)     the Lease is in full force and effect, and the copy of the Lease attached as Appendix B to this letter agreement is accurate and complete and sets forth the entire agreement between [LTD/West] and Landlord with respect to the Premises, including all amendments and modifications through the Countersignature Date;

(9)     the Lease contains the entire agreement between [LTD/West] and Landlord relating to the Premises, and there are no other promises, agreements, understandings, or commitments between Landlord and [LTD/West] (or any other Seller) relating to the Premises or the lease of the Premises that are not contained in the Lease; and

(10)     neither [LTD/West] nor Landlord has given the other party any notice of default or termination under the Lease, and to Landlord’s knowledge, there are no outstanding breaches, defaults, or events of default under the Lease by either party to the Lease and there has not occurred any event or circumstance that, with the passage of time or the giving of notice, or both, would be a breach, default, or event of default under the Lease.

By executing this letter agreement and consenting to the Proposed Transaction, Landlord does not waive or otherwise relinquish its right to consent to any future assignment or subletting of the Lease by Buyer. Nothing contained in this letter agreement should be construed to modify or amend the Lease in any manner or be deemed a waiver by Landlord of any terms or conditions of the Lease.

Landlord will be notified when the Closing has occurred. Until such time, the relationship between Landlord and [LTD/West] under the Lease shall remain unchanged by this letter.

Landlord hereby agrees to recognize Buyer from and after the Closing as a party to the Lease in lieu of [LTD/West] and to accept Buyer’s performance thereunder in accordance with the Assignment. All notices and correspondence after the Closing should be sent to Buyer at the following address:

BAMKO, LLC
11620 Wilshire Blvd., Suite 610
Los Angeles, CA 90025
Attn: General Counsel
Fax no.: _________________

Email:

If you are agreeable to consenting to the Proposed Transaction and the Assignment as provided herein, kindly have an authorized person execute this letter agreement and the SNDA (if applicable) on behalf of Landlord, have an authorized person of any lender whose loan is secured by a mortgage or deed of trust covering the Premises execute the SNDA (if applicable), and return an original copy of this letter agreement and any applicable SNDAs in the enclosed, self-addressed, stamped envelope. Please also send a pdf of the signed letter agreement and any applicable SNDAs via e-mail to _________________. We greatly appreciate your prompt attention to this matter and request that you return the signed letter agreement and any applicable SNDAs to us at your earliest convenience.

If you have any questions, please do not hesitate to contact me at _____________.

Very truly yours,

[TANGERINE PROMOTIONS, LTD.,/TANGERINE PROMOTIONS WEST, INC.,]

By:
Name: Steve Friedman Title: CEO

By signing below, the undersigned acknowledges and consents to the Proposed Transaction and the Assignment this ____ day of _________, 2017.

[Name of Party]

By:

Name:

Title:

APPENDIX A

FORM OF SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) dated as of the __ day of ____________, 2017, by and among _________________, a _____________________ (“Lender”), BAMKO, LLC, a Delaware limited liability company (“Tenant”), and _________________________, a _______________ (“Landlord”), with reference to the following facts:

A.     Pursuant to the terms of a Lease Assignment and Assumption Agreement dated on or about December 1, 2017, by and between Tenant and [Tangerine Promotions, LTD, an Illinois Corporation/Tangerine Promotions West, Inc., a California corporation] (“Original Lessee”), Tenant will be assigned all right, title, and interest in, to, and under that certain Lease Agreement dated ____________ by and between Landlord and Original Lessee (the “Lease”), relating to the lease of certain real property located in [COUNTY NAME] County, [STATE], at [STREET ADDRESS], [CITY], [STATE], as more particularly described in the Lease (the “Leased Premises”).

B.     Lender has made a loan (the “Loan”) to Landlord that is secured by a mortgage or deed of trust (the “Mortgage”) and an assignment of leases and rents from Landlord to Lender covering the Leased Premises.

C.     Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Leased Premises under the terms of the Lease.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1.     Lender hereby acknowledges and consents to the assignment of the Lease to Tenant pursuant to the terms of the Lease Assignment and Assumption Agreement dated on or about December 1, 2017, by and between Tenant and Original Lessee.

2.     Lender, Tenant, and Landlord do hereby covenant and agree that the Lease and all rights, options, liens, and charges created thereby is and shall continue to be subject and subordinate in all respects to the lien of the Mortgage and to any advancements made thereunder and to any renewals, modifications, consolidations, replacements and extensions thereof.

3.     Lender does hereby agree with Tenant that, so long as Tenant complies with and performs its obligations under the Lease in all material respects (i) Lender will take no action which will interfere with or disturb Tenant’s right to quiet enjoyment and possession or use of the Leased Premises or other rights under the Lease; (ii) in the event of any foreclosure sale pursuant to the Mortgage, conveyance in lieu of foreclosure, or otherwise, said sale or conveyance shall be made subject to the Lease and this Agreement; and (iii) in the event Lender or any other person or entity becomes the owner of the Leased Premises by foreclosure, conveyance in lieu of foreclosure, or otherwise, the Leased Premises shall be subject to the Lease and Lender or any such other new owner shall recognize Tenant as the tenant of the Leased Premises for the remainder of the term and all exercised renewal terms of the Lease in accordance with the provisions thereof.

4.     Tenant does hereby agree with Lender that, in the event Lender, or any other person or entity becomes the owner of the Leased Premises by foreclosure, conveyance in lieu of foreclosure, or otherwise, Tenant shall, from and after such event, attorn to and recognize Lender, or any other person or entity that becomes the owner of the Leased Premises, as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to attorn to: (i) Lender when in possession of the Leased Premises; (ii) a receiver appointed in an action to foreclose the Mortgage; or (iii) any other party acquiring title to the Leased Premises by foreclosure or conveyance in lieu of foreclosure. This provision shall operate automatically without further acknowledgment or instrument of attornment.

5.     At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default of Landlord, or within the time permitted Landlord for curing any default, under the Lease as therein provided, Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of Landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by Landlord.

6.     Whenever notice is required or permitted under this Agreement, it shall be in writing and shall be deemed to be properly given upon receipt or refusal if sent by the U.S. Postal Service, postage prepaid, by certified or registered mail, return receipt requested, or if personally delivered by hand or sent by nationally recognized overnight courier service. For purposes of this Agreement, delivery of a notice to an address from which the recipient has moved but failed to notify the other parties of modification of such address as hereinafter provided shall be deemed to constitute refusal of such notice by the intended recipient. All notices required or permitted under this Agreement shall be delivered to the party entitled thereto at the following addresses:

Lender:	Attn:

Tenant:	BAMKO, LLC 11620 Wilshire Blvd., Suite 610 Los Angeles, CA 90025 Attn: General Counsel Fax no.: _________________ Email:

Landlord:	Attn:

The foregoing addresses may be modified by delivery of written notice of such modification to the parties entitled thereto, which written notice shall be delivered and deemed effective as set forth herein.

7.     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title, and assigns.

8.     Any provision of the Mortgage to the contrary notwithstanding, with regard to any property damage insurance required pursuant to the terms and provisions of the Lease, or with regard to condemnation proceeds paid with respect to the Leased Premises, Landlord and Lender agree that all insurance proceeds or condemnation proceeds paid or payable with respect to the Leased Premises and received by Lender shall be applied to and paid for reconstruction or repair of improvements, if either Landlord or Tenant elects or is obligated to restore or repair such improvements, as set forth in and subject to the terms and conditions of the Lease.

9.     This Agreement shall be governed by and construed in accordance with the laws of the state in which the Leased Premises are located.

10.     Neither the Mortgage nor any other security instrument executed in conjunction therewith shall cover or be construed as subjecting in any manner to the lien thereof any trade fixtures, signs, or other personal property at any time furnished or installed by or for Tenant or its subtenants or licensees on the Leased Premises regardless of the manner or mode of attachment thereof.

11.     Nothing contained in this Agreement shall be deemed to modify or amend the terms and provisions of the Lease.

12.     This Agreement may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the Parties hereto notwithstanding the fact that all Parties are not signatory to the same counterpart. The exchange and delivery of executed copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature and shall be binding for all purposes hereof. A Party’s receipt of a facsimile signature page or electronic copy of a signature page to this Agreement shall be treated as the Party’s receipt of an original signature page. This Agreement shall not be effective or enforceable as to Tenant until after it has been fully executed by all parties, and fully executed counterpart signature pages thereof have been received by Tenant.

(SIGNATURE PAGES FOLLOW)

(SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

LENDER:

,
WITNESSES:	a

By:
Print Name:	Print Name:
Title:

Print Name:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me on _________, 2017, by ______________________, as _________________________ of _______________________________, a _____________________, on behalf of the ____________________. Such person is □personally known to me or □has produced a valid driver’s license as identification.

NOTARY PUBLIC My Commission Expires:

(SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

TENANT:

WITNESSES:	BAMKO, LLC, a Delaware limited liability company

By:
Print Name:	Print Name:
Title:

Print Name:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me on the __ day of ___________, 2017, by _________________________, as __________________ of BAMKO, LLC, a Delaware limited liability company, on behalf of the company. Such person is □personally known to me or □has produced a valid driver’s license as identification.

NOTARY PUBLIC My Commission Expires:

(SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

LANDLORD:

,
WITNESSES:	a

By:
Print Name:	Print Name:
Title:

Print Name:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me on _________, 2017, by ______________________, as _________________________ of _______________________________, a _____________________, on behalf of the ____________________. Such person is □personally known to me or □has produced a valid driver’s license as identification.

NOTARY PUBLIC My Commission Expires:

APPENDIX B

LEASE

[Attached hereto]

EXHIBIT D

Allocation Methodology

Attached Hereto

Exhibit D

Allocation of Consideration

General principles to govern allocations:

1.     The Buyer and the Seller Entities will allocate the Purchase Price (and all other capitalized costs for applicable income tax purposes) (collectively, the “Tax Consideration”) for federal and applicable state income tax purposes among the Assets in accordance with this Exhibit D.

2.     Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement of which this Exhibit D is a part (the “Purchase Agreement”).

3.     The Tax Consideration will be allocated among the Purchased Assets in accordance with Section 1060 of the Code. The References to asset classes below are to those asset classes defined in Treasury Regulation Section 1.338-6.

Asset Class	Allocation Methodology

Class I Assets (cash and general deposit accounts (including savings and checking accounts) other than certificates of deposit held in banks, savings and loan associations, and other depository institutions).

N/A

Class II Assets (actively traded personal property within the meaning of Section 1092(d)(1) of the Code and Treas. Reg. §1.1092(d)-1 (determined without regard to Section 1092(d)(3) of the Code), certificates of deposit and foreign currency, including U.S. government securities and publicly traded stock).

N/A
Class III Assets (accounts receivable, mortgages, and credit card receivables from customers that arise in the ordinary course of business).	Tax Basis*

Class IV Assets (stock in trade of the taxpayer or other property of a kind which would properly be included in the inventory of taxpayer if on hand at the close of the taxable year, or property held by the taxpayer primarily for sale to customers in the ordinary course of its trade or business).

Book Value*
Class V Assets (all assets other than Class I, II, III, IV, VI, and VII assets). For the avoidance of doubt, this category includes leasehold interests, furniture, fixture and equipment.	Book Value*
Class VI Assets (all Section 197 intangibles, as defined in Section 197 of the Code, except goodwill and going concern value)	Tax Basis*
Class VII Assets (goodwill and going concern value (whether or not the goodwill or going concern value qualifies as a Section 197 intangible))	Residual

*

As used herein, “Book Value” of an asset means the greater of: (i) net book value of the asset on the Buyer’s balance sheet, as determined in accordance with GAAP, as of the Closing or (ii) Tax Basis of such asset, as determined by the Buyer.

**

As used herein, “Tax Basis” of an asset means the asset’s tax basis as determined based on the books and records (adjusted as necessary to arrive at tax basis) maintained by the Seller Entities on an accrual basis in the ordinary course of business, as of the Closing Date, immediately prior to consummation of the transactions described in the Purchase Agreement to which this Exhibit D is attached, as determined by Buyer.